                                                                   EXHIBIT 4.15

                        Financing and Security Agreement




                               Dated May 29, 1998





                                 By and Between


                       WALBRO CORPORATION and Subsidiaries


                                       and


             NationsBank, N. A., as Administrative Agent and Lender





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
FINANCING AND SECURITY AGREEMENT                                                                                  1


RECITALS                                                                                                          1


AGREEMENTS                                                                                                        1


ARTICLE I DEFINITIONS                                                                                             1

SECTION 1.1                CERTAIN DEFINED TERMS.                                                                 1
SECTION 1.2                ACCOUNTING TERMS AND OTHER DEFINITIONAL PROVISIONS.                                   28

ARTICLE II THE CREDIT FACILITIES                                                                                 29

SECTION 2.1                THE REVOLVING CREDIT FACILITY.                                                        29
         2.1.1    Revolving Credit Facility.                                                                     29
         2.1.2    Procedure for Making Advances Under the Revolving Loans; Lender Protection Loans.              31
         2.1.3    Borrowing Base.                                                                                32
         2.1.4    Borrowing Base Report.                                                                         33
         2.1.5    Revolving Credit Notes.                                                                        34
         2.1.6    Mandatory Prepayments of Revolving Loan.                                                       34
         2.1.7    Optional Prepayments of Revolving Loan.                                                        34
         2.1.8    The Collateral Accounts.                                                                       34
         2.1.9    Revolving Loan Account.                                                                        36
         2.1.10   Revolving Credit Unused Line Fee.                                                              36
         2.1.11   Early Termination Fee.                                                                         37
         2.1.12   Required Availability under the Revolving Credit Facility.                                     38
SECTION 2.2                THE LETTER OF CREDIT FACILITY.                                                        39
         2.2.1    Letters of Credit.                                                                             39
         2.2.2    Letter of Credit Fees.                                                                         39
         2.2.3    Terms of Letters of Credit; Post-Expiration Date Letters of Credit.                            40
         2.2.4    Procedures for Letters of Credit.                                                              41
         2.2.5    Payments of Letters of Credit.                                                                 41
         2.2.6    Change in Law; Increased Cost.                                                                 43
         2.2.7    General Letter of Credit Provisions.                                                           43
         2.2.8    Participations in the Letters of Credit.                                                       44
         2.2.9    Payments by the Lenders to the Appropriate Letter of Credit Issuer.                            45
SECTION 2.3                MULTI-CURRENCY PARTICIPATIONS.                                                        46
         2.3.1    Multi-Currency Participants.                                                                   46
         2.3.2    Representations of Multi-Currency Lender and Multi-Currency Letter of Credit Issuer.           47
         2.3.3    Standing of Multi-Currency Participant.                                                        48
         2.3.4    Reports of Multi-Currency Agent                                                                49
SECTION 2.4                THE CAPITAL EXPENDITURE LINE FACILITY.                                                49
         2.4.1    Capital Expenditure Line Facility.                                                             49
         2.4.2    Procedure for Making Advances Under the Capital Expenditure Line.                              49
         2.4.3    Capital Expenditure Line Notes.                                                                50
         2.4.4    Payments of Capital Expenditure Line.                                                          51
         2.4.5    Optional Prepayments of Capital Expenditure Line.                                              51
         2.4.6    Application of Capital Expenditure Line Partial Prepayments.                                   51
SECTION 2.5                INTEREST.                                                                             52
         2.5.1    Applicable Interest Rates.                                                                     52
         2.5.2    Selection of Interest Rates.                                                                   53
         2.5.3    Inability to Determine Eurodollar Base Rate.                                                   55
         2.5.4    Indemnity.                                                                                     55
         2.5.5    Payment of Interest.                                                                           56
SECTION 2.6                GENERAL FINANCING PROVISIONS.                                                         56
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
         2.6.1    Borrowers' Representatives.                                                                    56
         2.6.2    Computation of Interest and Fees.                                                              58
         2.6.3    Liens; Setoff.                                                                                 58
         2.6.4    Requirements of Law.                                                                           59
         2.6.5    Administrative Agency Fees.                                                                    59
         2.6.6    Origination Fee.                                                                               59
         2.6.7    Funds Transfer Services.                                                                       59
         2.6.8    Guaranty.                                                                                      61
SECTION 2.7                SETTLEMENT AMONG LENDERS.                                                             64
         2.7.1    Capital Expenditure Line.                                                                      64
         2.7.2    Revolving Loan.                                                                                64
         2.7.3    Settlement Procedures as to Revolving Loan.                                                    64
         2.7.4    Settlement of Other Obligations.                                                               67
         2.7.5    Presumption of Payment.                                                                        67
SECTION 2.8                ASSESSMENTS; WITHHOLDING.                                                             69
         2.8.1    Payment of Assessments.                                                                        69
         2.8.2    Indemnification.                                                                               69
         2.8.3    Receipts.                                                                                      70
         2.8.4    Foreign Bank Certifications.                                                                   70

ARTICLE III THE COLLATERAL                                                                                       72

SECTION 3.1                DEBT AND OBLIGATIONS SECURED.                                                         72
SECTION 3.2                GRANT OF LIENS.                                                                       72
SECTION 3.3                COLLATERAL DISCLOSURE LIST.                                                           73
SECTION 3.4                ADDITIONAL COLLATERAL.                                                                73
SECTION 3.5                RECORD SEARCHES.                                                                      73
SECTION 3.6                COSTS.                                                                                74
SECTION 3.7                RELEASE.                                                                              74
SECTION 3.8                INCONSISTENT PROVISIONS.                                                              74

ARTICLE IV REPRESENTATIONS AND WARRANTIES                                                                        75

SECTION 4.1                REPRESENTATIONS AND WARRANTIES.                                                       75
         4.1.1    Subsidiaries.                                                                                  75
         4.1.2    Good Standing.                                                                                 75
         4.1.3    Power and Authority.                                                                           75
         4.1.4    Binding Agreements.                                                                            75
         4.1.5    No Conflicts.                                                                                  76
         4.1.6    No Defaults, Violations.                                                                       76
         4.1.7    Compliance with Laws.                                                                          76
         4.1.8    Margin Stock.                                                                                  76
         4.1.9    Investment Company Act; Margin Securities.                                                     76
         4.1.10   Litigation.                                                                                    77
         4.1.11   Financial Condition.                                                                           77
         4.1.12   Full Disclosure.                                                                               77
         4.1.13   Indebtedness for Borrowed Money.                                                               77
         4.1.14   Subordinated Debt.                                                                             78
         4.1.15   Taxes.                                                                                         78
         4.1.16   ERISA.                                                                                         78
         4.1.17   Title to Properties.                                                                           79
         4.1.18   Patents, Trademarks, Etc.                                                                      79
         4.1.19   Employee Relations.                                                                            79
         4.1.20   Presence of Hazardous Materials or Hazardous Materials Contamination.                          80
         4.1.21   Perfection and Priority of Collateral.                                                         80
         4.1.22   Places of Business and Location of Collateral.                                                 80
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
         4.1.23   Business Names and Addresses.                                                                  80
         4.1.24   Capital Expenditure Line Equipment.                                                            80
         4.1.25   Inventory.                                                                                     81
         4.1.26   Accounts.                                                                                      81
         4.1.27   Assigned Local Currency Receivables.                                                           81
         4.1.28   Compliance with Eligibility Standards.                                                         81
         4.1.29   Year 2000 Compliance                                                                           82
SECTION 4.2                SURVIVAL; UPDATES OF REPRESENTATIONS AND WARRANTIES.                                  82

ARTICLE V CONDITIONS PRECEDENT                                                                                   83

SECTION 5.1                CONDITIONS TO THE INITIAL ADVANCE AND INITIAL LETTER OF CREDIT.                       83
         5.1.1    Organizational Documents - Domestic Borrowers.                                                 83
         5.1.2    Opinion of Domestic Borrowers' Counsel.                                                        84
         5.1.3    Opinion of Local Currency Borrowers' Counsel.                                                  84
         5.1.4    Consents, Licenses, Approvals, Etc.                                                            84
         5.1.5    Notes.                                                                                         84
         5.1.6    Financing Documents and Collateral.                                                            84
         5.1.7    Additional Financial Matters.                                                                  84
         5.1.8    Solvency Certificate.                                                                          84
         5.1.9    Other Financing Documents.                                                                     85
         5.1.10   Other Documents, Etc.                                                                          85
         5.1.11   Payment of Fees.                                                                               85
         5.1.12   Collateral Disclosure List.                                                                    85
         5.1.13   Recordings and Filings.                                                                        85
         5.1.14   Insurance Certificate.                                                                         85
         5.1.15   Landlord's Waivers.                                                                            85
         5.1.16   Bailee Acknowledgements.                                                                       86
         5.1.17   Field Examination.                                                                             86
         5.1.18   Stock Certificates and Stock Powers.                                                           86
         5.1.19   Collateral Account Acknowledgments.                                                            86
SECTION 5.2                CONDITIONS TO ADVANCES AND LETTERS OF CREDIT FOR LOCAL CURRENCY BORROWERS.            86
         5.2.1    Organizational Documents - Local Currency Borrowers.                                           86
         5.2.2    Opinion of Local Currency Borrowers' Counsel.                                                  87
         5.2.3    Consents, Licenses, Approvals, Etc.                                                            87
SECTION 5.3                CONDITIONS TO MULTI-CURRENCY LOANS AND MULTI-CURRENCY LETTERS OF CREDIT.              87
SECTION 5.4                CONDITIONS TO ALL EXTENSIONS OF CREDIT.                                               88
         5.4.1    Compliance.                                                                                    88
         5.4.2    Borrowing Base.                                                                                88
         5.4.3    Default.                                                                                       88
         5.4.4    Representations and Warranties.                                                                88
         5.4.5    Adverse Change.                                                                                88
         5.4.6    Legal Matters.                                                                                 89

ARTICLE VI COVENANTS OF THE BORROWERS                                                                            89

SECTION 6.1                AFFIRMATIVE COVENANTS.                                                                89
         6.1.1    Financial Statements.                                                                          89
         6.1.2    Reports to SEC and to Stockholders.                                                            91
         6.1.3    Rights of Inspection, Field Examination, Etc.                                                  91
         6.1.4    Corporate Existence.                                                                           92
         6.1.5    Compliance with Laws.                                                                          93
         6.1.6    Preservation of Properties.                                                                    93
         6.1.7    Line of Business.                                                                              93
         6.1.8    Insurance.                                                                                     93


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
         6.1.9    Taxes.                                                                                         94
         6.1.10   ERISA.                                                                                         94
         6.1.11   Notification of Events of Default and Adverse Developments.                                    94
         6.1.12   Hazardous Materials; Contamination.                                                            95
         6.1.13   Disclosure of Significant Transactions.                                                        96
         6.1.14   Financial Covenants.                                                                           96
         6.1.15   Collection of Receivables.                                                                     97
         6.1.16   Assignments of Receivables.                                                                    97
         6.1.17   Government Accounts.                                                                           98
         6.1.18   Notice of Returned Goods, etc.                                                                 98
         6.1.19   Inventory.                                                                                     98
         6.1.20   Insurance With Respect to Capital Expenditure Line Equipment and Inventory.                    99
         6.1.21   Maintenance of the Collateral.                                                                 99
         6.1.22   Assigned Local Currency Receivables                                                           100
         6.1.23   Capital Expenditure Line Equipment.                                                           100
         6.1.24   Defense of Title and Further Assurances.                                                      100
         6.1.25   Business Names; Locations.                                                                    101
         6.1.26   Subsequent Opinion of Counsel as to Recording Requirements.                                   101
         6.1.27   Use of Premises and Equipment.                                                                101
         6.1.28   Protection of Collateral.                                                                     102
SECTION 6.2                NEGATIVE COVENANTS.                                                                  102
         6.2.1    Mergers, Acquisition or Sale of Assets.                                                       102
         6.2.2    Subsidiaries.                                                                                 102
         6.2.3    Purchase or Redemption of Securities, Dividend Restrictions.                                  102
         6.2.4    Indebtedness for Borrowed Money.                                                              103
         6.2.5    Investments, Loans and Other Transactions.                                                    104
         6.2.6    Stock of Subsidiaries.                                                                        104
         6.2.7    Subordinated Indebtedness.                                                                    105
         6.2.8    Liens.                                                                                        105
         6.2.9    Transactions with Affiliates.                                                                 105
         6.2.10   Other Businesses.                                                                             106
         6.2.11   ERISA Compliance.                                                                             106
         6.2.12   Prohibition on Hazardous Materials.                                                           106
         6.2.13   Method of Accounting; Fiscal Year.                                                            106
         6.2.14   Compensation.                                                                                 106
         6.2.15   Transfer of Collateral.                                                                       107
         6.2.16   Sale and Leaseback.                                                                           107
         6.2.17   Disposition of Collateral.                                                                    107

ARTICLE VII DEFAULT AND RIGHTS AND REMEDIES                                                                     107

SECTION 7.1                EVENTS OF DEFAULT.                                                                   107
         7.1.1    Failure to Pay.                                                                               107
         7.1.2    Breach of Representations and Warranties.                                                     107
         7.1.3    Failure to Comply with Covenants.                                                             108
         7.1.4    Default Under Other Financing Documents or Obligations.                                       108
         7.1.5    Receiver; Bankruptcy.                                                                         108
         7.1.6    Involuntary Bankruptcy, etc.                                                                  108
         7.1.7    Judgment.                                                                                     109
         7.1.8    Execution; Attachment.                                                                        109
         7.1.9    Default Under Other Borrowings.                                                               109
         7.1.10   Challenge to Agreements.                                                                      109
         7.1.11   Material Adverse Change.                                                                      110
         7.1.12   Liquidation, Termination, Dissolution, Change in Control etc.                                 110
         7.1.13   Change in Control.                                                                            110
SECTION 7.2                REMEDIES.                                                                            110
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
         7.2.1    Acceleration.                                                                                 110
         7.2.2    Further Advances.                                                                             110
         7.2.3    Uniform Commercial Code.                                                                      111
         7.2.4    Specific Rights With Regard to Collateral.                                                    112
         7.2.5    Application of Proceeds.                                                                      113
         7.2.6    Performance by Administrative Agent.                                                          113
         7.2.7    Other Remedies.                                                                               114

ARTICLE VIII THE AGENT                                                                                          114

SECTION 8.1                APPOINTMENT.                                                                         114
SECTION 8.2                NATURE OF DUTIES.                                                                    114
         8.2.1    In General                                                                                    114
         8.2.2    Express Authorization                                                                         115
SECTION 8.3                RIGHTS, EXCULPATION, ETC.                                                            116
SECTION 8.4                RELIANCE.                                                                            117
SECTION 8.5                INDEMNIFICATION.                                                                     117
SECTION 8.6                NATIONSBANK INDIVIDUALLY.                                                            117
SECTION 8.7                SUCCESSOR ADMINISTRATIVE AGENT.                                                      118
         8.7.1    Resignation.                                                                                  118
         8.7.2    Appointment of Successor.                                                                     118
         8.7.3    Successor Agents.                                                                             118
SECTION 8.8                COLLATERAL MATTERS.                                                                  119
         8.8.1    Release of Collateral, Guaranties.                                                            119
         8.8.2    Confirmation of Authority, Execution of Releases.                                             120
         8.8.3    Absence of Duty.                                                                              120
SECTION 8.9                AGENCY FOR PERFECTION.                                                               121
SECTION 8.10               EXERCISE OF REMEDIES.                                                                121
SECTION 8.11               CONSENTS.                                                                            121
SECTION 8.12               DISSEMINATION OF INFORMATION.                                                        121
SECTION 8.13               DISCRETIONARY ADVANCES.                                                              122

ARTICLE IX MISCELLANEOUS                                                                                        122

SECTION 9.1                NOTICES.                                                                             122
SECTION 9.2                AMENDMENTS; WAIVERS.                                                                 123
         9.2.1    In General.                                                                                   123
         9.2.2    Circumstances Where Consent of all of the Lenders is Required.                                124
SECTION 9.3                CUMULATIVE REMEDIES.                                                                 125
SECTION 9.4                SEVERABILITY.                                                                        126
SECTION 9.5                ASSIGNMENTS BY LENDERS.                                                              126
SECTION 9.6                PARTICIPATIONS BY LENDERS.                                                           127
SECTION 9.7                DISCLOSURE OF INFORMATION BY LENDERS.                                                127
SECTION 9.8                SUCCESSORS AND ASSIGNS.                                                              127
SECTION 9.9                CONTINUING AGREEMENTS.                                                               127
SECTION 9.10               ENFORCEMENT COSTS.                                                                   128
SECTION 9.11               APPLICABLE LAW; JURISDICTION.                                                        128
         9.11.1   Applicable Law.                                                                               128
         9.11.2   Submission to Jurisdiction.                                                                   128
         9.11.3   Appointment of Administrative Agent for Service of Process.                                   129
         9.11.4   Service of Process.                                                                           129
SECTION 9.12               DUPLICATE ORIGINALS AND COUNTERPARTS.                                                129
SECTION 9.13               HEADINGS.                                                                            130
SECTION 9.14               NO AGENCY.                                                                           130
SECTION 9.15               DATE OF PAYMENT.                                                                     130
SECTION 9.16               ENTIRE AGREEMENT.                                                                    130
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
SECTION 9.17               WAIVER OF TRIAL BY JURY.                                                             130
SECTION 9.18               LIABILITY OF THE ADMINISTRATIVE AGENT AND THE LENDERS.                               131
SECTION 9.19               INDEMNIFICATION.                                                                     131
SECTION 9.20               CONFIDENTIALITY.                                                                     132

LIST OF SCHEDULES                                                                                               136

SCHEDULE 1.1-A             DOMESTIC BORROWERS                                                                   136
SCHEDULE 1.1-B             LOCAL CURRENCY  BORROWERS                                                            136





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                        FINANCING AND SECURITY AGREEMENT

         THIS FINANCING AND SECURITY AGREEMENT (this "Agreement") is made this 29th day of May, 1998, by and among WALBRO CORPORATION, a corporation organized under the laws of the State of Delaware (the "Parent"), and each corporation identified on Schedule 1.1-A attached to and made a part of this Agreement (each a "Domestic Borrower," collectively, the "Domestic Borrowers"), jointly and severally (each of Parent and each Domestic Borrower, a "Borrower"; Parent and the Domestic Borrowers collectively, the "Borrowers"); and NATIONSBANK, N. A., a national banking association ("NationsBank"), and each other Person which is a party to this Agreement whether by execution of this Agreement or otherwise as a lender (collectively, the "Lenders" and individually, a "Lender"); NATIONSBANK,
N. A., a national banking association, in its capacity as both collateral and administrative agent for each of the Lenders (the "Administrative Agent").

                                    RECITALS

                  A. The Borrowers have applied to the Lenders for credit facilities consisting of (i) a revolving credit facility in the maximum principal amount of $125,000,000 and (iii) a capital expenditure line facility in the maximum principal amount of $25,000,000, to be used by the Borrowers for the Permitted Uses described in this Agreement.

                  B. The Lenders severally are willing to make those credit facilities available jointly and severally to the Borrowers upon the terms and subject to the conditions set forth in this Agreement.

                                   AGREEMENTS

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

                                  ARTICLE I
                                 DEFINITIONS

         Section 1.1 Certain Defined Terms.

         As used in this Agreement, the terms defined in the Preamble and Recitals hereto shall have the respective meanings specified therein, and the following terms shall have the following meanings:

         "Account" individually and "Accounts" collectively mean all presently existing or hereafter acquired or created accounts, accounts receivable, contract rights, notes, drafts, instruments, acceptances, chattel paper, leases and writings evidencing a monetary obligation or a security interest in, or a lease of, goods, all rights to receive the payment of money or other consideration under present or future contracts (including, without limitation, all rights to receive payments under presently existing or hereafter acquired or created letters of credit), or by virtue of merchandise sold or leased, services rendered, loans and advances made or other considerations given, by or set forth in or arising out of any present or future chattel paper, note, draft, lease, acceptance, writing, bond, insurance policy, instrument, document or general intangible, and all extensions and renewals of any thereof, all rights under or arising out of present or future contracts, agreements or general interest in merchandise which gave rise to any or all of the foregoing, including all goods, all claims or causes of action now existing or hereafter arising in connection with or under any agreement or document or by operation of law or otherwise, all collateral security of any kind (including, without limitation, real property mortgages and deeds of trust) and letters of credit given by any Person with respect to any of the foregoing, all books and records in whatever media (paper, electronic or otherwise) recorded or stored, with respect to any or all of the foregoing and all equipment and general intangibles necessary or beneficial to retain, access and/or process the information contained in those books and records, and all proceeds (cash and non-cash) of the foregoing.

         "Account Debtor" means any Person who is obligated on a Receivable and "Account Debtors" mean all Persons who are obligated on the Receivables.

         "Additional Borrower" means each Person that has executed and delivered an Additional Borrower Joinder Supplement that has been accepted and approved by the Administrative Agent.

         "Additional Borrower Joinder Supplement" means an Additional Borrower Joinder Supplement in substantially the form attached hereto as Exhibit A, with the blanks appropriately completed and executed and delivered by the Additional Borrower and accepted by the Parent on behalf of the Borrowers.

         "Administrative Agency Fee" and "Administrative Agency Fees" have the meanings described in Section 2.6.5 (Administrative Agency Fees).

         "Affiliate" means, with respect to any designated Person, any other Person, (a) directly or indirectly controlling, directly or indirectly controlled by, or under direct or indirect common control with the Person designated, (b) directly or indirectly owning or holding five percent (5%) or more of any equity interest in such designated Person, or (c) five percent (5%) or more of whose stock or other equity interest is directly or indirectly owned or held by such designated Person. For purposes of this definition, the term "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or other equity interests or by contract or otherwise.

         "Administrative Agent" means the Person defined as the "Administrative Agent" in the preamble of this Agreement and shall also include any successor Administrative Agent appointed pursuant to Section 8.7.3 (Successor Agents).

         "Agent" means the reference to the Administrative Agent, the Syndication Agent, the Multi-Currency Agent, or any other Person designated from time to time as an "Agent" under this Agreement, as the case may be and each of their respective successors and assigns; and "Agent" means each of the Administrative Agent, the Syndication Agreement, the Multi-

Currency Agent and any other Person designated as an "Agent" under this Agreement and each of their respective successors and assigns.

         "Agents' Obligations" means the collective reference to any and all Obligations payable solely to and for the exclusive benefit of any one or more of the Agents by any or all of the Borrowers under the terms of this Agreement and/or any of the other Financing Documents, including, without limitation, Interest Rate Exposure, Foreign Exchange Exposure, the Origination Fee, any and all Letter of Credit Fronting Fees, and/or Administrative Agency Fees.

         "Agreement" means this Financing and Security Agreement, as amended, restated, supplemented or otherwise modified in writing in accordance with the provisions of Section 9.2 (Amendments; Waivers).

         "Applicable Interest Rate" means (a) the Eurodollar Rate, or (b) the Base Rate.

         "Applicable Margin" means the applicable rate per annum added, as set forth in Section 2.5.1 (Applicable Interest Rates), to the Eurodollar Base Rate or the Prime Rate.

         "Appropriate Letter of Credit Issuer" means, at any time, with respect to matters relating to US Letters of Credit, the US Letter of Credit Issuer and, with respect to matters relating to Multi-Currency Letters of Credit issued for the account of any Local Currency Borrower, the Multi-Currency Letter of Credit Issuer.

         "Appropriate Notice Office" shall mean with respect (i) to US Revolving Loans and US Letters of Credit and funding of participations in Multi-Currency Revolving Loans or Current Letter of Credit Obligations, the office of the Administrative Agent located at 100 South Charles Street, 4th Floor, Baltimore, Maryland 21201, Attention: David B. Thayer, or such other office or person as the Administrative Agent may designate to the Borrowers and the Lenders from time to time and (ii) Multi-Currency Revolving Loans and Multi-Currency Letters of Credit denominated in any Currency, the office of the Multi-Currency Agent as the Multi-Currency Agent may designate to the Local Currency Borrowers and the Lenders from time to time.

         "Appropriate Payment Office" shall mean with respect (i) to US Revolving Loans, US Letters of Credit and funding of participations in Multi-Currency Revolving Loans or Current Letter of Credit Obligations, the office of the Administrative Agent located at 100 South Charles Street, 4th Floor, Baltimore, Maryland 21201, Attention: David B. Thayer or such other office or person as the Administrative Agent may designate to the Borrowers and the Lenders from time to time, and (ii) Multi-Currency Revolving Loans and Multi-Currency Letters of Credit denominated in any Currency, the office of the Multi-Currency Agent as the Multi-Currency Agent may designate to the Local Currency Borrowers and the Lenders from time to time.

         "Approved Foreign Currency" means each of Irish Pounds, Pounds Sterling, French Francs, German Marks, Japanese Yen, Belgian Francs and such other currencies as shall be agreed among the relevant Local Currency Borrower, the Parent, the Multi-Currency Agent and the Agent from time to time and shall also mean, as applicable, the European Monetary Unit or such other European common currency unit equivalent thereof.

         "Assessments" has the meaning set forth in Section 2.8.1(a).

         "Assets" means at any date all assets that, in accordance with GAAP consistently applied, should be classified as assets on a consolidated balance sheet of the Borrowers and their respective Subsidiaries.

         "Assigned Local Currency Receivable" means each account of a Local Currency Borrower (a) which is the subject of an assignment which (i) is valid, binding and enforceable according to its terms, (ii) assigns to the Parent absolutely all right, title and interest in the Account free and clear of all claims of creditors, the Local Currency Borrower (including, without limitation, its successors, assigns, and others who at any time derive any interest from the Account Debtor) Governmental Authority and all other Persons whatsoever, and
(iii) entitles the Parent under all applicable Laws to collect and enforce the Account directly against the Account Debtor without any limitation whatsoever (including, without limitation, any requirement for notice or filing) which has not been accomplished, (b) which is subject to no Liens other than Liens arising under the Security Documents, (c) the assignment of which complies with all applicable Laws and does not constitute a breach of any agreement of the Local Currency Borrower, the Parent or any of the other Borrowers, and (d) which immediately upon assignment is subject to a Lien in favor of the Administrative Agent, for the benefit of the Lenders ratably and the Agents, which Lien is perfected as to the account by the filing of financing statements in the State of Michigan naming the Parent only as debtor and which Lien constitutes a first priority security interest and Lien.

         "Assignee" means any Person to which any Lender assigns all or any portion of its interests under this Agreement, any Commitment, and any Loan, in accordance with the provisions of Section 9.5 (Assignments by Lenders), together with any and all successors and assigns of such Person; "Assignees" means the collective reference to all Assignees.

         "Assignments of Patents" means the collective reference to each collateral assignment of patents, as the same may be amended, modified, restated, substituted, extended and renewed at any time and from time to time, from the Parent to the Administrative Agent for the benefit of the Lenders ratably and the Agents.

         "Assignments of Purchase Agreement" means the collective reference to each collateral assignment of Purchase Agreement, as the same may be amended, modified, restated, substituted, extended and renewed at any time and from time to time, identified on Schedule 1.1-C attached to and made and made a part of this Agreement.

         "Assignments of Trademarks" means the collective reference to each collateral assignment of trademarks, as the same may be amended, modified, restated, substituted, extended and renewed at any time and from time to time, from the Parent to the Administrative Agent for the benefit of the Lenders ratably and the Agents.

          "Bankruptcy Code" means the United States Bankruptcy Code, as amended from time to time, and any successor Laws.

         "Base Rate" means the sum of (a) the Applicable Margin plus (b) the Prime Rate.

         "Base Rate Loan" means any Loan for which interest is to be computed with reference to the Base Rate.

         "Borrower" means each Person defined as a "Borrower" in the preamble of this Agreement and each Additional Borrower; "Borrowers" means the collective reference to all Persons defined as "Borrowers" in the preamble to this Agreement and all Additional Borrowers.

         "Borrowing" means the incurrence of one Type of Loan by any Borrower from all of the Lenders on a pro rata basis on a given date (or resulting from conversions on a given date), having in the case of Eurodollar Loans the same Interest Period.

         "Borrowing Base" has the meaning described in Section 2.1.3 (Borrowing
Base).

         "Borrowing Base Deficiency" has the meaning described in Section 2.1.3 (Borrowing Base).

         "Borrowing Base Report" has the meaning described in Section 2.1.4 (Borrowing Base Report).

         "Business Day" shall mean (i) for all purposes other than as covered by clauses (ii) and (iii) below, any day excluding Saturday, Sunday and any day which shall be in Baltimore, Maryland or in the case of the Lenders other than NationsBank, in the jurisdictions identified in the addresses stated after their names on the signature pages of this Agreement, designated as a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close, (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in US dollar deposits in the London interbank Eurodollar market, and (iii) if the applicable Business Day relates to any Multi-Currency Loans or Multi-Currency Letters of Credit, any day on which banks are not required or authorized to close in the city of the jurisdiction of such Currency where the Appropriate Payment Office for such Currency is located.

         "Capital Expenditure" means an expenditure (whether payable in cash or other property or accrued as a liability) for assets which are required to be included in or reflected by, the property, plant and equipment or similar fixed asset accounts on the balance sheet prepared in accordance with GAAP.

         "Capital Expenditure Line" has the meaning described in Section 2.4.1 (Capital Expenditure Line Facility).

         "Capital Expenditure Line Commitment" means the agreement of a Lender relating to the making the Capital Expenditure Line and advances thereunder subject to and in accordance with the provisions of this Agreement; and "Capital Expenditure Line Commitments" means the collective reference to the Capital Expenditure Line Commitment of each of the Lenders.

         "Capital Expenditure Line Commitment Period" means the period of time from the Closing Date to the earlier of March 31, 2003 or the Capital Expenditure Line Termination Date.

         "Capital Expenditure Line Committed Amount" has the meaning described in Section 2.4.1 (Capital Expenditure Line Facility).

         "Capital Expenditure Line Equipment" means all equipment, machinery, furniture, and fixtures now or hereafter purchased or financed with the proceeds of the Capital Expenditure Line, whether or not the same shall be deemed to be affixed to real property, together with all accessions, additions, fittings, accessories, parts, special tools, improvements thereto and substitutions therefor and all parts and equipment which may be attached to or which are necessary or beneficial for the operation, use and/or disposition of such personal property, all licenses, warranties, franchises and general intangibles related thereto or necessary or beneficial for the operation, use and/or disposition of the same, together with all Accounts, chattel paper, instruments and other consideration received by any Borrower on account of the sale, lease or other disposition of all or any part of the foregoing, and together with all rights under or arising out of present or future documents and contracts relating to the foregoing and all proceeds (cash and non-cash) of the foregoing.

         "Capital Expenditure Line Expiration Date" means May 1, 2003.

         "Capital Expenditure Line Facility" means the facility established by the Lenders pursuant to Section 2.4.1 (Capital Expenditure Line Facility).

         "Capital Expenditure Line Note" and "Capital Expenditure Line Notes" have the meaning described in Section 2.4.3 (Capital Expenditure Line Notes).

         "Capital Expenditure Line Notice" has the meaning described in Section 2.4.2.

         "Capital Expenditure Line Optional Prepayment" and "Capital Expenditure Line Optional Prepayments" have the meanings described in Section 2.4.5 (Capital Expenditure Line Optional Prepayment).

         "Capital Expenditure Line Pro Rata Share" has the meaning described in
Section 2.4.1 (Capital Expenditure Line Facility).

         "Capital Expenditure Line Payment Schedule" has the meaning described in Section 2.4.4 (Payments of Capital Expenditure Line).

         "Capital Expenditure Line Termination Date" means the earlier of (a) the Capital Expenditure Line Expiration Date, or (b) the Revolving Credit Termination Date.

         "Capital Lease" means with respect to any Person any lease of real or personal property, for which the related Lease Obligations have been or should be, in accordance with GAAP consistently applied, capitalized on the balance sheet of that Person.

         "Cash Equivalents" means (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit with maturities of one (1) year or less from the date of acquisition of, or money market accounts maintained with, the Administrative Agent, any

Affiliate of the Administrative Agent, or any other domestic commercial bank having capital and surplus in excess of One Hundred Million Dollars ($100,000,000.00) or such other domestic financial institutions or domestic brokerage houses to the extent disclosed to, and approved by, the Administrative Agent and (c) commercial paper of a domestic issuer rated at least either A-1 by Standard & Poor's Corporation (or its successor) or P-1 by Moody's Investors Service, Inc. (or its successor) with maturities of six (6) months or less from the date of acquisition.

         "Closing Date" means the Business Day, in any event not later than May 29, 1998, on which the Administrative Agent shall be satisfied that the conditions precedent set forth in Section 5.1 (Conditions to Initial Advance) have been fulfilled or otherwise waived by the Administrative Agent.

         "Collateral" means all property of each and every Borrower subject from time to time to the Liens of this Agreement, any of the Security Documents and/or any of the other Financing Documents, together with any and all cash and non-cash proceeds and products thereof.

          "Collateral Account" has the meaning described in Section 2.1.8 (The Collateral Account).

         "Collateral Disclosure List" has the meaning described in Section 3.3 (Collateral Disclosure List).

         "Collection" means each check, draft, cash, money, instrument, item, and other remittance in payment or on account of payment of the Accounts or otherwise with respect to any Collateral, including, without limitation, cash proceeds of any returned, rejected or repossessed goods, the sale or lease of which gave rise to an Account, and other proceeds of Collateral; and "Collections" means the collective reference to all of the foregoing.

         "Commitment" means with respect to each Lender, such Lender's Revolving Credit Commitment, the Letter of Credit Commitment, and Capital Expenditure Line Commitment as the case may be, and "Commitments" means the collective reference to the Revolving Credit Commitments and Capital Expenditure Line Commitments of all of the Lenders.

         "Committed Amount" means with respect to each Lender, such Lender's Revolving Loan Committed Amount or Capital Expenditure Line Committed Amount, as the case may be, and "Committed Amounts" means collectively the Revolving Loan Committed Amount and Capital Expenditure Line Committed Amount of each of the Lenders.

         "Compliance Certificate" means a periodic Compliance Certificate described in Section 6.1.1 (Financial Statements).

         "Commonly Controlled Entity" means an entity, whether or not incorporated, which is under common control with any Borrower within the meaning of Section 414(b) or (c) of the Internal Revenue Code.

         "Consolidated Net Income" shall mean, for any period, net income or loss (income after tax payments) determined on a consolidated basis for Borrowers and their Subsidiaries in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net Income:

                        (i) any net income of any person if such person is not a Subsidiary, except that equity in the net income of such person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such person as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Subsidiary, to the limitation contained in clause (iii) below);

                        (ii) any net income of any person acquired in a pooling of interest transaction for any period prior to the date of such acquisition;

                        (iii) any net income of any Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Subsidiary, directly or indirectly, to the Parent, except that equity in the net income of any such Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Subsidiary during such period as a dividend or other distribution;

                        (iv) any gain or loss realized upon the sale or other disposition of any property, plant or equipment (including pursuant to any sale-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any capital stock of any person; gains or losses arising solely from currency fluctuations; or

                        (v) other extraordinary items including, without limitation, one-time charges for the fourth quarter of fiscal year 1997.

         "Credit Facility" means with respect to each Lender, such Lender's Pro Rata Share of the Revolving Credit Facility, the Letter of Credit Facility or the Capital Expenditure Line Facility, as the case may be, and "Credit Facilities" means collectively with respect to each Lender, such Lender's Pro Rata Share of the Revolving Credit Facility, the Letter of Credit Facility and the Capital Expenditure Line Facility and any and all other credit facilities now or hereafter extended under or secured by this Agreement.

         "Currency" means US Dollars or any Approved Foreign Currency.

         "Default" means an event which, with the giving of notice or lapse of time, or both, could or would constitute an Event of Default under the provisions of this Agreement.

         "Dollar Equivalent" means, with respect to any amount denominated in a currency other than Dollars on the date of determination thereof, the Foreign Currency Equivalent of such amount in US Dollars.

         "Dollars" and "$" mean the lawful money of the United States of America.

         "Domestic Borrower" means each of the Parent and each Domestic Borrower, as the case may be and each of their respective successors and assigns, and "Domestic Borrowers" means the Parent and each of the Domestic Borrowers and each of their respective successors and assigns.

         "Early Termination Fee" has the meaning described in Section 2.1.11 (Early Termination Fee).

         "EBITDA" means as to each Borrower and its Subsidiaries for any period of determination thereof, the sum of (a) Consolidated Net Income determined in accordance with GAAP consistently applied, plus (b) interest expense, regularly scheduled preferred dividends paid with respect to the Parent's $69,000,000 aggregate principal amount 8% Convertible Subordinated Debentures due 2017, and income tax provisions for such period, plus (c) depreciation, amortization and other non-cash charges and credits (including, without limitation, amortization of goodwill, deferred financing fees and other intangibles) for such period, but only to the extent the items described in items (b) and (c) were deducted in the determination of Consolidated Net Income for such period.

         "Eligible Inventory" means the collective reference to all Inventory of each Domestic Borrower held for sale in the ordinary course of business, valued (in Dollars or Dollar Equivalent) at the lowest of the net purchase cost or net manufacturing cost, the lowest bulk market price, such Domestic Borrower's lowest bulk selling price, minus estimated expenses for completion and disposal, and minus an allowance for normal profit margin for bulk sales, any ceiling prices which may be established by any Law of any Governmental Authority or prevailing market value, excluding, however, any Inventory which consists of:

                        (a) any Inventory located outside of a jurisdiction in which the Administrative Agent has properly and unavoidably perfected the Liens of the Administrative Agent and the Lenders under this Agreement by filing in that jurisdiction, free and clear of all other Liens, except to the extent provided in subsection (d)(ii) below;

                        (b) any Inventory not in the actual possession of a Domestic Borrower, except to the extent provided in subsection (d) below;

                        (c) any Inventory in the possession of a bailee, warehouseman, consignee or similar third party, except to the extent that such bailee, warehouseman, consignee or similar third party has entered into an agreement with the Administrative Agent in which such bailee, warehouseman, consignee or similar third party consents and agrees to the Administrative Agent's and Lenders' Lien on such Inventory and to such other terms and conditions as may be required by the Administrative Agent;

                        (d) (i) except as set forth on Schedule 1.1-D and (ii) except for Inventory in transit subject to a commercial Letter of Credit issued by NationsBank for which documents of title required as a condition of draw under the Letter of Credit have been delivered to NationsBank, to include inventory subject to commercial letters of credit issued by NationsBank requiring delivery of documents of title as a condition of draw, any Inventory located on premises leased or rented to a Domestic Borrower or otherwise not owned by a Domestic Borrower, unless the Administrative Agent has received a waiver and consent from the lessor, landlord and/or owner, in form and substance satisfactory to the Administrative Agent and from any mortgagee of such lessor, landlord or owner to the extent required by the Administrative Agent;

                        (e) any Inventory the sale or other disposition of which has given rise to an Account or other receivable;

                        (f) any Inventory which fails to meet all standards and requirements imposed by any Governmental Authority over such Inventory or its production, storage, use or sale;

                        (g) work-in-process, supplies, displays, packaging and promotional materials;

                        (h) any Inventory as to which the Administrative Agent determines in the reasonable exercise of its discretion at any time and in good faith is not in good condition or is defective, unmerchantable, post-seasonal, slow moving or obsolete; and

                        (i) any Inventory which the Administrative Agent in the reasonable exercise of its discretion has deemed to be ineligible because the Administrative Agent otherwise considers the collateral value to the Administrative Agent and the Lenders to be impaired or its or their ability to realize such value to be insecure.

In the event of any dispute under the foregoing criteria as to whether Inventory is, or has ceased to be, Eligible Inventory, the decision of the Administrative Agent in the reasonable exercise of its discretion shall control.

         "Eligible Receivable" and "Eligible Receivables" mean, at any time of determination thereof, the unpaid portion (valued in Dollars) of each account (which may include Assigned Local Currency Receivables) (net of any returns, discounts, claims, credits, charges, accrued rebates or other allowances, offsets, deductions, counterclaims, disputes or other defenses and reduced by the aggregate amount of all reserves (including, without limitation, reserves to cover value added taxes or sales taxes), limits and deductions provided for by the Administrative Agent in the reasonable exercise of its discretion ) receivable by the Borrower (other than a Local Currency Borrower) in United States Dollars or, in the case of a Local Currency Borrower, receivable as part of the Assigned Local Currency Receivables by the Parent in United States

Dollars or in the Approved Foreign Currency of the applicable Local Currency Borrower, provided each account conforms and continues to conform to the following criteria to the satisfaction of the Administrative Agent:

                        (a) the account arose in the ordinary course of a Borrower's business from a bona fide outright sale of Inventory by such Borrower or from services performed by such Borrower (including, without limitation, accounts arising from a written agreement with a customer of the Borrower to provide tools and/or dies for the customer);

                        (b) the account is a valid, legally enforceable obligation of the Account Debtor and requires no further act on the part of any Person under any circumstances to make the account payable by the Account Debtor;

                        (c) the account is based upon an enforceable order or contract, written or oral, for Inventory shipped or for services performed, and the same were shipped or performed substantially in accordance with such order or contract;

                        (d) if the account arises from the sale of Inventory, the Inventory the sale of which gave rise to the account has been shipped or delivered to the Account Debtor on an absolute sale basis and not on a bill and hold sale basis, a consignment sale basis, a guaranteed sale basis, a sale or return basis, or on the basis of any other similar understanding;

                        (e) if the account arises from the performance of services, such services have been fully rendered and do not relate to any warranty claim or obligation;

                        (f) the account is evidenced by an invoice or other documentation in form reasonably acceptable to the Administrative Agent, dated no later than the date of shipment or performance and containing only terms normally offered by the respective Borrower to the Account Debtor in question;

                        (g) the amount shown on the books of a Borrower and on any invoice, certificate, schedule or statement delivered to the Administrative Agent is owing to such Borrower and no partial payment has been received unless reflected with that delivery;

                        (h) the account is not outstanding more than ninety (90) days from the date of the invoice therefor;

                        (i) the account is not owing by any Account Debtor for which the Administrative Agent has deemed fifty percent (50%) or more of such Account Debtor's other accounts (or any portion thereof) due to a Borrower, individually, or all of the Borrowers collectively, to be non-Eligible Receivables;

                        (j) the account is not owing by an Account Debtor or a group of affiliated Account Debtors to any Borrower whose then existing accounts owing to that Borrower individually exceed in aggregate face amount fifteen percent (15%) of that Borrower's total Eligible Receivables and is not owing by an Account Debtor or a group of affiliated Account Debtors whose then existing accounts to any and all of the Borrowers collectively exceed in aggregate face amount fifteen percent (15%) of the total Eligible Receivables of all Borrowers;

                        (k) the Account Debtor has not returned, rejected or refused to retain, or otherwise notified a Borrower of any dispute concerning, or claimed nonconformity of, any of the Inventory or services from the sale or furnishing of which the account arose;

                        (l) the account is not subject to any present or contingent (and the applicable Borrower has no notice of any facts which exist which are the basis for any future) offset, claim, deduction or counterclaim, dispute or defense in law or equity on the part of such Account Debtor, or any claim for credits, allowances, or adjustments by the Account Debtor because of returned, inferior, or damaged Inventory or unsatisfactory services, or for any other reason including, without limitation, those arising on account of a breach of any express or implied representation or warranty;

                        (m) except with respect to such joint venture net receivables as the Administrative Agent may approve from time to time, the Account Debtor is not a Subsidiary or Affiliate of any Borrower or an employee, officer, director or shareholder of any Borrower or any Subsidiary or Affiliate of any Borrower;

                        (n) the Account Debtor with respect to such account is not insolvent or the subject of any bankruptcy or insolvency proceedings of any kind or of any other proceeding or action, threatened or pending;

                        (o) the Account Debtor is not a Governmental Authority, unless all rights of each Borrower with respect to such account have been assigned to the Administrative Agent for the benefit of the Lenders ratably and the Administrative Agent on terms acceptable to the Administrative Agent pursuant to the Assignment of Claims Act of 1940, as amended;

                        (p) no Borrower is indebted in any manner to the Account Debtor (as creditor, lessor, supplier or otherwise), with the exception of customary credits, adjustments and/or discounts given to an Account Debtor by a Borrower in the ordinary course of its business;

                        (q) the account does not arise from services under or related to any warranty obligation of a Borrower or out of service charges, finance charges or other fees for the time value of money;

                        (r) the account is not evidenced by chattel paper or an instrument of any kind and is not secured by any letter of credit, unless the same is in the possession of the Administrative Agent as part of the Collateral;

                        (s) the title of the respective Borrower to the account is absolute and is not subject to any prior assignment, claim, Lien, or security interest, except Permitted Liens and except in the case of Assigned Local Currency Receivables, title thereto is in the Parent;

                        (t) no bond or other undertaking by a guarantor or surety has been or is required to be obtained, supporting the performance of any Borrower or any other obligor in respect of any of such Borrower's agreements with the Account Debtor unless the same is part of the Collateral;

                        (u) no bond or other undertaking by a guarantor or surety has been or is required to be obtained, supporting the account and any of the Account Debtor's obligations in respect of the account;

                        (v) the Borrower (or, in the case of Assigned Local Currency Receivables, the Parent only) has the full and unqualified right and power to assign and grant a security interest in, and Lien on, the account to the Administrative Agent and the Lenders as security and collateral for the payment of the Obligations and the Agents' Obligations;

                        (w) the account does not arise out of a contract with, or order from, an Account Debtor that, by its terms or by applicable Laws, forbids, makes void or unenforceable, limits, or affects the first Lien priority of the assignment or grant of a security interest by the Borrower (or, in the case of Assigned Local Currency Receivables, the Parent only) to the Administrative Agent, for the benefit of the Lenders ratably and the Administrative Agent, of the account arising from such contract or order;

                        (x) the account is subject to a Lien in favor of the Administrative Agent, for the benefit of the Lenders ratably and the Administrative Agent, which Lien is perfected as to the account by the filing of financing statements and which Lien upon such filing constitutes a first priority security interest and Lien;

                        (y) the Inventory giving rise to the account was not, at the time of the sale thereof, subject to any Lien, except those in favor of the Administrative Agent, for the benefit of the Lenders ratably and the Administrative Agent, and except, with respect to Assigned Local Currency Receivables, those Liens which attach to inventory of the Local Currency Borrower as a matter of applicable Laws in the jurisdiction of such Local Currency Borrower, but which do not attach to the Assigned Local Currency Receivables or any of the other Collateral;

                        (z) except for those representing customer tooling, no part of the account represents a progress billing or a retainage;

                        (aa) the Administrative Agent in the reasonable exercise of its discretion has not deemed the account ineligible because of uncertainty as to the creditworthiness of the Account Debtor or because the Administrative Agent otherwise considers the collateral value of such account to the Administrative Agent and the Lenders to be impaired or its or their ability to realize such value to be insecure.


For purposes of calculating the Dollar Equivalent of Eligible Receivables included in the Borrowing Base and not denominated in US Dollars, the Dollar Equivalent shall decrease by such percentage (not to exceed two percent (2%)) as the Administrative Agent in its reasonable discretion may determine. In the event of any dispute, under the foregoing criteria, as to whether an account is, or has ceased to be, an Eligible Receivable, the decision of the Administrative Agent in the good faith exercise of its discretion shall control.


         "Enforcement Costs" means all expenses, charges, costs and fees whatsoever (including, without limitation, reasonable outside and, without duplication, allocated in-house counsel attorney's fees and expenses) of any nature whatsoever paid or incurred by or on behalf of the Administrative Agent and/or any of the Lenders in connection with (a) any or all of the Obligations, this Agreement and/or any of the other Financing Documents, (b) the creation, perfection, collection, maintenance, preservation, defense, protection, realization upon, disposition, sale or enforcement of all or any part of the Collateral, this Agreement or any of the other Financing Documents, including, without limitation, those costs and expenses more specifically enumerated in
Section 3.6 (Costs) and/or Section 9.10 (Enforcement Costs), and (c) the monitoring, administration, processing and/or servicing of any or all of the Obligations, the Financing Documents, and/or the Collateral.


         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.


         "Eurodollar Base Rate" means for any Interest Period with respect to any Eurodollar Loan, the per annum interest rate rounded upward, if necessary, to the nearest 1/100 of 1%, appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at or about 11:00 a.m. (London time) on the date that is two (2) Eurodollar Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two (2) Eurodollar Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

         "Eurodollar Business Day" means any Business Day on meeting the requirements of clause (ii) of the definition of "Business Day."


         "Eurodollar Loan" means any Loan for which interest is to be computed with reference to the Eurodollar Rate.


         "Eurodollar Rate" means for any Interest Period with respect to any Eurodollar Loan, (a) the Applicable Margin, plus (b) the per annum rate of interest calculated pursuant to the following formula:

                               Eurodollar Base Rate
                            -------------------------
                            1.00 - Reserve Percentage

         "Event of Default" has the meaning described in ARTICLE VII (Default and Rights and Remedies).


         "Facilities" means the collective reference to the loan, letter of credit, interest rate protection, foreign exchange risk, cash management, and other credit facilities now or hereafter provided to any one or more of the Borrowers by the Administrative Agent or the Lenders under this Agreement or otherwise by NationsBank.


         "Federal Funds Rate" means for any day of determination, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day) by the Federal Reserve Bank for the next preceding Business Day) by the Federal Reserve Bank of Richmond or, if such rate is not so published for any day that is a Business Day, the average of quotations for such day on such transactions received by the Administrative Agent from three (3) Federal funds brokers of recognized standing selected by the Administrative Agent.


         "Fees" means the collective reference to each fee payable to the Administrative Agent, for its own account or for the ratable benefit of the Lenders, under the terms of this Agreement or under the terms of any of the other Financing Documents, including, without limitation, the Revolving Credit Unused Line Fees, the Letter of Credit Fees, the Early Termination Fee, the Origination Fee, and the Administrative Agency Fees.


         "Financing Documents" means at any time collectively this Agreement, the Notes, the Security Documents, the Letter of Credit Documents, Foreign Exchange Protection Agreement, Interest Rate Protection Agreements, and any other instrument, agreement or document previously, simultaneously or hereafter executed and delivered by any Borrower and/or any other Person, singly or jointly with another Person or Persons, evidencing, securing, guarantying or in connection with this Agreement, any Note, any of the Security Documents, any of the Facilities, and/or any of the Obligations.


         "Fixed Charges" means as to the Borrowers and their Subsidiaries for any period of determination, the scheduled or required payments for principal and interest (excluding, if otherwise included, the Administrative Agent's annual $100,000 administrative fee) on all Indebtedness For Borrowed Money of the Borrowers and their Subsidiaries, plus unfinanced

Capital Expenditures of the Borrowers and their Subsidiaries, plus cash dividends paid, plus cash income taxes paid, by the Borrowers and their Subsidiaries. For the purposes of this definition "unfinanced Capital Expenditures" shall be calculated by deducting from Capital Expenditures an amount equal to the sum of (i) gross financed Capital Expenditures plus (ii) the cash proceeds or purchase price credit received by the Borrowers and their Subsidiaries from the sale or sale-leaseback of fixed or capital assets during the period tested.


         "Fixed or Capital Assets" of a Person at any date means all assets which would, in accordance with GAAP consistently applied, be classified on the balance sheet of such Person as property, plant or equipment or similar fixed asset accounts at such date.


         "Foreign Currency Equivalent" means, on any date of determination, the equivalent in any Approved Foreign Currency of an amount in US dollars, or in US dollars of an amount in any Approved Foreign Currency, determined at the rate of exchange quoted by the Multi-Currency Agent in New York City, at 9:00 A.M. (New York City time) on such date of determination, to prime banks in New York City for the spot purchase in the New York foreign exchange market of such amount of US dollars with such Approved Foreign Currency or such amount of such Approved Foreign Currency with US Dollars.


         "Foreign Exchange Protection Agreement" means any foreign exchange, currency spot, foreign exchange forward contracts and other similar agreements and arrangements between any Borrower and a Person acceptable to the Administrative Agent in its reasonable credit judgement, providing for the transfer or mitigation of foreign exchange currency risks either generally or under specific contingencies.


         "Foreign Exchange Exposure" means at any time and from time to time of determination, the amount of the obligations and liabilities of any or all of the Borrowers with respect to each Foreign Exchange Protection Agreement with a Person who is the Administrative Agent, a Lender or an Affiliate of the Administrative Agent or any Lender arising as a result of a determination of the amount of Dollars required at such time to purchase such amount of the foreign currency covered by such Foreign Exchange Protection Agreement at the Spot Rate.


         "Funded Debt to EBITDA Ratio" means the ratio, determined for the Borrowers on a consolidated basis, of (a) Funded Indebtedness which is secured and which is not subordinated to all other Indebtedness for Borrowed Money of the Borrowers to (b) EBITDA.


         "Funded Indebtedness" shall mean all (a) Indebtedness for Borrowed Money under the Credit Facilities, and (b) all other Indebtedness for Borrowed Money.


         "GAAP" means generally accepted accounting principles in the United States of America in effect from time to time.


         "General Intangibles" means all general intangibles of every nature, whether presently existing or hereafter acquired or created, and without implying any limitation of the foregoing, further means all books and records, claims (including without limitation all claims for income tax and other refunds), chooses in action, claims, causes of action in tort or equity, contract rights, judgments, customer lists, patents, trademarks, licensing agreements, rights in intellectual property, goodwill (including goodwill of any Borrower's business symbolized by and associated with any and all trademarks, trademark licenses, copyrights and/or service marks), royalty payments, licenses, rights as lessee under any lease of real or personal property, literary rights, copyrights, service names, service marks, logos, trade secrets, amounts received as an award in or settlement of a suit in damages, deposit accounts, interests in joint ventures, general or limited partnerships, or limited liability companies or partnerships, rights in applications for any of the foregoing, books and records in whatever media (paper, electronic or otherwise) recorded or stored, with respect to any or all of the foregoing and all equipment and general intangibles necessary or beneficial to retain, access and/or process the information contained in those books and records, and all proceeds (cash and non-cash) of the foregoing.


         "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any department, agency or instrumentality thereof.


         "Hazardous Materials" means (a) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, and regulations promulgated thereunder; (b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder; (c) any substance the presence of which on any property now or hereafter owned, acquired or operated by any of the Borrowers is prohibited by any Law similar to those set forth in this definition; and (d) any other substance which by Law requires special handling in its collection, storage, treatment or disposal.


         "Hazardous Materials Contamination" means the contamination (whether presently existing or occurring after the date of this Agreement) by Hazardous Materials of any property owned, operated or controlled by any of the Borrowers or for which any of the Borrowers has responsibility, including, without limitation, improvements, facilities, soil, ground water, air or other elements on, or of, any property now or hereafter owned, acquired or operated by any of the Borrowers, and any other contamination by Hazardous Materials for which any of the Borrowers is, or is claimed to be, responsible.


         "Indebtedness for Borrowed Money" of a Person means at any date, without duplication, (i) liabilities for borrowed money and redemption obligations in respect of mandatorily redeemable preferred stock, (ii) liabilities for the deferred purchase price of acquired property (excluding accounts payable arising in the ordinary course of business but including all liabilities created through any conditional sale or title retention agreement with respect to acquired property), (iii) rentals capitalized in accordance with GAAP under any Capital Lease, (iv) liabilities for borrowed money secured by a Lien or any other charge on assets, (v) all liabilities in respect of unreimbursed draws under letters of credit, bankers acceptances or similar instruments, (vi) net payment obligations with respect to interest rate swaps, currency swaps and similar obligations which require payments, whether periodically or upon the happening of a contingency, (viii) all indebtedness or other obligations of others with respect to which such Person has become liable through a guarantee or an obligation of indemnification to the extent that the indebtedness or obligations guaranteed are obligations that would constitute

Indebtedness for Borrowed Money, and (ix) liabilities, whether or not in any such case the same was for money borrowed, (x) represented by notes payable, and drafts accepted, that represent extensions of credit, (y) constituting obligations evidenced by bonds, debentures, notes or similar instruments, or (z) upon which interest charges are customarily paid or that was issued or assumed as full or partial payment for property (other than trade credit that is incurred in the ordinary course of business).


         "Indemnified Parties" has the meaning set forth in Section 9.19.


         "Insolvency Proceeding" means any receivership, conservatorship, general meeting of creditors, insolvency or bankruptcy proceeding, assignment for the benefit of creditors, or any proceeding or action by or against any Borrower for any relief under any bankruptcy or insolvency law or other Laws relating to the relief of debtors, readjustment of indebtedness, reorganizations, dissolution, liquidation, compositions or extensions, or the appointment of any receiver, intervenor or conservator of, or trustee, or similar officer for, any Borrower or any substantial part of its properties or assets, including, without limitation, proceedings under the Bankruptcy Code, or under other Laws of the United States or any other Governmental Authority, all whether now or hereafter in effect.


         "Instrument" means a negotiable instrument (as defined under Article 3 of the Uniform Commercial Code), a "certificated security" (as defined under
Article 8 of the Uniform Commercial Code), or any other writing which evidences a right to payment of money and is not itself a security agreement or lease and is of a type which is in the ordinary course of business transferred by delivery with any necessary endorsement.


         "Intercompany Allocation" has the meaning described in Section 6.1.1(d) (Monthly Statements and Certificates).


         "Interest Payment Date" means with respect to the Revolving Loan the first day of each calendar month commencing on July 1, 1998 and continuing thereafter until the Obligations have been irrevocably paid in full.


         "Interest Period" means as to any Eurodollar Loan, the period commencing on and including the date such Eurodollar Loan is made (or on the effective date of the Borrowers' election to convert any Base Rate Loan to a Eurodollar Loan in accordance with the provisions of this Agreement) and ending on and including the day which is one month, two months, three months or six months thereafter, as selected by the Borrowers in accordance with the provisions of this Agreement, and thereafter, each period commencing on the last day of the then preceding Interest Period for such Eurodollar Loan and ending on and including the day which is one month, two months, three months or six months thereafter, as selected by the Borrowers in accordance with the provisions of this Agreement; provided, however that:

                        (a) the first day of any Interest Period shall be a Eurodollar Business Day;

                        (b) if any Interest Period would end on a day that shall not be a Eurodollar Business Day, such Interest Period shall be extended to the next succeeding

         Eurodollar Business Day unless such next succeeding Eurodollar Business Day would fall in the next calendar month, in which case, such Interest Period shall end on the next preceding Eurodollar Business Day; and

                        (c) no Interest Period shall extend beyond the Revolving Credit Expiration Date or the scheduled maturity date of the Capital Expenditure Line, as appropriate.


         "Interest Rate Election Notice" has the meaning described in Section 2.5.2(e).


         "Interest Rate Protection Agreement" means any interest rate or currency swap agreements, hedging, cap, floor, and collar agreements, currency spot and forward contracts and other similar agreements and arrangements with the Administrative Agent or any Affiliate of the Administrative Agent.


         "Interest Rate Exposure" means at any time and from time to time of determination, the amount, determined on a mark-to-market basis, of the obligations and liabilities of any or all of the Borrowers with respect to each Interest Rate Protection Agreement.


         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the Income Tax Regulations issued and proposed to be issued thereunder.


         "Inventory" means all inventory of each Borrower and all right, title and interest of each Borrower in and to all of its now owned and hereafter acquired goods, merchandise and other personal property furnished under any contract of service or intended for sale or lease, including, without limitation, all raw materials, work-in-process, finished goods and materials and supplies of any kind, nature or description which are used or consumed in any Borrower's business or are or might be used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise and other licenses, warranties, franchises, general intangibles, personal property and all documents of title or documents relating to the same and all proceeds (cash and non-cash) of the foregoing.


         "Item of Payment" means each check, draft, cash, money, instrument, item, and other remittance in payment or on account of payment of the Receivables or otherwise with respect to any Collateral, including, without limitation, cash proceeds of any returned, rejected or repossessed goods, the sale or lease of which gave rise to a Receivable, and other proceeds of Collateral; and "Items of Payment" means the collective reference to all of the foregoing.


         "Laws" means all ordinances, statutes, rules, regulations, orders, injunctions, writs, or decrees of any Governmental Authority.


         "Lease Obligations" of a Person means for any period the rental commitments of such Person for such period under leases for real and/or personal property (net of rent from subleases thereof, but including taxes, insurance, maintenance and similar expenses which such Person, as the lessee, is obligated to pay under the terms of said leases, except to the extent that such taxes, insurance, maintenance and similar expenses are payable by sublessees), including rental commitments under Capital Leases.

         "Letter of Credit" and "Letters of Credit" shall have the meanings described in Section 2.2.1 (Letters of Credit).


         "Letter of Credit Agreement" means the collective reference to each letter of credit application and agreement substantially in the form of the Appropriate Letter of Credit Issuer's then standard form of application for letter of credit or such other form as may be approved by the Administrative Agent and the Appropriate Letter of Credit Issuer, executed and delivered by any one or more of the Borrowers in connection with the issuance of a Letter of Credit, as the same may from time to time be amended, restated, supplemented or modified; and "Letter of Credit Agreements" means all of the foregoing in effect at any time and from time to time.


         "Letter of Credit Documents" means any and all drafts under or purporting to be under a Letter of Credit, any Letter of Credit Agreement, and any other instrument, document or agreement executed and/or delivered by any one or more of the Borrowers or any other Person under, pursuant to or in connection with a Letter of Credit or any Letter of Credit Agreement.


         "Letter of Credit Facility" means the facility established pursuant to
Section 2.2 (Letter of Credit Facility).


         "Letter of Credit Commitment Fee" and "Letter of Credit Commitment Fees" have the meanings described in Section 2.2.2 (Letter of Credit Fees).


         "Letter of Credit Fronting Fee" and "Letter of Credit Fronting Fees" have the meanings described in Section 2.2.2(a) (Letter of Credit Fees).


         "Letter of Credit Obligations" means the collective reference to all Obligations of any one or more of the Borrowers with respect to the Letters of Credit and the Letter of Credit Agreements.


         "Liabilities" means at any date all liabilities that in accordance with GAAP consistently applied should be classified as liabilities on a consolidated balance sheet of the Borrowers and their respective Subsidiaries.


         "Lien" means any mortgage, deed of trust, deed to secure debt, grant, pledge, security interest, assignment, encumbrance, judgment, lien, hypothecation, provision in any instrument or other document for confession of judgment, cognovit or other similar right or remedy, claim or charge of any kind, whether perfected or unperfected, avoidable or unavoidable, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction, excluding the precautionary filing of any financing statement by any lessor in a true lease transaction, by any bailor in a true bailment transaction or by any consignor in a true consignment transaction under the Uniform Commercial Code of any jurisdiction or the agreement to give any financing statement by any lessee in a true lease transaction, by any bailee in a true bailment transaction or by any consignee in a true consignment transaction. Rights of setoff arising by operation of law are not included in the definition of "Liens".

         "Loan" means each of the Revolving Loan or the Capital Expenditure Line as the case may be, and "Loans" means the collective reference to the Revolving Loan and the Capital Expenditure Line.


         "Loan Notice" has the meaning described in Section 2.1.2(a) (Procedure for Making Advances).


         "Local Currency Borrower" means each corporation identified on Schedule 1.1-B attached to and made a part of this Agreement and "Local Currency Borrowers" means the collective reference to all Local Currency Borrowers.


         "Lockbox" has the meaning described in Section 2.1.8 (The Collateral Account).


         "Material Adverse Effect" means a material adverse effect upon the (i) business, properties, operations or financial condition of the Borrowers, taken as a whole, (ii) ability of the Borrowers to perform their respective obligations under the Financing Documents, (iii) ability of the Lenders to enforce their rights and remedies under the Financing Documents, or (iv) value of, or the ability of the Agents and/or the Lenders to realize upon the value of, the Collateral as security for the Obligations and/or the Agents' Obligations with the priority required by this Agreement.


         "Multi-Currency Agent" means a Person who is designated by NationsBank to perform the duties of Multi-Currency Agent and who has assumed those duties by a joinder to this Agreement, and shall include any successor to the Multi-Currency Agent appointed pursuant to 8.7.3(Successor Agents).


         "Multi-Currency Lender" means such Lenders as shall be agreed from time to time among the Lenders, the Multi-Currency Agent, the Administrative Agent and the Borrowers to be Multi-Currency Lenders.


         "Multi-Currency Letter of Credit" shall have the meanings described in
Section 2.2.1 (Letters of Credit).


         "Multi-Currency Letter of Credit Issuer" means the Multi-Currency
Agent.


         "Multi-Currency Letter of Credit Obligations" means, at any time, the sum of, without duplication, all Letter of Credit Obligations with respect to Multi-Currency Letters of Credit.


         "Multi-Currency Participant" shall have the meaning provided in 2.3.1.


         "Multi-Currency Revolving Loan", and, collectively, the "Multi-Currency Revolving Loans" have the meaning set forth in Section 2.1.1(d).


         "Multi-employer Plan" means a Plan which is a Multi-employer plan as defined in Section 4001(a)(3) of ERISA.

         "Net Outstandings" of any Lender means, at any time, the sum of (a) all amounts paid by such Lender (other than pursuant to Section 8.5 (Indemnification)) to the Administrative Agent in respect to the Revolving Loan or otherwise under this Agreement, minus (b) all amounts paid by the Administrative Agent to such Lender which are received by the Administrative Agent and which, pursuant to this Agreement, are paid over to such Lender for application in reduction of the outstanding principal balance of the Revolving Loan.


         "Non-Ratable Loan" means an advance under the Revolving Loan made by NationsBank in accordance with the provisions of Section 2.7.3(b) (Selection of Settlement Dates).


         "Note" means any Revolving Credit Note or any Capital Expenditure Line Note as the case may be, and "Notes" means collectively each Revolving Credit Note, each Capital Expenditure Line Note, and any other promissory note which may from time to time evidence all or any portion of the Obligations.


         "Obligations" means all present and future indebtedness, duties, obligations, and liabilities, whether now existing or contemplated or hereafter arising, of any one or more of the Borrowers to the Lenders and/or Administrative Agent and/or the other Agents under, arising pursuant to, in connection with and/or on account of the provisions of this Agreement, each Note, each Security Document, Foreign Exchange Protection Agreement, Interest Rate Protection Agreement and/or any of the other Financing Documents, the Loans, and/or any of the Facilities including, without limitation, the principal of, and interest on, each Note, late charges, the Fees, Interest Rate Exposure, Foreign Exchange Exposure, Enforcement Costs, and prepayment fees (if any), letter of credit fees or fees charged with respect to any guaranty of any letter of credit; whether owed to the Administrative Agent, other Agents, the Lenders, and/or to NationsBank or its Affiliates pursuant to or in connection with the transactions contemplated by any of the Financing Documents of any nature whatsoever regardless of whether such debts, obligations and liabilities be direct, indirect, primary, secondary, joint, several, joint and several, fixed or contingent; and also means any and all renewals, extensions, substitutions, amendments, restatements and rearrangements of any such debts, obligations and liabilities.


         "Origination Fee" has the meaning described in Section 2.6.6 (Origination Fee).


         "Outstanding Letter of Credit Obligations" has the meaning described in
Section 2.2.3 (Terms of Letters of Credit).


         "PBGC" means the Pension Benefit Guaranty Corporation.


         "Permitted Liens" means: (a) Liens for Taxes which are not delinquent or which the Administrative Agent has determined in the exercise of its sole and absolute discretion (i) are being diligently contested in good faith and by appropriate proceedings, and such contest operates to suspend collection of the contested Taxes and enforcement of a Lien, (ii) the respective Borrower has the financial ability to pay, with all penalties and interest, at all times without materially and adversely affecting such Borrower, and (iii) are not, and will not be with appropriate filing, the giving of notice and/or the passage of time, entitled to priority over any Lien of the Administrative Agent and/or the Lenders; (b) deposits or pledges to secure obligations under workers' compensation, social security or similar laws, or under unemployment insurance in the ordinary course of business; (c) Liens securing the Obligations; (d) judgment Liens to the extent the entry of such judgment does not constitute an Event of Default under the terms of this Agreement or result in the sale or levy of, or execution on, any of the Collateral; (e) Liens securing the Senior Notes but only to the limited extent (i) such Liens do not cover any Collateral described in Section 3.2, (ii) the property and assets covered by such Liens equally and ratably secure the Obligations and the Agents' Obligations by Liens which arose by operation of Section 3.4, and (iii) the failure to grant such Liens at the time the Liens were granted to secure the Obligations and the Agents' Obligations would have constituted an event of default under the Indentures (excluding any modifications thereto), (f) statutory liens of landlords, statutory liens of carriers, warehousemen, mechanics, suppliers, materialmen and repairmen and other statutory liens which arise by operation of law, which liens are incurred in the ordinary course of business and which liens are not overdue for a period of more than 60 days or are being contested in good faith by appropriate proceedings diligently pursued provided that in the case of any such contest (i) any proceedings commenced for the enforcement of such liens and encumbrances shall have been duly suspended; and (ii) such provision for the payment of such liens and encumbrances has been made on the books of such Person as may be required by GAAP; (g) easements, zoning restrictions and other similar encumbrances with respect to real property which do not interfere materially with the ordinary conduct of the business of the Borrowers; (h) Liens arising from the filing of UCC financing statements for precautionary purposes in connection with true leases of personal property; and
(i) such other Liens, if any, as are set forth on Schedule 4.1.21. attached hereto and made a part hereof.


         "Permitted Uses" means (a) with respect to the initial advance under the Revolving Loan, the repayment of the existing indebtedness under the Parent's 7.68% Senior Notes due 2004 and to Comerica Bank and transaction costs related to the closing of this Agreement, (b) with respect to the initial advance under the Capital Expenditure Line, the repayment of the existing equipment financing indebtedness under the Borrowers' credit facility with Comerica Bank, (c) the purchase of equipment or the repayment of any advances under the Revolving Loan used for the purchase of equipment, and (d) with respect to subsequent advances under the Revolving Loan, the ongoing, ordinary course working capital needs of each Borrower's business.


         "Person" means and includes an individual, a corporation, a partnership, a joint venture, a limited liability company or partnership, a trust, an unincorporated association, a Governmental Authority, or any other organization or entity.


         "Plan" means any pension plan that is covered by Title IV of ERISA and in respect of which any Borrower or a Commonly Controlled Entity is an "employer" as defined in Section 3 of ERISA.


         "Post-Default Rate" means the Prime Rate plus the Applicable Margin plus two hundred (200) basis points.


         "Prepayment" means a Revolving Loan Mandatory Prepayment, a Revolving Loan Optional Prepayment or a Capital Expenditure Line Optional Prepayment, as the case may be, and "Prepayments" mean collectively all Revolving Loan Mandatory Prepayments, all Revolving Loan Optional Prepayments and all Capital Expenditure Line Optional Prepayments.

         "Pricing Ratio" means the Funded Debt to EBITDA Ratio.


         "Prime Rate" means the floating and fluctuating per annum prime commercial lending rate of interest of the Administrative Agent, as established and declared by the Administrative Agent at any time or from time to time. The Prime Rate shall be adjusted automatically, without notice, as of the effective date of any change in such prime commercial lending rate. The Prime Rate does not necessarily represent the lowest rate of interest charged by the Administrative Agent or any of the Lenders to borrowers.


         "Pro Rata Share" means at any time and as to any Lender, the percentage derived by dividing the unpaid principal amount of the Loans and Letter of Credit Obligations owing to that Lender by the aggregate unpaid principal amount of all Loans and Letter of Credit Obligations then outstanding; or if no Loans or Letter of Credit Obligations are outstanding, by dividing the total amount of such Lender's Commitments by the total amount of the Commitments of the Administrative Agent and all of the Lenders.


         "Purchase Agreements" means the collective reference to each assignment and other agreement by which a Local Currency Borrower transfers all of its accounts and related rights to the Parent for the purpose of having such accounts included among the Assigned Local Currency Receivables, and further means each acknowledgement by a Local Currency Borrower that each such assignment and agreement is subject to an Assignment of Purchase Agreement.


         "Receivable" means one of each Borrower's now owned and hereafter owned, acquired or created Accounts, chattel paper, General Intangibles and instruments which are part of the Collateral; and "Receivables" means all of each Borrower's now or hereafter owned, acquired or created Accounts, chattel paper, General Intangibles and instruments which are part of the Collateral, and all cash and non-cash proceeds and products thereof.


         "Relevant Currency Time" means, for any Borrowing in any currency, the local time in the city where the Appropriate Payment Office for such currency is located.


         "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder.


         "Reserve Percentage" means, at any time, the then current maximum rate for which reserves (including any basic, special, supplemental, marginal and emergency reserves) are required to be maintained by member banks of the Federal Reserve System under Regulation D of the Board of Governors of the Federal Reserve System against "Eurocurrency liabilities", as that term is defined in Regulation D. Without limiting the effect of the foregoing, the Reserve Percentage shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Eurodollar Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Loans. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Percentage.


         "Responsible Officer" means for each Borrower, its chief executive officer or president or, with respect to financial matters, its chief financial officer or Treasurer.

         "Requisite Lenders" means at any time of determination one or more of the Lenders holding at least sixty-six and two-thirds percent (66-2/3%) of the Commitments.


         "Revolving Credit Commitment" means the agreement of a Lender relating to the making the Revolving Loan and advances thereunder subject to and in accordance with the provisions of this Agreement; and "Revolving Credit Commitments" means the collective reference to the Revolving Credit Commitment of each of the Lenders.


         "Revolving Credit Commitment Period" means the period of time from the Closing Date to the Business Day preceding the Revolving Credit Termination Date.


         "Revolving Credit Committed Amount" has the meaning described in
Section 2.1.1 (Revolving Credit Facility).


         "Revolving Credit Expiration Date" means May 31, 2003, extending automatically for successive periods of one (1) year (but in no event later than May 31, 2008) unless the Administrative Agent in the exercise of its sole and absolute discretion has notified the Parent, or the Parent in the exercise of its sole and absolute discretion has notified the Administrative Agent, no later than the February 28th immediately preceding the next scheduled Revolving Credit Expiration Date of its intention to terminate the Revolving Credit Facility as of the next scheduled Revolving Credit Expiration Date..

         "Revolving Credit Facility" means the facility established by the Lenders pursuant to Section 2.1 (Revolving Credit Facility).


         "Revolving Credit Note" and "Revolving Credit Notes" have the meanings described in Section 2.1.5 (Revolving Credit Notes).


         "Revolving Credit Pro Rata Share" has the meaning described in Section
2.1.1 (Revolving Credit Facility).


         "Revolving Credit Termination Date" means the earlier of (a) the Revolving Credit Expiration Date, or (b) the date on which the Revolving Credit Commitments are terminated pursuant to Section 7.2 (Remedies) or otherwise.


         "Revolving Credit Unused Line Fee" and "Revolving Credit Unused Line Fees" have the meanings described in Section 2.1.10 (Revolving Credit Unused Line Fee).


         "Revolving Loan" has the meaning described in Section 2.1.1 (Revolving Credit Facility).


         "Revolving Loan Account" has the meaning described in Section 2.1.9 (Revolving Loan Account).


         "Revolving Loan Mandatory Prepayment" and "Revolving Loan Mandatory Prepayments" have the meanings described in Section 2.1.6 (Mandatory Prepayments of Revolving Loan).

         "Revolving Loan Optional Prepayment" and "Revolving Loan Optional Prepayments" have the meanings described in Section 2.1.7 (Optional Prepayments of Revolving Loan).


         "Security Documents" means collectively any assignment, pledge agreement, security agreement, mortgage, deed of trust, deed to secure debt, financing statement and any similar instrument, document or agreement under or pursuant to which a Lien is now or hereafter granted to, or for the benefit of, the Administrative Agent and/or the Lenders on any real or personal property of any Person to secure all or any portion of the Obligations, all as the same may from time to time be amended, restated, supplemented or otherwise modified, including, without limitation, this Agreement, Stock Pledge Agreements, the Assignments of Patents, the Assignments of Trademarks, and the Assignments of Purchase Agreement.


         "Security Procedures" means the rules, policies and procedures adopted and implemented by the Administrative Agent and its Affiliates at any time and from time to time with respect to security procedures and measures relating to electronic funds transfers, all as the same may be amended, restated, supplemented, terminated, or otherwise modified at any time and from time to time by the Administrative Agent in its sole and absolute discretion.


         "Senior Notes" means the collective reference to (a) $110,000,000 aggregate principal amount 9-7/8% Senior Notes due 2005 issued pursuant to the provisions of an indenture dated as of July 27, 1995, among the Parent, certain of the Domestic Borrowers as the Guarantors (as defined herein), and Bankers Trust Company, as trustee , and (b) $100,000,000 aggregate principal amount 10-1/8% Senior Notes due 2007 issued pursuant to the provisions of an indenture dated as of December 15, 1997, among the Parent, certain of the Domestic Borrowers as the Guarantors (as defined herein), and Bankers Trust Company, as trustee.


         "Senior Notes Indentures" means the collective reference to the indentures described in the definition of "Senior Notes."


         "Senior Notes Trustees" means the collective reference to the trustees under the Senior Notes Indentures."


         "Settlement Date" means each Business Day after the Closing Date selected by the Administrative Agent in its sole discretion subject to and in accordance with the provisions of Section 2.7.3 (Settlement Procedures as to Revolving Loan) as of which a Settlement Report is delivered by the Administrative Agent and on which settlement is to be made among the Lenders in accordance with the provisions of Section 2.7 (Settlement Among Lenders).


         "Settlement Report" means each report prepared by the Administrative Agent and delivered to each Lender and setting forth, among other things, as of the Settlement Date indicated thereon and as of the next preceding Settlement Date, the aggregate outstanding principal balance of the Revolving Loan, each Lender's Revolving Credit Pro Rata Share thereof, each Lender's Net Outstandings and all Non-Ratable Loans made, and all payments of principal, interest and Fees received by the Administrative Agent from the Borrowers during the period beginning on such next preceding Settlement Date and ending on such Settlement Date.

         "Spot Rate" means, as of any determination with respect to the conversion of an amount in a currency into Dollars, the rate of exchange quoted at 11:00 a.m. (Baltimore time) by "CRT" tele-rate service for the spot purchase in the foreign exchange market in Chicago of such amount of that currency with Dollars.


         "State" means the State of Maryland.


         "Stock Pledge Agreements" means collective reference to each pledge, assignment and security agreement dated the date hereof from the Parent and from Walbro Automotive Corporation to the Administrative Agent for the benefit of the Lenders ratably and the Agents, as the same may from time to time be amended, restated, supplemented or otherwise modified covering collectively 100% of the common stock of the Domestic Borrowers (but not the Parent) and 65% of the common stock of the Local Currency Borrowers.


         "Subordinated Indebtedness" means all Indebtedness for Borrowed Money, including, without limitation, the Subordinated Debt, incurred at any time by any one or more of the Borrowers, which is in amounts, subject to repayment terms, and subordinated to the Obligations, as set forth in one or more written agreements, all in form and substance satisfactory to the Administrative Agent in its sole and absolute discretion.


         "Subsidiary" means as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions of such entity), and any partnership or joint venture if more than 50% of the interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries).


         "Subsidiary Securities" means the collective reference to each and every "investment property" (as defined under the provisions of Title 9 of the Uniform Commercial Code in the State, whether or not that Title actually applies to or governs) of the Parent of any one or more of the Borrowers in a Subsidiary.


         "Syndication Date" shall mean the date upon which the Administrative Agent determines (and notifies the Borrowers) that the primary syndication (and resultant addition of Persons as Lenders pursuant to Section 9.5) has been completed (it being understood and agreed that prior to the 180th day after the Closing Date the Administrative Agent agrees to use its reasonable efforts to have the Syndication Date occur on the last day of an Interest Period applicable to outstanding Eurodollar Loans).


         "Taxes" means all taxes and assessments whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character (including all penalties or interest thereon), which at any time may be assessed, levied, confirmed or imposed by any Governmental Authority on any or all of the Borrowers or any of its or their properties or assets or any part thereof or in respect of any of its or their franchises, businesses, income or profits.

         "Total Capital Expenditure Line Committed Amount" has the meaning described in Section 2.4.1.


         "Total Revolving Credit Committed Amount" has the meaning described in
Section 2.1.1.


         "Type" means any type of Loan determined with respect to the interest option applicable thereto, i.e., a Base Rate Loan or a Eurodollar Loan.


         "Unused Availability" means as of the date of determination the Borrowing Base minus the outstanding principal amount of the aggregate of (a) the Revolving Loan plus (b) without duplication, Outstanding Letter of Credit Obligations plus (c) Interest Rate Exposure plus (d) Foreign Exchange Exposure.


         "US Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States of America.


         "US Letter of Credit" shall have the meanings described in Section
2.2.1 (Letters of Credit).


         "US Letter of Credit Issuer" shall mean NationsBank.


         "Uniform Commercial Code" means, unless otherwise provided in this Agreement, the Uniform Commercial Code as adopted by and in effect from time to time in the State or in any other jurisdiction, as applicable.


         "Wholly Owned Subsidiary" means any corporation all the shares of stock of all classes of which (other than directors' qualifying shares) at the time are owned directly or indirectly by a Borrower and/or by one or more Wholly Owned Subsidiaries of a Borrower.


         "Wire Transfer Procedures" means the rules, policies and procedures adopted and implemented by the Administrative Agent and its Affiliates at any time and from time to time with respect to electronic funds transfers, including, without limitation, the Security Procedures, all as the same may be amended, restated, supplemented, terminated or otherwise modified at any time and from time to time by the Administrative Agent in its sole and absolute discretion.


         "Year 2000 Problem" has the meaning set forth in Section 4.1.29 (Year 2000 Compliance).

         Section 1.2 Accounting Terms and Other Definitional Provisions.

         Unless otherwise defined herein, as used in this Agreement and in any certificate, report or other document made or delivered pursuant hereto, accounting terms not otherwise defined herein, and accounting terms only partly defined herein, to the extent not defined, shall have the respective meanings given to them under GAAP, as consistently applied to the applicable Person. Unless otherwise defined herein, all terms used herein which are defined by the Uniform Commercial Code shall have the same meanings as assigned to them by the Uniform Commercial Code unless and to the extent varied by this Agreement. The words "hereof",

"herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, schedule and exhibit references are references to articles, sections or subsections of, or schedules or exhibits to, as the case may be, this Agreement unless otherwise specified. As used herein, the singular number shall include the plural, the plural the singular and the use of the masculine, feminine or neuter gender shall include all genders, as the context may require. Reference to any one or more of the Financing Documents shall mean the same as the foregoing may from time to time be amended, restated, substituted, extended, renewed, supplemented or otherwise modified. Reference in this Agreement and the other Financing Documents to the "Borrower", the "Borrowers", "each Borrower" or otherwise with respect to any one or more of the Borrowers shall mean each and every Borrower and any one or more of the Borrowers, jointly and severally, unless a specific Borrower is expressly identified.

                                   ARTICLE II
                              THE CREDIT FACILITIES

     Section 2.1 The Revolving Credit Facility.


         2.1.1 Revolving Credit Facility.

               (a) Subject to and upon the provisions of this Agreement, the Lenders collectively, but severally, establish a revolving credit facility in favor of the Borrowers. The amount of each Lender's commitment to lend under the Revolving Loan is herein called such Lender's "Revolving Credit Committed Amount" and is set forth below each Lender's signature to this Agreement. The total of each Lender's Revolving Credit Committed Amount equals One Hundred Twenty-five Million Dollars ($125,000,000) and is herein called the "Total Revolving Credit Committed Amount." The proportionate share set forth below each Lender's signature is herein called such Lender's "Revolving Credit Pro Rata Share." Neither the Administrative Agent nor any of the Lenders shall be responsible for the Revolving Credit Commitment of any other Lender, nor will the failure of any Lender to perform its obligations under its Revolving Credit Commitment in any way relieve any other Lender from performing its obligations under its Revolving Credit Commitment.

               (b) During the Revolving Credit Commitment Period, any or all of the Borrowers may request advances under the Revolving Credit Facility (each, a "Revolving Loan" and, collectively, the "Revolving Loans") in accordance with the provisions of this Agreement; provided that after giving effect to any Borrower's request:

                        (i) the aggregate outstanding principal balance of the Revolving Loans and all Letter of Credit Obligations would not exceed the lesser of (A) the Total Revolving Credit Committed Amount minus Interest Rate Exposure minus Foreign Exchange Exposure, or (B) the Borrowing Base; and

                       (ii) the outstanding principal balance of each Lender's Pro Rata Share of the Revolving Loans and of the Letter of

         Credit Obligations would not exceed the lesser of (A) such Lender's Revolving Credit Committed Amount minus an amount equal to such Lender's Revolving Credit Pro Rata Share multiplied by the aggregate of
         (1) Interest Rate Exposure plus (2) the Foreign Exchange Exposure, or
         (B) such Lender's Revolving Credit Pro Rata Share of the Borrowing
         Base.

                        (c) As part of the Revolving Credit Facility and subject to the further limitations of 2.1.1(b), each Lender severally agrees, on the terms and conditions set forth herein, to make Revolving Loans denominated in US Dollars (each, a "US Revolving Loan" and, collectively, the "US Revolving Loans") to the Parent and the Domestic Borrowers from time to time.

                        (d) As part of the Revolving Credit Facility and subject to the further limitations of 2.1.1(b) and subject to fulfillment of the additional conditions set forth in Section 5.3, each Multi-Currency Lender agrees, on the terms and conditions set forth in this Agreement, to make its Revolving Credit Pro Rata Share of Revolving Loans denominated in the currency (which shall be an Approved Foreign Currency) of the jurisdiction where the applicable Local Currency Borrower is located (each, a "Multi-Currency Revolving Loan", and, collectively, the "Multi-Currency Revolving Loans") to any Local Currency Borrower from time to time in an amount which, when added to the Multi-Currency Lender's Revolving Credit Pro Rata Share of the aggregate principal amount of all Multi-Currency Revolving Loans then outstanding and owed by such Local Currency Borrower plus the aggregate amount of all Multi-Currency Letter of Credit Obligations issued for the account of such Local Currency Borrower at such time, would not exceed the applicable limitations established pursuant to Section 5.3

                        (e) Each Revolving Loan (i) shall be denominated in US Dollars or an Approved Foreign Currency, and (ii) except as hereinafter provided, may, at the option of the Borrower to which such Revolving Loan was made, be incurred and maintained as and/or converted into Base Rate Loans or Eurodollar Loans, provided that (x) all Revolving Loans made as part of the same Borrowing shall, unless otherwise specifically provided herein, consist of Revolving Loans of the same Type and (y) unless the Administrative Agent has determined that the Syndication Date has occurred (at which time this clause (y) shall no longer be applicable), each Borrowing of Eurodollar Loans may only have an Interest Period of one month.

                        (f) Notwithstanding any other provision of this Agreement to the contrary, the Borrowers and the Administrative Agent acknowledge and agree that all Revolving Loans shall be US Revolving Loans and all Letters of Credit shall be US Letters of Credit unless and until the Parent gives the Administrative Agent notice that the Parent wishes to obtain Multi-Currency Revolving Loans and a Multi-Currency Agent has been designated by the Administrative Agent and has joined into this Agreement to assume the duties of Multi-Currency Agent under this Agreement and the other Financing Documents and the other conditions set forth in Section 5.3 have been met. The parties to this Agreement agree that to be effective such joinder and assumption may be in a writing signed only by the Administrative Agent and the Multi-Currency Agent, with a copy delivered to the Parent, provided, however, the parties agree to execute and deliver promptly such acknowledgements and agreements with respect thereto as the Administrative Agent may reasonably request.

         2.1.2 Procedure for Making Advances Under the Revolving Loans; Lender Protection Loans.

               (a) Whenever a Borrower desires to incur Loans, (i) with respect to any Borrowing of US Revolving Loans, it shall give the Administrative Agent at the Appropriate Notice Office, prior to noon (Baltimore City time), (x) at least three Business Days' prior written notice (or telephonic notice promptly confirmed by telecopy) of each Borrowing of Eurodollar Loans and (y) same day written notice (or telephonic notice promptly confirmed by telecopy) of each Borrowing of Base Rate Loans to be made hereunder and (ii) with respect to any Borrowing of Multi-Currency Revolving Loans, it shall give the Multi-Currency Agent at the Appropriate Notice Office, prior to 12:00 P.M. (Relevant Currency
Time), (x) at least three Business Days' prior written notice (or telephonic notice promptly confirmed by telecopy) of each Borrowing of Eurodollar Loans and
(y) at least one Business Day's prior written notice (or telephonic notice promptly confirmed by telecopy) of each Borrowing of Base Rate Loans to be made hereunder. Each such notice (each, a "Loan Notice") shall, except under the circumstances described in Section 2.5.3, be irrevocable, and, in the case of each written notice and each confirmation of telephonic notice, shall specify
(i) the aggregate principal amount and the Approved Foreign Currency, if any, of the Loans to be made pursuant to such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day), (ii) whether the respective Borrowing shall consist of Base Rate Loans or, to the extent permitted hereunder, Eurodollar Loans and, if Eurodollar Loans, the Interest Period to be initially applicable thereto and (iii) in the case of a Borrowing of Multi-Currency Loans, the Multi-Currency Lender requested to make such Multi-Currency Revolving Loan. The Administrative Agent or the Multi-Currency Agent, as the case may be, shall promptly give each Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing, of such Lender's proportionate share thereof, if any, and of the other matters covered by the Loan Notice. The Administrative Agent or the Multi-Currency Agent, as applicable, promptly will make available to the requesting Borrower by depositing to its account at such Appropriate Payment Office the aggregate of the amounts received made available in the type of funds received.

               (b) Without in any way limiting the obligation of any Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent, the Multi-Currency Agent, or any Letter of Credit Issuer (in the case of the issuance of Letters of Credit), as the case may be, may prior to receipt of written confirmation act without liability upon the basis of such telephonic notice, believed by the Administrative Agent, the Multi-Currency Agent, or such Letter of Credit Issuer, as the case may be, in good faith to be from a Responsible Officer of the relevant Borrower. In each such case, each Borrower hereby waives the right to dispute the Administrative Agent's, the Multi-Currency Agent's, or any Letter of Credit Issuer's record of the terms of such telephonic notice, absent manifest error.

               (c) In the case of any Borrowing that the related Loan Notice specifies is to be comprised of Eurodollar Loans, the Parent and the requesting Borrower shall indemnify, except under the circumstances described in Section 2.5.3, each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Loan Notice for such Borrowing the applicable conditions set forth in

Section 5.2 (Conditions to All Extensions of Credit), including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Loan to be made by such Lender as part of such Borrowing when such Loan, as a result of such failure, is not made on such date.

                        (d) Upon receipt of any such Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of each advance to be made by such Lender on the requested borrowing date under such Lender's Revolving Credit Commitment.

                        (e) Not later than 1:00 p.m. (Baltimore City Time) on each requested borrowing date for the making of advances under the Revolving Credit Facility, each Lender shall, if it has received timely notice from the Administrative Agent of the Borrowers' request for such advances, make available to the Administrative Agent, in funds immediately available to the Administrative Agent at the Administrative Agent's office set forth in Section
9.1 (Notices), such Lender's Pro Rata Share of the advances to be made on such date.

                        (f) In addition, each of the Borrowers hereby irrevocably authorize the Lenders at any time and from time to time, without further request from, but with notice to follow to the Parent, to make advances under the Revolving Credit Facility which the Administrative Agent, in its sole and absolute discretion, deems necessary or appropriate to protect the interests of the Administrative Agent, the Multi-Currency Agent, other Agents and/or any or all of the Lenders under this Agreement, including, without limitation, advances under the Revolving Credit Facility made to cover debit balances in the Revolving Loan Account, principal of, and/or interest on, any Loan, the Obligations (including any Letter of Credit Obligations), and/or Enforcement Costs, prior to, on, or after the termination of other advances under this Agreement, regardless of whether the outstanding principal amount of the Revolving Credit Facility which the Lenders may advance hereunder exceeds the Total Revolving Credit Committed Amount.

               2.1.3 Borrowing Base.

               As used in this Agreement, the term "Borrowing Base" means at any time, an amount equal to the aggregate of (a) eighty-five percent (85%) of the amount of Eligible Receivables, plus (b) the lesser of (i) the sum of sixty percent (60%) of the amount of Eligible Inventory consisting of raw materials (other than resin raw materials) and finished goods plus seventy percent (70%) of the amount of Eligible Inventory consisting of resin raw materials or (ii) Fifty Million Dollars ($50,000,000), less (c) such reserves as the Administrative Agent shall deem proper in its reasonable judgment based on customary asset-based lending practices.

               The Borrowing Base shall be computed based on the Borrowing Base Report most recently delivered to and accepted by the Administrative Agent in its sole and absolute discretion. In the event the Borrowers fail to furnish a Borrowing Base Report required by Section 2.1.4 (Borrowing Base Report), or in the event the Administrative Agent believes that a Borrowing Base Report is no longer accurate, the Administrative Agent may, in its sole and absolute discretion exercised from time to time and without limiting other rights and remedies under this Agreement, but with a substantially concurrent notice to the Borrowers, direct the

Lenders to suspend the making of or limit advances under the Revolving Credit Facility. The Borrowing Base shall be subject to reduction by amounts credited to the Collateral Account since the date of the most recent Borrowing Base Report and by the amount of any Receivable or any Inventory which was included in the Borrowing Base but which the Administrative Agent determines in its good faith discretion fails to meet the respective criteria applicable from time to time for Eligible Receivables or Eligible Inventory.


               If at any time the total of the aggregate principal amount of the Revolving Loans, Outstanding Letter of Credit Obligations, plus Interest Rate Exposure plus Foreign Exchange Exposure, exceeds the Borrowing Base, a borrowing base deficiency ("Borrowing Base Deficiency") shall exist. Each time a Borrowing Base Deficiency exists, the Borrowers at the sole and absolute discretion of the Administrative Agent exercised from time to time shall pay the Borrowing Base Deficiency ON DEMAND to the Administrative Agent for the benefit of the Lenders from time to time.


               Without implying any limitation on the Administrative Agent's discretion with respect to the Borrowing Base, the criteria for Eligible Receivables and for Eligible Inventory contained in the respective definitions of Eligible Receivables and of Eligible Inventory are in part based upon the business operations of the Borrowers existing on or about the Closing Date and upon information and records furnished to the Administrative Agent by the Borrowers. If at any time or from time to time hereafter, the business operations of the Borrowers change or such information and records furnished to the Administrative Agent is incorrect or misleading, the Administrative Agent in its discretion may at any time and from time to time during the duration of this Agreement change such criteria or add new criteria. The Administrative Agent shall communicate such changed or additional criteria to the Borrowers from time to time either orally or in writing.

               2.1.4 Borrowing Base Report.


               The Borrowers will furnish to the Administrative Agent no less frequently than monthly and at such other times as may be requested by the Administrative Agent a report of the Borrowing Base (each a "Borrowing Base Report"; collectively, the "Borrowing Base Reports") in the form required from time to time by the Administrative Agent, appropriately completed and duly signed. The Borrowing Base Report shall contain the amount and payments on the Receivables, the value of Inventory, and the calculations of the Borrowing Base, all in such detail, and accompanied by such supporting and other information, as the Administrative Agent may from time to time request. Upon the Administrative Agent's request and upon the creation of any Receivables, or at such intervals as the Administrative Agent may require, the Borrowers will provide the Administrative Agent with (a) confirmatory assignment schedules; (b) copies of Account Debtor invoices; (c) evidence of shipment or delivery; and (d) such further schedules, documents and/or information regarding the Receivables and the Inventory as the Administrative Agent may reasonably require. The items to be provided under this subsection shall be in form satisfactory to the Administrative Agent, and certified as true and correct by a Responsible Officer, and delivered to the Administrative Agent from time to time solely for the Administrative Agent's convenience in maintaining records of the Collateral. Any Borrowers' failure to deliver any of such items to the Administrative Agent shall not affect, terminate, modify, or otherwise limit the Liens of the Administrative Agent and the Lenders in the Collateral.

               2.1.5 Revolving Credit Notes.


               The obligation of the Borrowers to pay each Lender's Pro Rata Share of the Revolving Loan, with interest, shall be evidenced by a series of promissory notes (as from time to time extended, amended, restated, supplemented or otherwise modified, collectively the "Revolving Credit Notes" and individually a "Revolving Credit Note") substantially in the form of EXHIBIT "B-1" attached hereto and made a part hereof, with appropriate insertions. Each Lender's Revolving Credit Note shall be dated as of the Closing Date, shall be payable to the order of such Lender at the times provided in the Revolving Credit Note, and shall be in the principal amount of such Lender's Revolving Credit Pro Rata Share. Each of the Borrowers acknowledge and agree that, if the outstanding principal balance of the Revolving Loan outstanding from time to time exceeds the aggregate face amount of the Revolving Credit Notes, the excess shall bear interest at the rates provided from time to time for advances under Revolving Loan evidenced by the Revolving Credit Notes and shall be payable, with accrued interest, ON DEMAND. The Revolving Credit Notes shall not operate as a novation of any of the Obligations or nullify, discharge, or release any such Obligations or the continuing contractual relationship of the parties hereto in accordance with the provisions of this Agreement.

               2.1.6 Mandatory Prepayments of Revolving Loan.


               The Borrowers shall make the mandatory prepayments (each a "Revolving Loan Mandatory Prepayment" and collectively, the "Revolving Loan Mandatory Prepayments") of the Revolving Loan at any time and from time to time in such amounts requested by the Administrative Agent pursuant to Section 2.1.3 (Borrowing Base) in order to cover any Borrowing Base Deficiency.

               2.1.7 Optional Prepayments of Revolving Loan.


               The Borrowers shall have the option at any time and from time to time prepay (each a "Revolving Loan Optional Prepayment" and collectively the "Revolving Loan Optional Prepayments") the Revolving Loan, in whole or in part without premium or penalty.

               2.1.8 The Collateral Accounts.

                     (a) The Borrowers will deposit, or cause to be deposited, all Items of Payment into bank accounts designated or approved by the Administrative Agent (collectively, the "Collateral Accounts; " each a "Collateral Account"). The Borrowers agree that following an Event of Default and/or if the Borrowers at any time fail to maintain the availability required by the Section 2.1.12(b), the Administrative Agent, at its option, shall have sole power of access to and withdrawal from the Collateral Accounts. Each depository bank of a Collateral Account shall confirm in a writing that, following notice from the Administrative Agent, the depository bank will honor only the Administrative Agent's instructions with respect to the Collateral Account for which it is the depository.

                     (b) Each deposit to the Collateral Accounts shall be made not later than the next Business Day after the date of receipt of the Items of Payment. The Items of Payment shall be deposited in precisely the form received, except for the endorsements of the Borrowers where necessary to permit the collection of any such Items of Payment, which endorsement the Borrowers hereby agree to make. In the event the Borrowers fail to do so, the Borrowers hereby authorize the Administrative Agent to make the endorsement in the name of any or all of the Borrowers. Prior to such a deposit, the Borrowers will not commingle any Items of Payment with any of the Borrowers' other funds or property, but will hold them separate and apart in trust and for the account of the Administrative Agent for the benefit of the Lenders ratably and the Agents.

                     (c) Notwithstanding the provisions of subsections (a) and
(b) above, prior to an Event of Default and/or the Borrowers' failure to maintain the availability required by the Section 2.1.12(b), (i) the Parent may continue to use its demand deposit account with Thumb National Bank consistent with past practices and with balances consistent with the Parent's immediate cash needs and (ii) the Local Currency Borrowers may continue to use their demand deposit account with local banks consistent with past practices and with balances consistent with their immediate cash needs.

                     (d) In addition, if so directed by the Administrative Agent following an Event of Default and/or if the Borrowers at any time fail to maintain the availability required by the Section 2.1.12(b), the Borrowers shall direct the mailing of all Items of Payment from their Account Debtors to one or more post-office boxes designated by the Administrative Agent, or to such other additional or replacement post-office boxes pursuant to the request of the Administrative Agent from time to time (collectively, the "Lockbox"). The Administrative Agent shall have unrestricted and exclusive access to the Lockbox.

                     (e) The Borrowers hereby authorize the Administrative Agent, from and after the occurrence and during the continuation of an Event of Default, and/or for so long as the Borrowers fail to maintain the availability required by Section 2.1.12(b), to inspect all Items of Payment, endorse all Items of Payment in the name of any or all of the Borrowers, and deposit such Items of Payment in the Collateral Accounts. The Administrative Agent reserves the right, exercised in its sole and absolute discretion, from and after the occurrence and during the continuation of an Event of Default, and/or for so long as the Borrowers fail to maintain the availability required by Section 2.1.12(b), to provide to the Collateral Accounts credit prior to final collection of an Item of Payment and to disallow credit for any Item of Payment which is unsatisfactory to the Administrative Agent. In the event Items of Payment are returned to the Administrative Agent for any reason whatsoever, the Administrative Agent may, in the exercise of its discretion from time to time, forward such Items of Payment a second time. Any returned Items of Payment shall be charged back to the Collateral Accounts, the Revolving Loan Account, or other account, as appropriate.

                     (f) Unless the Administrative Agent has notified the Borrowers otherwise following an Event of Default and/or if the Borrowers at any time fail to maintain the availability required by the Section 2.1.12(b), the Borrowers may use the amounts deposited in the Collateral Accounts for those uses which are Permitted Uses for the Revolving Loan after the Closing Date.

                     (g) In the event the Administrative Agent determines the application of proceeds of the Collateral Accounts pursuant to this Section 2.1.8, the Administrative Agent will apply the whole or any part of the collected funds received by the Administrative Agent from the Collateral Accounts against the Revolving Loan (or with respect to Items of Payment which are not proceeds of Accounts or Inventory or after an Event of Default, against any of the Obligations).

               2.1.9 Revolving Loan Account.


               The Administrative Agent will establish and maintain a loan account on its books (the "Revolving Loan Account") to which the Administrative Agent will (a) debit (i) the principal amount of each advance under the Revolving Loan made by the Lenders hereunder as of the date made, (ii) the amount of any interest accrued on the Revolving Loan as and when due, and (iii) any other amounts due and payable by the Borrowers to the Administrative Agent and/or the Lenders from time to time under the provisions of this Agreement in connection with the Revolving Loan, including, without limitation, Enforcement Costs, Fees, late charges, and service and collection fees, as and when due and payable, and (b) credit all payments made by the Borrowers to the Administrative Agent on account of the Revolving Loan as of the date made including, without limitation, funds credited to the Revolving Loan Account from the Collateral Account. The Administrative Agent may debit the Revolving Loan Account for the amount of any Item of Payment which is returned to the Administrative Agent unpaid. All credit entries to the Revolving Loan Account are conditional and shall be readjusted as of the date made if final and indefeasible payment is not received by the Administrative Agent in cash or solvent credits. The Borrowers hereby promise to pay to the order of the Administrative Agent for the ratable benefit of the Lenders, ON DEMAND, an amount equal to the excess, if any, of all debit entries over all credit entries recorded in the Revolving Loan Account under the provisions of this Agreement. Any and all periodic or other statements or reconciliations, and the information contained in those statements or reconciliations, of the Revolving Loan Account shall be presumed conclusively to be correct, and shall constitute an account stated between the Administrative Agent, the Lenders and the Borrowers unless the Administrative Agent receives specific written objection thereto from any Borrower and/or any Lender within thirty (30) Business Days after such statement or reconciliation shall have been sent by the Administrative Agent. Any and all periodic or other statements or reconciliations, and the information contained in those statements or reconciliations, of the Revolving Loan Account shall be final, binding and conclusive upon the Borrowers in all respects, absent manifest error, unless the Administrative Agent receives specific written objection thereto from the Borrowers within thirty (30) Business Days after such statement or reconciliation shall have been sent by the Administrative Agent.

               2.1.10 Revolving Credit Unused Line Fee.

                     (a) The Borrowers shall pay to the Administrative Agent for the ratable benefit of the Lenders a monthly revolving credit facility fee (collectively, the "Revolving Credit Unused Line Fees" and individually, a "Revolving Credit Unused Line Fee") based on the average daily unused and undisbursed portion of the Total Revolving Credit Committed Amount in effect from time to time accruing during the preceding month. The accrued and unpaid portion of the Revolving Credit Unused Line Fee shall be paid by the Borrowers to the Administrative Agent on the first day of each month, commencing on the first such date following the date hereof, and on the Revolving Credit Termination Date.

                     (b) The Revolving Credit Unused Line Fee shall initially be thirty-seven and one-half (37.5) basis points per annum. Changes in the Revolving Credit Unused Line Fee shall be made not more frequently than quarterly based on the Borrowers' Pricing Ratio from the fiscal quarter reports required by Section 6.1.1(c), except that the first such determination shall be made based on the Borrowers' annual financial statements required by Section 6.1.1(a) for the Borrowers' fiscal year ended December 31, 1998. The Revolving Credit Unused Line Fee (expressed as basis points) shall vary depending upon the Borrowers' Pricing Ratio, as follows:


     ---------------------------------------------------------------------------
              Pricing Ratio                     Revolving Credit Unused Line Fee
     ---------------------------------------------------------------------------
     Equal to or greater than 4.0 to 1.0                       37.5
     ---------------------------------------------------------------------------
     Equal to or greater than 3.0 to 1.0                       25.0
     ---------------------------------------------------------------------------
            Less than 3.0 to 1.0                               12.5
     ---------------------------------------------------------------------------

                     (c) Notwithstanding the foregoing, following the occurrence and during the continuance of an Event of Default, at the option of the Administrative Agent, the Revolving Credit Unused Line Fee shall equal to thirty-seven and one-half (37.5) basis points per annum.

               2.1.11 Early Termination Fee.


               In the event of the termination by, or on behalf of, the Borrowers, of the Revolving Credit Commitment, the Borrowers shall pay a fee (the "Early Termination Fee") equal to following amount at the following times:


                Period                                    Early Termination Fee

      Closing Date through and including, May 31, 1999          $500,000

      June 1, 1999, through and including, May 31, 2000         $250,000

      June 1, 2000 through and including, May 31, 2001          $100,000

                        Thereafter                              $      0

               Payment of the Revolving Loan in whole or in part by or on behalf of the Borrowers, by court order or otherwise, following and as a result of the institution of any bankruptcy proceeding by or against the Borrowers, shall be deemed to be a prepayment of the Revolving Loan subject to the Early Termination Fee provided in this subsection. The Early Termination Fee shall be paid to the Administrative Agent for the ratable benefit of the Lenders.

               Notwithstanding the foregoing, there shall not, however, be an Early Termination Fee due if the termination of the Revolving Credit Commitments and Letters of Credit and repayment of the Revolving Credit Facility is made solely as a result of (a) a replacement credit facility extended by NationsBank and/or its Affiliates to the Borrowers, which generates sufficient proceeds and is in fact used to repay all Obligations (including all Letter of Credit Obligations) in full and, if, in connection with such repayment of all Obligations, all Letters of Credit are terminated, secured by cash or back-to-back letter of credit, and/or released or if the issuers release the Lenders from their obligations to the issuer with respect to the Letters of Credit, or (b) a simultaneous initial public offering of the Parent's common stock with net proceeds to the Parent, of $20,000,000 or more, or (c) the generation and retention of "excess cash flow" sufficient to have maintained the outstanding principal balance of the Revolving Loan at zero for at least one fiscal quarter and the demonstration to the Administrative Agent's reasonable satisfaction that there is no use, need for or contemplation of senior revolving debt for the next four (4) fiscal quarters. As used in this paragraph "excess cash flow" means for any annual period of determination, as determined on a consolidated basis, an amount equal to the Borrowers' EBITDA less Debt Service minus cash taxes paid, minus increases in working capital plus decreases in working capital, minus unfinanced Capital Expenditures, as shown on the annual financial statements for such annual period, furnished to the Administrative Agent in accordance with Section 6.1.1(a); or in the event that the Borrowers fail to deliver such financial statements to the Administrative Agent as and when required, the Administrative Agent shall estimate, in its good faith discretion, the amount of excess cash flow for such period.

               2.1.12 Required Availability under the Revolving Credit Facility.

                      (a) On the Closing Date, Unused Availability (after allowance for the payment of the amount of the Permitted Uses of the Revolving Loan required to be made on the Closing Date and the amount of the costs relating to the closing of this Agreement (including, without limitation, applicable Fees, recording costs, recording taxes, and the fees and expenses of the Borrowers' and the Lender's professionals and allowance for the payment the amount of the Borrowers' trade payables in the ordinary course of their businesses and after giving effect to the receipt by the Administrative Agent of the net proceeds from the sale on the Closing Date of the assets of Sharon Manufacturing Company) shall not be less than Twenty Million Dollars ($20,000,000).

                      (b) After the Closing Date, Unused Availability shall at no time be less than Five Million Dollars ($5,000,000). The Parent agrees to use all reasonable efforts to cause Walbro Automotive S. A., its Subsidiary corporation organized under the laws of France, and Walbro Japan, Inc. its Subsidiary corporation organized under the laws of Japan, to enter into Purchase Agreements and provide such other documents and information as the Administrative Agent may reasonably require, which would allow their respective accounts to be included among Assigned Local Currency Receivables on or before June 30, 1998. In the event of such inclusion for either or both of those Subsidiaries, Unused Availability shall at no time be less than Ten Million Dollars ($10,000,000)

                      (c) The Borrowers shall make a Revolving Loan Mandatory Prepayment pursuant to the provisions of Section 2.1.6 (Mandatory Prepayments of Revolving Loan) to the extent necessary to achieve compliance with this Section.

         Section 2.2 The Letter of Credit Facility.

               2.2.1 Letters of Credit.


               Subject to and upon the provisions of this Agreement, and as a part of the Revolving Credit Commitments, each of the Borrowers, upon the prior approval of the Administrative Agent, may obtain commercial and standby letters of credit for drawing in US Dollars (each a "US Letter of Credit", and collectively, the "US Letters of Credit") from the US Letter of Credit Issuer, and for drawing in an Approved Foreign Currency (each a "Multi-Currency Letter of Credit" and, collectively, the "Multi-Currency Letters of Credit") from the Multi-Currency Letter of Credit Issuer (the US Letters of Credit and the Multi-Currency Letters of Credit being collectively, the "Letters of Credit;" and each a "Letter of Credit") from time to time from the Closing Date until the Business Day preceding the Revolving Credit Termination Date. The Borrowers will not be entitled to obtain a Letter of Credit unless (a) the Borrowers are then able to obtain a Revolving Loan (subject to any applicable Approved Local Currency or other restrictions) from the Lenders in an amount not less than the proposed face amount of the Letter of Credit requested by the Borrowers, and (b) the sum of the then Outstanding Letter of Credit Obligations (including the amount of the requested Letter of Credit) does not exceed Twenty-five Million Dollars ($25,000,000).

               2.2.2 Letter of Credit Fees.

                     (a) The Borrowers shall pay to the Appropriate Letter of Credit Issuer, for its own account, a fee of twenty-five (25) basis points per annum of the aggregate face amount of the Letters of Credit outstanding on the first day of the month, without regard for provisions contained in the Letters of Credit which may give rise to a reduction in the outstanding principal amount of the Letters of Credit unless such reduction has actually occurred (each a "Letter of Credit Fronting Fee" and collectively, the "Letter of Credit Fronting Fees"). The accrued and unpaid portion of each Letter of Credit Fronting Fee shall be paid in arrears on the first day of each month and upon the expiration or termination date of the respective Letter of Credit Agreements. In addition, the Borrowers shall pay to the Appropriate Letter of Credit Issuer, for its own account, any and all additional issuance, negotiation, processing, transfer or other charges to the extent and as and when required by the provisions of any Letter of Credit Agreement. All Letter of Credit Fronting Fees and such other charges are included in and are a part of the "Fees" payable by the Borrowers under the provisions of this Agreement and are for the sole and exclusive benefit of the Appropriate Letter of Credit Issuer and are a part of the Agents' Obligations.

                     (b) In addition and in connection with each Letter of Credit Agreement, the Borrowers shall pay to the Administrative Agent for the ratable (based upon each Lender's Revolving Credit Pro Rata Share) benefit of the Lenders a fee (each a "Letter of Credit Commitment Fee" and collectively the "Letter of Credit Commitment Fees") in an amount equal to one hundred seventy-five (175) basis points per annum (calculated monthly in arrears on the basis of actual number of days elapsed in a year of 360 days) of the outstanding face amount of each Letter of Credit on the first day of the month, without regard for provisions contained in the Letters of Credit which may give rise to a reduction in the outstanding principal amount of the

Letters of Credit unless such reduction has actually occurred. The accrued and unpaid portion of each Letter of Credit Commitment Fee shall be paid in arrears on the first day of each month and upon the expiration or termination date of the respective Letter of Credit Agreements.

               2.2.3 Terms of Letters of Credit; Post-Expiration Date Letters of Credit.

               Each Letter of Credit shall (a) be opened pursuant to a Letter of Credit Agreement and (b) expire on a date not later than the Business Day preceding the Revolving Credit Expiration Date; provided, however, if any Letter of Credit does have an expiration date later than the Business Day preceding the Revolving Credit Termination Date (each a "Post-Expiration Date Letter of Credit" and collectively, the "Post-Expiration Date Letters of Credit"), effective as of the Business Day preceding the Revolving Credit Termination Date and without prior notice to or the consent of the Borrowers, the Lenders shall make advances under the Revolving Loan for the account of the Borrowers in the aggregate face amount of all such Letters of Credit. The amount of each Lender's advance shall be equal to its Revolving Credit Pro Rata Share of the aggregate face amount of all such Post-Expiration Date Letters of Credit. The Administrative Agent shall deposit the proceeds of such advances into one or more non-interest bearing accounts with and in the name of the Administrative Agent and over which the Administrative Agent alone shall have exclusive power of access and withdrawal (collectively, the "Letter of Credit Cash Collateral Account"). The Letter of Credit Cash Collateral Account is to be held by the Administrative Agent, for the ratable benefit of the Lenders, as additional collateral and security for any Letter of Credit Obligations relating to the Post-Expiration Date Letters of Credit. The Borrowers hereby assign, pledge, grant and set over to the Administrative Agent, for the ratable benefit of the Lenders, a first priority security interest in, and Lien on, all of the funds on deposit in the Letter of Credit Cash Collateral Account, together with any and all proceeds (cash and non-cash) and products thereof as additional collateral and security for the Letter of Credit Obligations relating to the Post-Expiration Date Letters of Credit. The Borrowers acknowledge and agree that the Administrative Agent shall be entitled to fund any draw or draft on any Post-Expiration Date Letter of Credit from the monies on deposit in the Letter of Credit Cash Collateral Account without notice to or consent of the Borrowers or any of the Lenders. The Borrowers further acknowledge and agree that the Administrative Agent's election to fund any draw or draft on any Post-Expiration Date Letter of Credit from the Letter of Credit Cash Collateral shall in no way limit, impair, lessen, reduce, release or otherwise adversely affect the Borrowers' obligation to pay any Letter of Credit Obligations under or relating to the Post-Expiration Date Letters of Credit. At such time as all Post-Expiration Date Letters of Credit have expired and all Letter of Credit Obligations relating to the Post-Expiration Date Letters of Credit have been paid in full, the Administrative Agent agrees to apply the amount of any remaining funds on deposit in the Letter of Credit Cash Collateral Account to the then unpaid balance of the Obligations under the Revolving Credit Facility in such order and manner as the Administrative Agent shall determine in its sole and absolute discretion in accordance with the provisions of this Agreement.


               Each Letter of Credit shall be used to support the Borrowers' ordinary course working capital purposes and shall be in a face amount at least equal to Two Hundred Fifty Thousand Dollars ($250,000) or the Foreign Currency Equivalent thereof. The aggregate face amount of all Letters of Credit at any one time outstanding and issued by the Appropriate

Letter of Credit Issuer pursuant to the provisions of this Agreement, including, without limitation, any and all Post-Expiration Date Letters of Credit, plus the amount of any unpaid Letter of Credit Fees accrued or scheduled to accrue thereon, and less the aggregate amount of all drafts issued under or purporting to have been issued under such Letters of Credit that have been paid by the Appropriate Letter of Credit Issuer and for which the Appropriate Letter of Credit Issuer has been reimbursed by the Borrowers in full in accordance with
Section 2.2.5 below and the Letter of Credit Agreements, and for which the Appropriate Letter of Credit Issuer has no further obligation or commitment to restore all or any portion of the amounts drawn and reimbursed, is herein called the "Outstanding Letter of Credit Obligations".

               2.2.4 Procedures for Letters of Credit.


               The Borrowers shall give the Appropriate Letter of Credit Issuer written notice at least five (5) Business Days prior to the date on which a Borrower desires the Appropriate Letter of Credit Issuer to issue a Letter of Credit. Such notice shall be accompanied by a duly executed Letter of Credit Agreement specifying, among other things: (a) the name and address of the intended beneficiary of the Letter of Credit, (b) the requested face amount of the Letter of Credit, (c) whether the Letter of Credit is to be revocable or irrevocable, (d) the Business Day on which the Letter of Credit is to be opened and the date on which the Letter of Credit is to expire, (e) the terms of payment of any draft or drafts which may be drawn under the Letter of Credit, and (f) any other terms or provisions the Borrowers desire to be contained in the Letter of Credit. Such notice shall also be accompanied by such other information, certificates, confirmations, and other items as the Appropriate Letter of Credit Issuer may require to assure that the Letter of Credit is to be issued in accordance with the provisions of this Agreement and a Letter of Credit Agreement. In the event of any conflict between the provisions of this Agreement and the provisions of a Letter of Credit Agreement, the provisions of this Agreement shall prevail and control unless otherwise expressly provided in the Letter of Credit Agreement. Upon (x) receipt of such notice, (y) payment of all Letter of Credit Fees and all other Fees payable in connection with the issuance of such Letter of Credit, and (z) receipt of a duly executed Letter of Credit Agreement, the Appropriate Letter of Credit Issuer shall process such notice and Letter of Credit Agreement in accordance with its customary procedures and open such Letter of Credit on the Business Day specified in such notice.

               2.2.5 Payments of Letters of Credit.


               The Borrowers hereby promise to pay to the Appropriate Letter of Credit Issuer, ON DEMAND and in United States Dollars, the following which are herein collectively referred to as the "Current Letter of Credit Obligations":

                              (a) the amount which the Appropriate Letter of Credit Issuer has paid or will be required to pay under each draft or draw on a Letter of Credit, whether such demand be in advance of the Appropriate Letter of Credit Issuer's payment or for reimbursement for such payment;

                              (b) any and all reasonable charges and expenses which the Appropriate Letter of Credit Issuer may pay or incur relative to the Letter of Credit and/or such draws or drafts; and

                              (c) interest on the amounts described in (a) and
         (b) not paid by the Borrowers as and when due and payable under the provisions of (a) and (b) above from the day the same are due and payable until paid in full at a rate per annum equal to the Post-Default Rate.


               In addition, the Borrowers hereby promise to pay any and all other Letter of Credit Obligations as and when due and payable in accordance with the provisions of this Agreement and the Letter of Credit Agreements. The obligation of the Borrowers to pay Current Letter of Credit Obligations and all other Letter of Credit Obligations shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrowers or any other account party may have or have had against the beneficiary of such Letter of Credit, the Appropriate Letter of Credit Issuer, the Agents, any of the Lenders, or any other Person, including, without limitation, any defense based on the failure of any draft or draw to conform to the terms of such Letter of Credit, any draft or other document proving to be forged, fraudulent or invalid, or the legality, validity, regularity or enforceability of such Letter of Credit, any draft or other documents presented with any draft, any Letter of Credit Agreement, this Agreement, or any of the other Financing Documents, all whether or not the Appropriate Letter of Credit Issuer, any Agent or any of the Lenders had actual or constructive knowledge of the same, and irrespective of any Collateral, security or guarantee therefor or right of offset with respect thereto and irrespective of any other circumstances whatsoever which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrowers for any Letter of Credit Obligations, in bankruptcy or otherwise; provided, however, that the Borrowers shall not be obligated to reimburse the Appropriate Letter of Credit Issuer for any wrongful payment under such Letter of Credit made as a result of the Appropriate Letter of Credit Issuer's gross negligence or willful misconduct. The obligation of the Borrowers to pay the Letter of Credit Obligations shall not be conditioned or contingent upon the pursuit by the Appropriate Letter of Credit Issuer or any other Person at any time of any right or remedy against any Person which may be or become liable in respect of all or any part of such obligation or against any Collateral, security or guarantee therefor or right of offset with respect thereto.


               The Letter of Credit Obligations shall continue to be effective, or be reinstated, as the case may be, if at any time payment of all or any portion of the Letter of Credit Obligations is rescinded or must otherwise be restored or returned by the Appropriate Letter of Credit Issuer or any of the Agents or Lenders upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Person, or upon or as a result of the appointment of a receiver, intervenor, or conservator of, or trustee or similar officer for, any Person, or any substantial part of such Person's property, all as though such payments had not been made.

               2.2.6 Change in Law; Increased Cost.


               If any change in any law or regulation or in the interpretation thereof by any court or other Governmental Authority charged with the administration thereof shall either (a) impose, modify or deem applicable any reserve, special deposit or similar requirement against Letters of Credit issued by the Appropriate Letter of Credit Issuer, or (b) impose on the Appropriate Letter of Credit Issuer or any of the Agents or Lenders any other condition regarding this Agreement or any Letter of Credit, and the result of any event referred to in clauses (a) or (b) above shall be to increase the cost to the Appropriate Letter of Credit Issuer of issuing, maintaining or extending the Letter of Credit or the cost to any of the Lenders of funding any obligation under or in connection with the Letter of Credit (which increase in cost shall be the result of the Appropriate Letter of Credit Issuer's reasonable allocation of the aggregate of such cost increases resulting from such events), then, upon demand by the Appropriate Letter of Credit Issuer, the Borrowers shall immediately pay to the Appropriate Letter of Credit Issuer from time to time as specified by the Appropriate Letter of Credit Issuer, additional amounts which shall be sufficient to compensate the Appropriate Letter of Credit Issuer, the Agents and the Lenders for such increased cost, together with interest on each such amount from the date demanded until payment in full thereof at a rate per annum equal to the then highest current rate of interest on the Revolving Loan. A certificate as to such increased cost incurred by the Appropriate Letter of Credit Issuer and/or any of the Lenders or Agents, submitted by the Administrative Agent to the Borrowers, shall be conclusive, absent manifest error. Notwithstanding the foregoing, each Lender hereby agrees to (i) use good faith efforts to change its Appropriate Payment Office, if such change (A) would eliminate the necessity for the payment of such additional amounts and (B) not have an adverse effect on such Lender and (ii) treat the Borrowers in substantially the same manner as it treats all similarly situated borrowers with respect to the requirement to pay such additional amounts.

               2.2.7 General Letter of Credit Provisions.


               The Borrowers hereby instruct the Appropriate Letter of Credit Issuer to pay any draft complying with the terms of any Letter of Credit irrespective of any instructions of the Borrowers to the contrary. The Borrowers assume all risks of the acts and omissions of the beneficiary and other users of any Letter of Credit. The Appropriate Letter of Credit Issuer, the Agents, the Lenders and their respective branches, Affiliates and/or correspondents shall not be responsible for and the Borrowers hereby indemnify and hold the Appropriate Letter of Credit Issuer, the Agents, the Lenders and their respective branches, Affiliates and/or correspondents harmless from and against all liability, loss and expense (including reasonable attorney's fees and costs) incurred by the Appropriate Letter of Credit Issuer, the Agents, the Lenders and/or their respective branches, Affiliates and/or correspondents relative to and/or as a consequence of (a) any failure by the Borrowers to perform the agreements hereunder and under any Letter of Credit Agreement, (b) any Letter of Credit Agreement, this Agreement, any Letter of Credit and any draft, draw and/or acceptance under or purported to be under any Letter of Credit, (c) any action taken or omitted by the Appropriate Letter of Credit Issuer, any of the Lenders, Agents and/or any of their respective branches, Affiliates and/or correspondents at the request of the Borrowers, (d) any failure or inability to perform in accordance with the terms of any Letter of Credit by reason of any control or restriction rightfully or wrongfully exercised by any de facto or de jure

Governmental Authority, group or individual asserting or exercising governmental or paramount powers, and/or (e) any consequences arising from causes beyond the control of the Appropriate Letter of Credit Issuer, any of the Lenders, Agents and/or any of their respective branches, Affiliates and/or correspondents.


               Except for gross negligence or willful misconduct, the Appropriate Letter of Credit Issuer, the Lenders, the Agents and their respective branches, Affiliates and/or correspondents, shall not be liable or responsible in any respect for any (a) error, omission, interruption or delay in transmission, dispatch or delivery of any one or more messages or advices in connection with any Letter of Credit, whether transmitted by cable, telegraph, mail or otherwise and despite any cipher or code which may be employed, and/or
(b) action, inaction or omission which may be taken or suffered by it or them in good faith or through inadvertence in identifying or failing to identify any beneficiary or otherwise in connection with any Letter of Credit.


               Any Letter of Credit may be amended, modified or revoked only upon the receipt by the Appropriate Letter of Credit Issuer from the Borrowers and the beneficiary (including any transferee and/or assignee of the original beneficiary), of a written consent and request therefor.


               If any Laws, order of court and/or ruling or regulation of any Governmental Authority of the United States (or any state thereof) and/or any country other than the United States permits a beneficiary under a Letter of Credit to require the Appropriate Letter of Credit Issuer, the Lenders, the Agents and/or any of their respective branches, Affiliates and/or correspondents to pay drafts under or purporting to be under a Letter of Credit after the expiration date of the Letter of Credit, the Borrowers shall reimburse the Appropriate Letter of Credit Issuer and the Lenders and Agents, as appropriate, for any such payment pursuant to provisions of Section 2.2.6 (Change in Law; Increased Cost).


               Except as may otherwise be specifically provided in a Letter of Credit or Letter of Credit Agreement, the laws of the State of Maryland and the Uniform Customs and Practice for Documentary Credits, 1993 Revision, International Chamber of Commerce Publication No. 500 shall govern the Letters of Credit. The Laws, rules, provisions and regulations of the Uniform Customs and Practice for Documentary Credits are hereby incorporated by reference. In the event of a conflict between the Uniform Customs and Practice for Documentary Credits and the laws of the State of Maryland, the Uniform Customs and Practice for Documentary Credits shall prevail.

               2.2.8 Participations in the Letters of Credit.


               Each Lender hereby irrevocably authorizes the Appropriate Letter of Credit Issuer to issue Letters of Credit in accordance with the provisions of this Agreement. As of the date each Letter of Credit is opened or issued by the Appropriate Letter of Credit Issuer pursuant to the provisions of this Agreement, each Lender shall have an undivided participating interest in (a) the rights and obligations of the Appropriate Letter of Credit Issuer under such Letter of Credit, and (b) the Outstanding Letter of Credit Obligations of the Borrowers with respect to such Letter of Credit, in an amount equal to each Lender's Revolving Credit Pro Rata Share of such Outstanding Letter of Credit Obligations.

               2.2.9 Payments by the Lenders to the Appropriate Letter of Credit Issuer.


               If the Borrowers fail to pay to the Appropriate Letter of Credit Issuer any Current Letter of Credit Obligations as and when due and payable, the Appropriate Letter of Credit Issuer shall promptly notify each of the Lenders and shall demand payment from each of the Lenders such Lender's Revolving Credit Pro Rata Share of such unpaid Current Letter of Credit Obligations. In addition, if any amount paid to the Appropriate Letter of Credit Issuer on account of Current Letter of Credit Obligations is rescinded or required to be restored or turned over by the Appropriate Letter of Credit Issuer upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrowers or upon or as a result of the appointment of a receiver, intervenor, trustee, conservator or similar officer for the Borrowers, or is otherwise not indefeasibly covered by an advance under the Revolving Loan, the Appropriate Letter of Credit Issuer shall promptly notify each of the Lenders and shall demand payment from each of the Lenders of its Revolving Credit Pro Rata Share of its portion of the Current Letter of Credit Obligations to be remitted to the Borrowers.


               Each of the Lenders irrevocably and unconditionally agrees to honor any such demands for payment under this Section and promises to pay to the Appropriate Letter of Credit Issuer's account on the same Business Day as demanded the amount of its Revolving Credit Pro Rata Share of the Current Letter of Credit Obligations in immediately available funds, without any setoff, counterclaim or deduction of any kind. Any payment by a Lender hereunder shall in no way release, discharge or lessen the obligation of the Borrowers to pay Current Letter of Credit Obligations to the Appropriate Letter of Credit Issuer in accordance with the provisions of this Agreement.


               The obligation of each of the Lenders to remit the amounts of its Revolving Credit Pro Rata Share of Current Letter of Credit Obligations for the account of the Appropriate Letter of Credit Issuer pursuant to this Section shall be unconditional and irrevocable under any and all circumstances and may not be terminated, suspended or delayed for any reason whatsoever, provided that all payments of such amounts by each of the Lenders shall be without prejudice to the rights of each of the Lenders with respect to the Appropriate Letter of Credit Issuer's alleged willful misconduct. Any claim any Lender may have against the Appropriate Letter of Credit Issuer as a result of the Appropriate Letter of Credit Issuer's alleged willful misconduct may be brought by such Lender in a separate action against the Appropriate Letter of Credit Issuer but may not be used as a defense to payment under the provisions of this Section.


               No failure of any Lender to remit the amount of its Revolving Credit Pro Rata Share of Current Letter of Credit Obligations to the Appropriate Letter of Credit Issuer pursuant to this Section shall affect the obligations of the Appropriate Letter of Credit Issuer under any Letter of Credit, and if any Lender does not remit to the Appropriate Letter of Credit Issuer the amount of its Revolving Credit Pro Rata Share of Current Letter of Credit Obligations on the same day as demanded, then without limiting such Lender's obligation to transmit funds on the same Business Day as demanded, such Lender shall be obligated to pay, on demand of the Appropriate Letter of Credit Issuer and without setoff, counterclaim or deduction of any kind whatsoever interest on the unpaid amount at the Federal Funds Rate for each day from the date such amount shall be due and payable to the Appropriate Letter of Credit Issuer until the date such amount shall have been paid in full to the Appropriate Letter of Credit Issuer by such Lender.

         Section 2.3 Multi-Currency Participations.

               2.3.1 Multi-Currency Participants.


               At any time that a Multi-Currency Lender makes a Multi-Currency Loan or the Multi-Currency Letter of Credit Issuer issues a Multi-Currency Letter of Credit, each other Lender shall be deemed, without further action by any Person, to have purchased from such Multi-Currency Lender or Multi-Currency Letter of Credit Issuer, as the case may be, an unfunded participation in any such Multi-Currency Loan or Multi-Currency Letter of Credit, as the case may be, in an amount equal to such Lender's Revolving Credit Pro Rata Share of the aggregate principal amount of such Multi-Currency Revolving Loan or stated amount of such Multi-Currency Letter of Credit and shall be obligated to fund such participation at such time and in the manner provided below. Upon (i) the occurrence and during the continuance of a Default, and (ii) the demand (confirmed within a reasonable time in writing) (notwithstanding any other fact or circumstance) by any Multi-Currency Lender or Multi-Currency Letter of Credit of Credit Issuer, as the case may be to the Multi-Currency Agent and the Administrative Agent (with prompt telephonic notice of such demand followed by a copy of such written demand to each other Lender, each such other Lender, a "Multi-Currency Participant") and each Borrower with respect to any outstanding Multi-Currency Revolving Loan made by such Multi-Currency Lender or Current Letter of Credit Obligations in respect of any drawing under a Multi-Currency Letter of Credit, each Multi-Currency Participant shall purchase from such Multi-Currency Lender or Multi-Currency Letter of Credit Issuer, as the case may be, without recourse to such Multi-Currency Lender or Multi-Currency Letter of Credit Issuer, as the case may be (except in the case of a breach of the representation and warranty set forth below in this clause (ii)), and such Multi-Currency Lender shall sell and assign to each such Multi-Currency Participant, such Multi-Currency Participant's Revolving Credit Pro Rata Share of the aggregate principal amount of such outstanding Multi-Currency Revolving Loan or such Current Letter of Credit Obligations with respect to a Multi-Currency Letter of Credit as of the date of such demand. Any such demand made by a Multi-Currency Lender or Multi-Currency Letter of Credit Issuer, as the case may be, shall specify the amount of US Dollars (based upon the actual exchange rate at which the Multi-Currency Agent anticipates being able to obtain the relevant Foreign Currency (with any excess payment being refunded to the Multi-Currency Participants and any deficiency remaining payable by the Multi-Currency Participants)) required from such Multi-Currency Participant in order to effect the purchase and funding by such Multi-Currency Participant of its Revolving Credit Pro Rata Share of the aggregate principal amount of any such Multi-Currency Revolving Loan or such Current Letter of Credit Obligations with respect to a Multi-Currency Letter of Credit. Each Multi-Currency Participant shall effect such purchase, sale, assignment and funding by making available to the Multi-Currency Agent for the account of such Multi-Currency Lender or Multi-Currency Letter of Credit Issuer, as the case may be, by deposit to the Appropriate Payment Office, in same day funds in US Dollars, such amount required to effect the purchase by such Multi-Currency Participant of its Revolving Credit Pro Rata Share of the aggregate principal amount of such outstanding Multi-Currency Revolving Loan or such Current Letter of Credit Obligations with respect to a Multi-Currency Letter of Credit. Each Borrower hereby agrees to each such purchase, sale and assignment. Each Multi-Currency Participant agrees to purchase and fund its Revolving Credit Pro Rata Share of the aggregate principal amount of an outstanding Multi-Currency Revolving Loan or Current Letter of Credit Obligations in respect of any drawing under a Multi-Currency Letter of Credit on (1) the US Business Day on which demand therefor is made by a Multi-Currency Lender or Multi-Currency Letter of Credit Issuer, as the case may be, provided that notice of such demand is given not later than 11:00 a.m. (Baltimore City time) on such US Business Day or (2) the first US Business Day next succeeding such demand if notice of such demand is given after such time.

               2.3.2 Representations of Multi-Currency Lender and Multi-Currency Letter of Credit Issuer.


               Upon any such purchase, sale and assignment by a Multi-Currency Lender or a Multi-Currency Letter of Credit Issuer to any Multi-Currency Participant of a portion of a Multi-Currency Revolving Loan or Current Letter of Credit Obligations under a Multi-Currency Letter of Credit, such Multi-Currency Lender or Multi-Currency Letter of Credit Issuer, as applicable, represents and warrants to such Multi-Currency Participant that such Multi-Currency Lender or Multi-Currency Letter of Credit Issuer, as applicable, is the legal and beneficial owner of such interest being sold and assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Multi-Currency Revolving Loan or Multi-Currency Letter of Credit, the Financing Documents or any Credit Party. If and to the extent that any Multi-Currency Participant shall not have so made the amount of its purchase price with respect to such Multi-Currency Revolving Loan or Current Letter of Credit Obligations in respect of any drawing under a Multi-Currency Letter of Credit available to the Multi-Currency Letter of Credit Issuer, such Multi-Currency Participant agrees to pay to the Multi-Currency Letter of Credit Issuer forthwith on demand such amount together with interest thereon, for each day from the date of demand by such Multi-Currency Lender or Multi-Currency Letter of Credit Issuer to the date such amount is paid to the Multi-Currency Letter of Credit Issuer, at the Federal Funds Rate. If such Multi-Currency Participant shall pay to the Multi-Currency Letter of Credit Issuer such amount for the account of a Multi-Currency Lender or Multi-Currency Letter of Credit Issuer on any Business Day, such amount so paid in respect of principal shall constitute a Multi-Currency Revolving Loan made by such Multi-Currency Participant in its capacity as a Lender (and for such purposes such Lender shall be deemed to be a Multi-Currency Lender with respect to such Multi-Currency Revolving Loan) on such Business Day for purposes of this Agreement, and the outstanding principal amount of such Multi-Currency Revolving Loan originally made by such Multi-Currency Lender shall be reduced by such amount on such Business Day. Each Multi-Currency Participant acknowledges and agrees that, notwithstanding anything in this Agreement to the contrary, its obligation to purchase and fund its Revolving Credit Pro Rata Share of the aggregate principal amount of any Multi-Currency Revolving Loan or in respect of any drawing under a Multi-Currency Letter of Credit hereunder is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, (i) the occurrence and continuance of any Default or Event of Default, (ii) the existence of any claim, set-off, defense or other right that such Multi-Currency Participant may have at any time against any Multi-Currency Lender, any Multi-Currency Letter of Credit Issuer, any other Lender, any Borrower or any other Person, whether in connection with the transactions contemplated by this Agreement or any unrelated transaction or
(iii) any other circumstance that might otherwise constitute a defense available to, or a discharge of, such Multi-Currency Participant.

               2.3.3 Standing of Multi-Currency Participant.


               If, and for so long as any Multi-Currency Participant's public debt rating (as defined below) is below A- by S&P or Moody's (or, with respect to any Multi-Currency Participant that does not have such a public debt rating at any time of determination, the Multi-Currency Lenders shall determine that such Multi-Currency Participant's ability to meet such Multi-Currency Participant's obligations under Section 2.3.1 above has declined since the date such Multi-Currency Participant became a Multi-Currency Participant hereunder),
(1) such Multi-Currency Participant shall, immediately upon demand by any Multi-Currency Lender or Multi-Currency Letter of Credit Issuer, as the case may be, cash collateralize its Revolving Credit Pro Rata Share of the aggregate principal amount of all outstanding Multi-Currency Revolving Loans and all outstanding Multi-Currency Letters of Credit by depositing an amount equal to such Revolving Credit Pro Rata Share into a cash collateral account designated by the Administrative Agent (and, if necessary, established for such purposes and, so long as no Default or Event of Default has occurred and is continuing, established in such location as determined after consultation with the Borrowers), and (2) each such Multi-Currency Participant shall, if so demanded by any Multi-Currency Lender in its sole discretion, or by any Multi-Currency Letter of Credit Issuer in its sole discretion, as the case may be, by written notice to the Administrative Agent, the Multi-Currency Agent, the Borrowers and such Multi-Currency Participant, prior to the funding by the Multi-Currency Lender of any Multi-Currency Revolving Loans in connection with each additional Multi-Currency Revolving Loan and prior to the issuance of each additional Multi-Currency Letter of Credit, deposit to such cash collateral account an amount equal to such Multi-Currency Participant's Revolving Credit Pro Rata Share of the aggregate amount of such Multi-Currency Revolving Loan or the Letter of Credit Obligations with respect to such Multi-Currency Letter of Credit, as the case may be. Amounts deposited by any Multi-Currency Participant in any such cash collateral account shall be held for the benefit of the Multi-Currency Lenders, shall be applied by the Administrative Agent to satisfy such Multi-Currency Participant's obligations under clause (i) above and shall, to the extent such amounts exceed at any time such Multi-Currency Participant's Revolving Credit Pro Rata Share of all outstanding Multi-Currency Revolving Loans and all outstanding Multi-Currency Letters of Credit, be returned to such Multi-Currency Participant. The term "public debt rating" means, as of any date with respect to any Person, the rating that has been most recently announced by either S&P or Moody's, as the case may be, for any class of non-credit enhanced long-term senior unsecured debt issued by such Person.

               2.3.4 Reports of Multi-Currency Agent


               The Multi-Currency Agent shall furnish to the Administrative Agent and each Lender on the first Business Day of each week a written report summarizing the aggregate principal amount of Multi-Currency Revolving Loans outstanding in each Approved Foreign Currency (including the U.S. Dollar Foreign Currency Equivalent thereof) during the preceding week.

         Section 2.4 The Capital Expenditure Line Facility.

               2.4.1 Capital Expenditure Line Facility.

               Subject to and upon the provisions of this Agreement, the Lenders collectively, but severally, establish a capital expenditure line facility in favor of the Borrowers. The aggregate of all advances under the Capital Expenditure Line Facility are sometimes referred to in this Agreement collectively as the "Capital Expenditure Line".


               The amount set forth below each Lender's signature to this Agreement is herein called such Lender's "Capital Expenditure Line Committed Amount" and the total of each Lender's Capital Expenditure Line Committed Amount equals Twenty-five Million Dollars ($25,000,000) and is herein called the "Total Capital Expenditure Line Committed Amount". The proportionate share set forth below each Lender's signature to this Agreement is herein called such Lender's "Capital Expenditure Line Pro Rata Share."


               During the Capital Expenditure Line Commitment Period, any or all of the Borrowers may request advances under the Capital Expenditure Line Facility in accordance with the provisions of this Agreement; provided that after giving effect to any Borrower's request:

                     (a) the outstanding principal balance of each Lender's Capital Expenditure Line Pro Rata Share of the Capital Expenditure Line would not exceed such Lender's Capital Expenditure Line Pro Rata Share; and

                     (b) the aggregate outstanding principal balance of the Capital Expenditure Line would not exceed the Total Capital Expenditure Line Committed Amount.


               Amounts repaid on the Capital Expenditure Line may not be reborrowed.

               2.4.2 Procedure for Making Advances Under the Capital Expenditure
                     Line.


               The Borrowers may borrow under the Capital Expenditure Line Facility on any Business Day. A Borrower shall give the Administrative Agent written notice (a "Capital Expenditure Line Notice") at least five (5) Business Days prior to the date on which such Borrower desires an advance under the Capital Expenditure Line. Each Capital Expenditure Line Notice shall be accompanied by (a) a contract of sale, purchase order or invoice, in form and substance reasonably satisfactory to the Administrative Agent, which accurately and completely describes the equipment which is the subject of the requested advance and the purchase price therefor, and in the case of Capital Expenditure Line Equipment, expressly identifying and excluding the costs of delivery, installation, taxes, and other "soft" costs, and (b) evidence satisfactory to the Administrative Agent indicating that such equipment has been delivered to and accepted by the respective Borrower not more than 90 days prior to the date of the advance. Each Capital Expenditure Line Notice shall also be accompanied by such other information, certificates, confirmations, and other items as the Administrative Agent may require to determine the value and the delivery of the subject equipment and compliance with the other terms of this Agreement. The amount to be advanced with respect to a Capital Expenditure Line Notice shall not exceed the lesser of (a) the amount requested by such Borrower or (b) 80% of the purchase price (excluding the costs of delivery, installation, taxes, and other "soft" costs) of the Capital Expenditure Line Equipment. The Administrative Agent must be satisfied that the equipment for which an advance is requested shall, at the time of advance and at all other times (i) not be affixed to any real property, (ii) not be subject to any Liens in favor of parties other than the Agents and Lenders hereunder, (iii) be free of, and not become, accessions, additions, fittings and accessories which are subject to a Lien in favor of any other person including, without limitation, the holders of the Senior Notes or the Senior Notes Trustees or others acting on their behalf, and (iv) not be subject to any claim by any Person including, without limitation, the holders Senior Notes, that such Person is entitled to pari passu lien. Upon receipt of any such Capital Expenditure Line Notice, the Administrative Agent shall promptly notify each Lender of the amount of each advance to be made by such Lender on the requested borrowing date under such Lender's Capital Expenditure Line Commitment. Each advance under the Capital Expenditure Line shall be not less than $500,000.


               Not later than 2:00 p.m. (Baltimore City Time) on each requested borrowing date for the making of advances under the Capital Expenditure Line, each Lender shall, if it has received timely notice from the Administrative Agent of the Borrower's request for such advances, make available to the Administrative Agent, in funds immediately available to the Administrative Agent at the Administrative Agent's office set forth in Section 9.1, such Lender's Capital Expenditure Line Pro Rata Share of the advances to be made on such date.

               2.4.3 Capital Expenditure Line Notes.


               The obligation of the Borrowers to pay each Lender's Capital Expenditure Line Pro Rata Share of the Capital Expenditure Line, with interest, shall be evidenced by a series of promissory notes (as from time to time extended, amended, restated, supplemented or otherwise modified, collectively the "Capital Expenditure Line Notes" and individually a "Capital Expenditure Line Note") substantially in the form of EXHIBIT "B-2" attached hereto and made a part hereof, with appropriate insertions. Each Lender's Capital Expenditure Line Note shall be dated as of the Closing Date, shall be payable to the order of such Lender at the times provided in the Capital Expenditure Line Note, and shall be in the principal amount of such Lender's Capital Expenditure Line Pro Rata Share. Each of the Borrowers acknowledges and agrees that, if the outstanding principal balance of the Capital Expenditure Line outstanding from time to time exceeds the aggregate face amount of the Capital Expenditure Line Notes, the excess shall bear interest at the rates provided from time to time for the Capital Expenditure Line evidenced by the Capital Expenditure Line Notes and shall be payable, with accrued interest, ON DEMAND. The Capital Expenditure Line Notes shall not operate as a novation of any of the Obligations or nullify, discharge, or release any such Obligations or the continuing contractual relationship of the parties hereto in accordance with the provisions of this Agreement.

              2.4.4    Payments of Capital Expenditure Line.

              Each advance under the Capital Expenditure Line shall be repayable in installment payments of principal quarterly (on the first day of each August, November, February, and May after the date of such advance) in an amount equal to 1/20th of the amount of the advance. At the time of each advance under the Capital Expenditure Line, the Parent on behalf of the Borrowers shall furnish a "Capital Expenditure Line Payment Schedule" substantially in the form of EXHIBIT "B-3" attached hereto and made a part hereof, with appropriate insertions, which shall set forth the installment payments with respect to the advance and the aggregate payments due thereafter on all Capital Expenditure Line advances. The Capital Expenditure Line Payment Schedules shall not operate as a novation of any of the Obligations or nullify, discharge, or release any such Obligations or the continuing contractual relationship of the parties hereto in accordance with the provisions of this Agreement or the Capital Expenditure Line Notes. In addition, in the event Capital Expenditure Line Equipment is sold or otherwise disposed of (by casualty or otherwise) and the proceeds of such sale or disposition which are received by the Lenders for application to the Capital Expenditure Line are not sufficient to pay in full an amount equal to the aggregate of the quarterly installment payments of principal remaining with respect to the advance for such Capital Expenditure Line Equipment, then the Borrowers shall pay to the Administrative Agent UPON DEMAND the amount of such deficiency for application to the Capital Expenditure Line and the Borrowers shall furnish a Capital Expenditure Line Payment Schedule reflecting the amount repaid and the new installment amounts.

              2.4.5    Optional Prepayments of Capital Expenditure Line.

              The Borrowers may, at their option, at any time and from time to time prepay (each a "Capital Expenditure Line Optional Prepayment" and collectively the "Capital Expenditure Line Optional Prepayments") the Capital Expenditure Line, in whole or in part without premium or penalty. The amount to be so prepaid, together with interest accrued thereon to date of prepayment if the amount is intended as a prepayment of the Capital Expenditure Line in whole, shall be paid by the Borrowers to the Administrative Agent for the ratable (based upon each Lender's Capital Expenditure Line Pro Rata Share) benefit of the Lenders on the date specified for such prepayment.

              2.4.6 Application of Capital Expenditure Line Partial Prepayments.


              Partial Capital Expenditure Line Loan Optional Prepayments shall be in an amount not less than the aggregate amount of the next principal installment under the Capital Expenditure Line Notes and shall be applied first to all accrued and unpaid interest on the principal of the Capital Expenditure Line Notes, and then pro rata to the balloon payment due at maturity and to the principal installment payments, which proration for each payment shall be equal to the amount to be prepaid times a fraction, the numerator of which is the amount of the balloon or installment (as applicable) payment and the denominator of which is the aggregate outstanding principal balance of the Capital Expenditure Line immediately prior to the prepayment. The Borrowers may not, however, make a partial Capital Expenditure Line Optional Prepayment unless the Borrowers have furnished a Capital Expenditure Line Payment Schedule reflecting the amount to be prepaid and the new installment amounts.

         Section 2.5       Interest.

              2.5.1 Applicable Interest Rates.

                   (a) Each Loan shall bear interest until maturity (whether by acceleration, declaration, extension or otherwise) at either the Base Rate or the Eurodollar Rate, as selected and specified by the Borrowers in an Interest Rate Election Notice furnished to the Lender in accordance with the provisions of Section 2.5.2(e), or as otherwise determined in accordance with the provisions of this ARTICLE II, and as may be adjusted from time to time in accordance with the provisions of Section 2.5.3 (Inability to Determine Eurodollar Base Rate).

                   (b) Notwithstanding the foregoing, following the occurrence and during the continuance of an Event of Default, at the option of the Administrative Agent, all Loans and all other Obligations shall bear interest at the Post-Default Rate.

                   (c) The Applicable Margin for (i) Eurodollar Loans shall be 225 basis points per annum, and (ii) Base Rate Loans shall be 25 basis points per annum unless and until a change is required by the operation of Section 2.5.1(d).

                   (d) Changes in the Applicable Margin shall be made not more frequently than quarterly based on the Borrowers' Pricing Ratio determined as of the end of each fiscal quarter by the Administrative Agent based on the Borrowers' statements required by Section 6.1.1(c) (Quarterly Statements and Certificates), except that the first such determination shall be made based on the Borrowers' annual financial statements required by Section 6.1.1(a) (Annual Statements and Certificates ) for the Borrowers' fiscal year ended December 31, 1998 and shall be effective as of the first day of the first month after the Administrative Agent receives such statements.

                   (e) The Applicable Margin (expressed as basis points) for the Revolving Credit Facility shall vary depending upon the Borrowers' Pricing Ratio, as follows:


---------------------------------------------------------------------------------------------------------
               Pricing Ratio                      Applicable Margin for       Applicable Margin for Base
                                                     Eurodollar Loans                 Rate Loans
---------------------------------------------------------------------------------------------------------
    Equal to or greater than 4.0 to 1.0                   225                             25
---------------------------------------------------------------------------------------------------------
    Equal to or greater than 3.0 to 1.0                   200                              0
---------------------------------------------------------------------------------------------------------
            Less than 3.0 to 1.0                          175                              0
---------------------------------------------------------------------------------------------------------

                   (f) The Applicable Margin (expressed as basis points) for the Capital Expenditure Line shall vary depending upon the Borrowers' Pricing Ratio, as follows:


---------------------------------------------------------------------------------------------------------
                Pricing Ratio                      Applicable Margin for      Applicable Margin for Base
                                                     Eurodollar Loans                 Rate Loans
---------------------------------------------------------------------------------------------------------
     Equal to or greater than 4.0 to 1.0                   250                            50
---------------------------------------------------------------------------------------------------------
     Equal to or greater than 3.0 to 1.0                   225                            25
---------------------------------------------------------------------------------------------------------
            Less than 3.0 to 1.0                           200                             0
---------------------------------------------------------------------------------------------------------


              2.5.2 Selection of Interest Rates.

                   (a) The Borrowers may select the initial Applicable Interest Rate or Applicable Interest Rates to be charged on the Loans.

                   (b) From time to time after the date of this Agreement as provided in this Section, by a proper and timely Interest Rate Election Notice furnished to the Administrative Agent in accordance with the provisions of
Section 2.5.2(e), the Borrowers may select an initial Applicable Interest Rate or Applicable Interest Rates for any Loans or may convert the Applicable Interest Rate and, when applicable, the Interest Period, for any existing Loan to any other Applicable Interest Rate or, when applicable, any other Interest Period.

                   (c) The Borrowers' selection of an Applicable Interest Rate and/or an Interest Period, the Borrowers' election to convert an Applicable Interest Rate and/or an Interest Period to another Applicable Interest Rate or Interest Period, and any other adjustments in an interest rate are subject to the following limitations:

                       (i) the Borrowers shall not at any time select or change to an Interest Period that extends beyond the Revolving Credit Expiration Date in the case of the Revolving Loan or beyond the scheduled maturity of the Capital Expenditure Line in the case of the Capital Expenditure Line;

                       (ii) except as otherwise provided in Section 2.5.4 (Indemnity), no change from the Eurodollar Rate to the Base Rate shall become effective on a day other than a Business Day and on a day which is the last day of the then current Interest Period, no change of an Interest Period shall become effective on a day other than the last day of the then current Interest Period, and no change from the Base Rate to the Eurodollar Rate shall become effective on a day other than a day which is a Eurodollar Business Day;

                       (iii) any Applicable Interest Rate change for any Loan to be effective on a date on which any principal payment on account of such Loan is scheduled to be paid shall be made only after such payment shall have been made;

                       (iv) no more than ten (10) different Eurodollar Rates may be outstanding at any time and from time to time with respect to the Revolving Loan;

                       (v) only three (3) Eurodollar Rates may be outstanding at any time and from time to time with respect to the Capital Expenditure Line;

                       (vi) the first day of each Interest Period shall be a Eurodollar Business Day;

                       (vii) as of the effective date of a selection, there shall not exist an Event of Default; and

                       (viii) the minimum principal amount of a Eurodollar Loan shall be One Million Dollars ($1,000,000).

                   (d) If a request for an advance under the Loans is not accompanied by an Interest Rate Election Notice or does not otherwise include a selection of an Applicable Interest Rate and, if applicable, an Interest Period, or if, after having made a selection of an Applicable Interest Rate and, if applicable, an Interest Period, the Borrowers fail or are not otherwise entitled under the provisions of this Agreement to continue such Applicable Interest Rate or Interest Period, the Borrowers shall be deemed to have selected the Base Rate as the Applicable Interest Rate until such time as the Borrowers have selected a different Applicable Interest Rate and specified an Interest Period in accordance with, and subject to, the provisions of this Section.

                   (e) The Lenders will not be obligated to make Loans, to convert the Applicable Interest Rate on Loans to another Applicable Interest Rate, or to change Interest Periods, unless the Administrative Agent shall have received an irrevocable written or telephonic notice (an "Interest Rate Election Notice") from the Borrowers specifying the following information:

                       (i)      the amount to be borrowed or converted;

                       (ii)     a selection of the Base Rate or the Eurodollar
         Rate;

                       (iii) the length of the Interest Period if the Applicable Interest Rate selected is the Eurodollar Rate; and

                       (iv) the requested date on which such election is to be effective.


              Any telephonic notice must be confirmed by telecopy within three (3) Business Days. Each Interest Rate Election Notice must be received by the Administrative

Agent not later than 10:00 a.m. (Baltimore City time) on the Business Day of any requested borrowing or conversion in the case of a selection of the Base Rate and not later than 10:00 a.m. (Baltimore City time) on the third Business Day before the effective date of any requested borrowing or conversion in the case of a selection of the Eurodollar Rate.

              2.5.3    Inability to Determine Eurodollar Base Rate.

              In the event that (a) the Administrative Agent shall have determined that, by reason of circumstances affecting the London interbank eurodollar market, adequate and reasonable means do not exist for ascertaining the Eurodollar Base Rate for any requested Interest Period with respect to a Loan the Borrowers have requested to be made as or to be converted to a Eurodollar Loan or (b) the Administrative Agent shall determine that the Eurodollar Base Rate for any requested Interest Period with respect to a Loan the Borrowers have requested to be made as or to be converted to a Eurodollar Loan does not adequately and fairly reflect the cost to the Lenders of funding or converting such Loan, the Administrative Agent shall give telephonic or written notice of such determination to the Borrowers at least one (1) day prior to the proposed date for funding or converting such Loan. If such notice is given, any request for a Eurodollar Loan shall be made as or converted to a Base Rate Loan. Until such notice has been withdrawn by the Administrative Agent, the Borrowers will not request that any Loan be made as or converted to a Eurodollar Loan.

              2.5.4    Indemnity.

                   (a) The Borrowers agree to indemnify and reimburse the Administrative Agent and the Lenders and to hold the Administrative Agent and the Lenders harmless from any loss (including loss of anticipated profits), cost (including administrative costs) or expense which any one or more of the Administrative Agent or the Lenders may sustain or incur as a consequence of (a) a default by the Borrowers in payment when due of the principal amount of or interest on any Eurodollar Loan, (b) the failure of the Borrowers to make, or convert the Applicable Interest Rate of, a Loan after the Borrowers has given a Loan Notice or an Interest Rate Election Notice, (c) the failure of the Borrowers to make any prepayment of a Eurodollar Loan after the Borrowers have given notice of such intention to make such a prepayment, and/or (d) the making by the Borrowers of a prepayment of a Eurodollar Loan on a day which is not the last day of the Interest Period for such Eurodollar Loan including, without limitation, any such loss (including loss of anticipated profits) or expense arising from the reemployment of funds obtained by the Lenders to maintain any Eurodollar Loan or from fees payable to terminate the deposits from which such funds were obtained.

                   (b) In addition to the foregoing, until the earlier of (i) the Syndication Date and (ii) the 180th day following the Closing Date, each Borrower severally shall compensate each Lender (including each Person that becomes a Lender pursuant to Section 9.5), upon its written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund such Borrower's Eurodollar Loans including loss of anticipated profit with respect to any Eurodollar Loans) which such Lender may sustain in connection with the Administrative Agent's and the Syndication Agent's syndication of this Agreement to additional Lenders during such period to the extent that such losses, expenses and liabilities arise from assignments of, incurrences of, or repayments of, Eurodollar Loans, provided, however, that the Lenders agree to use good faith efforts to cause the syndication date to occur at the end of an Interest Period.

              2.5.5    Payment of Interest.

                   (a) Unpaid and accrued interest on any portion of the Loans which consists of a Base Rate Loan shall be paid monthly, in arrears, on the first day of each calendar month, commencing on the first such date after the date of this Agreement, and on the first day of each calendar month thereafter, and at maturity (whether by acceleration, declaration, extension or otherwise).

                   (b) Notwithstanding the foregoing, any and all unpaid and accrued interest on any Base Rate Loan converted to a Eurodollar Loan or prepaid shall be paid immediately upon such conversion and/or prepayment, as appropriate.

                   (c) Unpaid and accrued interest on any Eurodollar Loan shall be paid monthly and on the last Business Day of each Interest Period for such Eurodollar Loan and at maturity (whether by acceleration, declaration, extension or otherwise); provided, however that any and all unpaid and accrued interest on any Eurodollar Loan prepaid prior to expiration of the then current Interest Period for such Eurodollar Loan shall be paid immediately upon prepayment.

         Section 2.6       General Financing Provisions.

              2.6.1    Borrowers' Representatives.


              The Borrowers hereby represent and warrant to the Administrative Agent and the Lenders that each of them will derive benefits, directly and indirectly, from each Letter of Credit and from each Loan, both in their separate capacity and as a member of the integrated group to which each of the Borrowers belong and because the successful operation of the integrated group is dependent upon the continued successful performance of the functions of the integrated group as a whole, because (a) the terms of the consolidated financing provided under this Agreement are more favorable than would otherwise would be obtainable by the Borrowers individually, and (b) the Borrowers' additional administrative and other costs and reduced flexibility associated with individual financing arrangements which would otherwise be required if obtainable would substantially reduce the value to the Borrowers of the financing. The Borrowers in the discretion of their respective managements are to agree among themselves as to the allocation of the benefits of Letters of Credit and the proceeds of Loans, provided, however, that the Borrowers shall be deemed to have represented and warranted to the Administrative Agent and the Lenders at the time of allocation that each benefit and use of proceeds is a Permitted Use.

              For administrative convenience, each Borrower hereby irrevocably appoints the Parent as such Borrower's attorney-in-fact, with power of substitution (with the prior written consent of the Administrative Agent in the exercise of its sole and absolute discretion), in the name of the Parent or in the name of such Borrower or otherwise to take any and all actions with respect to the this Agreement, the other Financing Documents, the Obligations and/or the Collateral (including, without limitation, the proceeds thereof) as the Parent may so elect from time to time, including, without limitation, actions to (i) request advances under the Loans, apply for and direct the benefits of Letters of Credits, and direct the Administrative Agent to disburse or credit the proceeds of any Loan directly to an account of the Parent, any one or more of the Borrowers or otherwise, which direction shall evidence the making of such Loan and shall constitute the acknowledgement by each of the Borrowers of the receipt of the proceeds of such Loan or the benefit of such Letter of Credit, (ii) enter into, execute, deliver, amend, modify, restate, substitute, extend and/or renew this Agreement, any Additional Borrower Joinder Supplement, any other Financing Documents, security agreements, mortgages, deposit account agreements, instruments, certificates, waivers, letter of credit applications, releases, documents and agreements from time to time, and (iii) endorse any check or other item of payment in the name of such Borrower or in the name of the Parent. The foregoing appointment is coupled with an interest, cannot be revoked without the prior written consent of the Administrative Agent, and may be exercised from time to time through the Parent's duly authorized officer, officers or other Person or Persons designated by the Parent to act from time to time on behalf of the Parent.


              Each of the Borrowers hereby irrevocably authorizes each of the Lenders to make Loans to any one or more all of the Borrowers, and hereby irrevocably authorizes the Administrative Agent to issue or cause to be issued Letters of Credit for the account of any or all of the Borrowers, pursuant to the provisions of this Agreement upon the written, oral or telephone request any one or more of the Persons who is from time to time a Responsible Officer of a Borrower under the provisions of the most recent certificate of corporate resolutions and/or incumbency of the Borrowers on file with the Administrative Agent and also upon the written, oral or telephone request of any one of the Persons who is from time to time a Responsible Officer of the Parent under the provisions of the most recent certificate of corporate resolutions and/or incumbency for the Parent on file with the Administrative Agent.


              Neither the Administrative Agent nor any of the Lenders assumes any responsibility or liability for any errors, mistakes, and/or discrepancies in the oral, telephonic, written or other transmissions of any instructions, orders, requests and confirmations between the Administrative Agent and the Borrowers or the Administrative Agent and any of the Lenders in connection with the Credit Facilities, any Loan, any Letter of Credit or any other transaction in connection with the provisions of this Agreement, except to the extent any such errors, mistakes and/or discrepancies are the proximate result of gross negligence or willful misconduct by the Administrative Agent or any Lender. Without implying any limitation on the joint and several nature of the Obligations, the Lenders agree that, notwithstanding any other provision of this Agreement, the Borrowers may create reasonable inter-company indebtedness between or among the Borrowers with respect to the allocation of the benefits and proceeds of the advances and Credit Facilities under this Agreement. The Borrowers agree among themselves, and the Administrative Agent and the Lenders consent to that agreement, that each Borrower shall have rights of contribution from all of the other Borrowers to the extent such Borrower incurs Obligations in excess of the proceeds of the Loans received by, or allocated to purposes for the direct benefit of, such Borrower. All such indebtedness and rights shall be, and are hereby agreed by the Borrowers to be, subordinate in priority and payment to the indefeasible repayment in full in cash of the Obligations, and, unless the Administrative Agent agrees in writing otherwise, shall not be exercised or repaid in whole or in part until all of the Obligations have been indefeasibly paid in full in cash. The Borrowers agree that all of such inter-company indebtedness and rights of contribution are part of the Collateral and secure the Obligations. Each Borrower hereby waives all rights of counterclaim, recoupment and offset between or among themselves arising on account of that indebtedness and otherwise. Each Borrower shall not evidence the inter-company indebtedness or rights of contribution by note or other instrument, and shall not secure such indebtedness or rights of contribution with any Lien or security. Notwithstanding anything contained in this Agreement to the contrary, the amount covered by each Borrower under the Obligations shall be limited to an aggregate amount (after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Borrower in respect of the Obligations) which, together with other amounts owing by such Borrowers to the Administrative Agent and the Lenders under the Obligations, is equal to the largest amount that would not be subject to avoidance under the Bankruptcy Code or any applicable provisions of any applicable, comparable state or other Laws.

              2.6.2    Computation of Interest and Fees.

              All applicable Fees and interest shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. Any change in the interest rate on any of the Obligations resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change in the Base Rate is announced.

              2.6.3    Liens; Setoff.

              The Borrowers hereby grant to the Administrative Agent and to the Lenders a continuing Lien for all of the Obligations (including, without limitation, the Agents' Obligations) upon any and all monies, securities, and other property of the Borrowers and the proceeds thereof, now or hereafter held or received by or in transit to, the Administrative Agent, any of the Lenders, and/or any Affiliate of the Administrative Agent and/or any of the Lenders, from or for the Borrowers, and also upon any and all deposit accounts (general or special) and credits of the Borrowers, if any, with the Administrative Agent, any of the Lenders or any Affiliate of the Administrative Agent or any of the Lenders, at any time existing, excluding any deposit accounts held by the Borrowers in their capacity as trustee for Persons who are not Borrowers or Affiliates of the Borrowers. Without implying any limitation on any other rights the Administrative Agent and/or the Lenders may have under the Financing Documents or applicable Laws, during the continuance of an Event of Default, the Administrative Agent is hereby authorized by the Borrowers at any time and from time to time, without notice to the Borrowers, to set off, appropriate and apply any or all items hereinabove referred to against all Obligations (including, without limitation, the Agents' Obligations) then outstanding (whether or not then due), all in such order and manner as shall be determined by the Administrative Agent in its sole and absolute discretion.

              2.6.4    Requirements of Law.

              In the event that any Lender shall have determined in good faith that (a) the adoption of any Laws regarding capital adequacy, or (b) any change therein or in the interpretation or application thereof or (c) compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority, does or shall have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender, as a consequence of the obligations of the such Lender hereunder to a level below that which such Lender or any corporation controlling such Lender would have achieved but for such adoption, change or compliance (taking into consideration the policies of such Lender and the corporation controlling such Lender, with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrowers of a written request therefor and a statement of the basis for such determination, the Borrowers shall pay to such Lender such additional amount or amounts in order to compensate for such reduction, provided, however, that each Lender agrees to (i) use good faith efforts to change its Appropriate Payment Office if such change would (A) eliminate the necessity for such additional payments and (B) not have an adverse effect on such Lender and (ii) treat the Borrowers in substantially the same manner as it treats all similarly situated borrowers with respect to the requirement to payment of such additional amounts.

              2.6.5    Administrative Agency Fees.

              The Borrowers shall pay to the Administrative Agent an administrative agency fee (collectively, the "Administrative Agency Fees" and individually an "Administrative Agency Fee"), which Administrative Agency Fees shall be payable quarterly in advance on the Closing Date and on the first day of each August, November, February, and May of each year commencing on the first such date following the Closing Date, and continuing until the last such date prior to which all Obligations arising out of, or under, the Credit Facilities then outstanding have been paid in full. Each Administrative Agency Fee shall be in the amount of $25,000 per quarter.

              2.6.6    Origination Fee.


              The Borrowers shall pay to the Administrative Agent for the sole and exclusive benefit of the Administrative Agent on or before the Closing Date an origination fee in the amount set forth in the Administrative Agent's fee letter (the "Origination Fee"), which Origination Fee shall be fully earned and nonrefundable upon payment and shall be a part of the Agents' Obligations.

              2.6.7    Funds Transfer Services.

                   (a) Each Borrower acknowledges that the Administrative Agent has made available to the Borrowers Wire Transfer Procedures a copy of which is attached to this Agreement as EXHIBIT C and which include a description of security procedures regarding funds transfers executed by the Administrative Agent or an Affiliate bank at the request of the Borrowers (the "Security Procedures"). The Borrowers and the Administrative Agent agree that the Security Procedures are commercially reasonable. Each Borrower further acknowledges that the full scope of the Security Procedures which the Administrative Agent or such Affiliate bank offers and strongly recommends for funds transfers is available only if the Borrowers communicate directly with the Administrative Agent or such Affiliate bank as applicable in accordance with said procedures. If a Borrower attempts to communicate by any other method or otherwise not in accordance with the Security Procedures, the Administrative Agent or such Affiliate bank, as applicable, shall not be required to execute such instructions, but if the Administrative Agent or such Affiliate bank, as applicable, does so, the Borrowers will be deemed to have refused the Security Procedures that the Administrative Agent or such Affiliate bank as applicable offers and strongly recommends, and the Borrowers will be bound by any funds transfer, whether or not authorized, which is issued in any Borrower's name and accepted by the Administrative Agent or such Affiliate bank, as applicable, in good faith. The Administrative Agent or such Affiliate bank, as applicable, may modify Wire Transfer Procedures including, without limitation, the Security Procedures at such time or times and in such manner as the Administrative Agent or such Affiliate bank, as applicable, in its sole discretion, deems appropriate to meet prevailing standards of good banking practice. By continuing to use the Administrative Agent's or such Affiliate bank's, as applicable, wire transfer services after receipt of any modification of the Wire Transfer procedures including, without limitation, the Security Procedures, each Borrower agrees that the Security Procedures, as modified, are likewise commercially reasonable. Each Borrower further agrees to establish and maintain procedures to safeguard the Security Procedures and any information related thereto. Neither the Administrative Agent nor any Affiliate of the Administrative Agent is responsible for detecting any error in payment order sent by any Borrower to the Administrative Agent or any of the Lenders.

                   (b) The Administrative Agent or such Affiliate bank, as applicable, will generally use the Fedwire funds transfer system for domestic funds transfers, and the funds transfer system operated by the Society for Worldwide International Financial Telecommunication (SWIFT) for international funds transfers. International funds transfers may also be initiated through the Clearing House InterBank Payment System (CHIPs) or international cable. However, the Administrative Agent or such Affiliate bank, as applicable, may use any means and routes that the Administrative Agent or such Affiliate bank, as applicable, in its sole discretion, may consider suitable for the transmission of funds. Each payment order, or cancellation thereof, carried out through a funds transfer system or a clearinghouse will be governed by all applicable funds transfer system rules and clearing house rules and clearing arrangements, whether or not the Administrative Agent or such Affiliate bank, as applicable, is a member of the system, clearinghouse or arrangement and each Borrower acknowledges that the Administrative Agent's or such Affiliate bank's, as applicable, right to reverse, adjust, stop payment or delay posting of an executed payment order is subject to the laws, regulations, rules, circulars and arrangements described herein.

              2.6.8    Guaranty.

                   (a) Each Domestic Borrower hereby unconditionally and irrevocably, guarantees to the Agents and the Lenders:

                       (i) the due and punctual payment in full (and not merely the collectibility) by the other Borrowers of the Obligations, including unpaid and accrued interest thereon, in each case when due and payable, all according to the terms of this Agreement, the Notes and the other Financing Documents;

                       (ii) the due and punctual payment in full (and not merely the collectibility) by the other Borrowers of all other sums and charges which may at any time be due and payable in accordance with this Agreement, the Notes or any of the other Financing Documents;

                       (iii) the due and punctual performance by the other Borrowers of all of the other terms, covenants and conditions contained in the Financing Documents; and

                       (iv)    all the other Obligations of the other Borrowers.

                   (b) The obligations and liabilities of each Domestic Borrower as a guarantor under this Section 2.6.8 shall be absolute and unconditional and joint and several, irrespective of the genuineness, validity, priority, regularity or enforceability of this Agreement, any of the Notes or any of the Financing Documents or any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or guarantor. Each Domestic Borrower in its capacity as a guarantor expressly agrees that the Administrative Agent and the Lenders may, in their sole and absolute discretion, without notice to or further assent of such Domestic Borrower and without in any way releasing, affecting or in any way impairing the joint and several obligations and liabilities of such Domestic Borrower as a guarantor hereunder:

                       (i) waive compliance with, or any defaults under, or grant any other indulgences under or with respect to any of the Financing Documents;

                       (ii) modify, amend, change or terminate any provisions of any of the Financing Documents;

                       (iii) grant extensions or renewals of or with respect to the Credit Facilities, the Notes or any of the other Financing Documents;

                       (iv) effect any release, subordination, compromise or settlement in connection with this Agreement, any of the Notes or any of the other Financing Documents;

                       (v) agree to the substitution, exchange, release or other disposition of the Collateral or any part thereof, or any other collateral for the Loan or to the subordination of any lien or security interest therein;

                       (vi) make advances for the purpose of performing any term, provision or covenant contained in this Agreement, any of the Notes or any of the other Financing Documents with respect to which the Borrowers shall then be in default;

                       (vii) make future advances pursuant to the Financing Agreement or any of the other Financing Documents;

                       (viii) assign, pledge, hypothecate or otherwise transfer the Commitments, the Obligations, the Notes, any of the other Financing Documents or any interest therein, all as and to the extent permitted by the provisions of this Agreement;

                       (ix) deal in all respects with the other Borrowers as if this Section 2.6.8 were not in effect;

                       (x) effect any release, compromise or settlement with any of the other Borrowers, whether in their capacity as a Borrower or as a guarantor under this Section 2.6.8, or any other guarantor; and

                       (xi) provide debtor-in-possession financing or allow use of cash collateral in proceedings under the Bankruptcy Code or other Insolvency Proceedings, it being expressly agreed by all Borrowers that any such financing and/or use would be part of the Obligations.

                   (c) The obligations and liabilities of each Domestic Borrower, as guarantor under this Section 2.6.8, shall be primary, direct and immediate, shall not be subject to any counterclaim, recoupment, set off, reduction or defense based upon any claim that a Domestic Borrower may have against any one or more of the other Borrowers, the Administrative Agent, any one or more of the Lenders and/or any other guarantor and shall not be conditional or contingent upon pursuit or enforcement by the Administrative Agent or other Lenders of any remedies it may have against the Borrowers with respect to this Agreement, the Notes or any of the other Financing Documents, whether pursuant to the terms thereof or by operation of law. Without limiting the generality of the foregoing, the Administrative Agent and the Lenders shall not be required to make any demand upon any of the Borrowers, or to sell the Collateral or otherwise pursue, enforce or exhaust its or their remedies against the Borrowers or the Collateral either before, concurrently with or after pursuing or enforcing its rights and remedies hereunder. Any one or more successive or concurrent actions or proceedings may be brought against each Domestic Borrower under this Section 2.6.8 in the same action, if any, brought against any one or more of the Borrowers or in separate actions or proceedings, as often as the Administrative Agent may deem expedient or advisable. Without limiting the foregoing, it is specifically understood that any modification, limitation or discharge of any of the liabilities or obligations of any one or more of the Borrowers, any other guarantor or any obligor under any of the Financing Documents, arising out of, or by virtue of, any bankruptcy, arrangement, reorganization or similar proceeding for relief of debtors under federal or state law initiated by or against any one or more of the Borrowers, in their respective capacities as borrowers and guarantors under this Section
2.6.8 under any of the Financing Documents shall not modify, limit, lessen, reduce, impair, discharge, or otherwise affect the liability of each Domestic Borrower under this Section 2.6.8 in any manner whatsoever, and this Section
2.6.8 shall remain and continue in full force and effect. It is the intent and purpose of this Section 2.6.8 that each Domestic Borrower shall and does hereby waive all rights and benefits which might accrue to any other guarantor by reason of any such proceeding, and the Borrowers agree that they shall be liable for the full amount of the obligations and liabilities under this Section 2.6.8, regardless of, and irrespective to, any modification, limitation or discharge of the liability of any one or more of the Borrowers, (other than the discharge of all Borrowers as a result of the indefeasible payment in full in cash of all Obligations) any other guarantor or any obligor under any of the Financing Documents, that may result from any such proceedings

                   (d) Each Domestic Borrower, as guarantor under this Section 2.6.8, hereby unconditionally, jointly and severally, irrevocably and expressly waives:

                       (i) presentment and demand for payment of the Obligations and protest of non-payment;

                       (ii) notice of acceptance of this Section 2.6.8 and of presentment, demand and protest thereof;

                       (iii) notice of any default hereunder or under the Notes or any of the other Financing Documents and notice of all indulgences;

                       (iv) notice of any increase in the amount of any portion of or all of the indebtedness guaranteed by this Section 2.6.8;

                       (v) demand for observance, performance or enforcement of any of the terms or provisions of this Section 2.6.8, the Notes or any of the other Financing Documents;

                       (vi) all errors and omissions in connection with the Lender's administration of all indebtedness guaranteed by this Section 2.6.8, except errors and omissions resulting from acts of bad faith, gross negligence or willful misconduct;

                       (vii) any right or claim of right to cause a marshalling of the assets of any one or more of the other Borrowers;

                       (viii) any act or omission of the Administrative Agent or the Lenders which changes the scope of the risk as guarantor hereunder; and all other notices and demands otherwise required by law which the Domestic Borrower may lawfully waive.

              Within ten (10) days following any request of the Administrative Agent so to do, each Domestic Borrower will furnish the Administrative Agent and the Lenders and such other persons as the Administrative Agent may direct with a written certificate, duly acknowledged stating in detail whether or not any credits, offsets or defenses exist with respect to this Section 2.6.8.

         Section 2.7       Settlement Among Lenders.
              2.7.1    Capital Expenditure Line.

              The Administrative Agent shall pay to each Lender on each Interest Payment Date or date provided in the Capital Expenditure Line Installment Payment Schedule, as the case may be, such Lender's Capital Expenditure Line Pro Rata Share of all payments received by the Administrative Agent in immediately available funds on account of the Capital Expenditure Line, net of any amounts payable by such Lender to the Administrative Agent, by wire transfer of same day funds; the amount payable to each Lender shall be based on the principal amount of the Capital Expenditure Line owing to such Lender.

              2.7.2    Revolving Loan.

              It is agreed that each Lender's Net Outstandings are intended by the Lenders to be equal at all times to such Lender's Revolving Credit Pro Rata Share of the aggregate outstanding principal amount of the Revolving Loan outstanding. Notwithstanding such agreement, the several and not joint obligation of each Lender to fund the Revolving Loan made in accordance with the terms of this Agreement ratably in accordance with such Lender's Revolving Credit Pro Rata Share and each Lender's right to receive its ratable share of principal payments on the Revolving Loan in accordance with its Revolving Credit Pro Rata Share, the Lenders agree that in order to facilitate the administration of this Agreement and the Financing Documents that settlement among them may take place on a periodic basis in accordance with the provisions of this Section 2.7.

              2.7.3    Settlement Procedures as to Revolving Loan.

                   (a) In General. To the extent and in the manner hereinafter provided in this Section 2.7.3, settlement among the Lenders as to the Revolving Loan may occur periodically on Settlement Dates determined from time to time by the Administrative Agent, which may occur before or after the occurrence or during the continuance of a Default or Event of Default and whether or not all of the conditions set forth in Section 5.4 (Conditions to All Extensions of Credit) have been met. On each Settlement Date payments shall be made by or to NationsBank and the other Lenders in the manner provided in this Section 2.7.3 in accordance with the Settlement Report delivered by the Administrative Agent pursuant to the provisions of this Section 2.7.3 in respect of such Settlement Date so that as of each Settlement Date, and after giving effect to the transactions to take place on such Settlement Date, each Lender's Net Outstandings shall equal such Lender's Revolving Credit Pro Rata Share of the Revolving Loan outstanding.

                   (b) Selection of Settlement Dates. If the Administrative Agent elects, in its discretion, but subject to the consent of NationsBank, to settle accounts among the Lenders with respect to principal amounts of Revolving Loan less frequently than each Business Day, then the Administrative Agent shall designate periodic Settlement Dates which may occur on any Business Day after the Closing Date; provided, however, that the Administrative Agent shall designate as a Settlement Date any Business Day which is an Interest Payment Date; and provided further, that a Settlement Date shall occur at least once during each seven-day period. The Administrative Agent shall designate a Settlement Date by delivering to each Lender a Settlement Report not later than 12:00 noon (Baltimore City Time) on the proposed Settlement Date, which Settlement Report shall be with respect to the period beginning on the next preceding Settlement Date and ending on such designated Settlement Date.

                   (c) Non-Ratable Loans and Payments. Between Settlement Dates, the Administrative Agent shall request and NationsBank may (but shall not be obligated to) advance to the Borrowers out of NationsBank's own funds, the entire principal amount of any advance under the Revolving Loan requested or deemed requested pursuant to Section 2.1.2(f) (Procedure for Making Advances Under the Revolving Loan) (any such advance under the Revolving Loan being referred to as a "Non-Ratable Loan"). The making of each Non-Ratable Loan by NationsBank shall be deemed to be a purchase by NationsBank of a 100% participation in each other Lender's Revolving Credit Pro Rata Share of the amount of such Non-Ratable Loan. All payments of principal, interest and any other amount with respect to such Non-Ratable Loan shall be payable to and received by the Administrative Agent for the account of NationsBank. Upon demand by NationsBank, with notice to the Administrative Agent, each other Lender shall pay to NationsBank, as the repurchase of such participation, an amount equal to 100% of such Lender's Revolving Credit Pro Rata Share of the principal amount of such Non-Ratable Loan. Any payments received by the Administrative Agent between Settlement Dates which in accordance with the terms of this Agreement are to be applied to the reduction of the outstanding principal balance of Revolving Loan, shall be paid over to and retained by NationsBank for such application, and such payment to and retention by NationsBank shall be deemed, to the extent of each other Lender's Revolving Credit Pro Rata Share of such payment, to be a purchase by each such other Lender of a participation in the advance under the Revolving Loan (including the repurchase of participations in Non-Ratable Loans) made by NationsBank. Upon demand by another Lender, with notice thereof to the Administrative Agent, NationsBank shall pay to the Administrative Agent, for the account of such other Lender, as a repurchase of such participation, an amount equal to such other Lender's Revolving Credit Pro Rata Share of any such amounts (after application thereof to the repurchase of any participations of NationsBank in such other Lender's Revolving Credit Pro Rata Share of any Non-Ratable Loans) paid only to NationsBank by the Administrative Agent.

                   (d) Net Decrease in Outstandings. If on any Settlement Date the increase, if any, in the dollar amount of any Lender's Net Outstandings which is required to comply with the first sentence of Section 2.7.2 (Revolving Loan) is less than such Lender's Revolving Credit Pro Rata Share of amounts received by the Administrative Agent but paid only to NationsBank since the next preceding Settlement Date, such Lender and the Administrative Agent, in their respective records, shall apply such Lender's Revolving Credit Pro Rata Share of such amounts to the increase in such Lender's Net Outstandings, and NationsBank shall pay to the Administrative Agent, for the account of such Lender, the excess allocable to such Lender.

                   (e) Net Increase in Outstandings. If on any Settlement Date the increase, if any, in the dollar amount of any Lender's Net Outstandings which is required to comply with the first sentence of Section 2.7.2 (Revolving
Loan) exceeds such Lender's Revolving Credit Pro Rata Share of amounts received by the Administrative Agent but paid only to NationsBank since the next preceding Settlement Date, such Lender and the Administrative Agent, in their respective records, shall apply such Lender's Revolving Credit Pro Rata Share of such amounts to the increase in such Lender's Net Outstandings, and such Lender shall pay to the Administrative Agent, for the account of NationsBank, any excess.

                   (f) No Change in Outstandings. If a Settlement Report indicates that no advance under the Revolving Loan has been made during the period since the next preceding Settlement Date, then such Lender's Revolving Credit Pro Rata Share of any amounts received by the Administrative Agent but paid only to NationsBank shall be paid by NationsBank to the Administrative Agent, for the account of such Lender. If a Settlement Report indicates that the increase in the dollar amount of a Lender's Net Outstandings which is required to comply with the first sentence of Section 2.7.2 (Revolving Loan) is exactly equal to such Lender's Revolving Credit Pro Rata Share of amounts received by the Administrative Agent but paid only to NationsBank since the next preceding Settlement Date, such Lender and the Administrative Agent, in their respective records, shall apply such Lender's Revolving Credit Pro Rata Share of such amounts to the increase in such Lender's Net Outstandings.

                   (g) Return of Payments. If any amounts received by NationsBank in respect of the Obligations are later required to be returned or repaid by NationsBank to the Borrowers or any other obligor or their respective representatives or successors in interest, whether by court order, settlement or otherwise, in excess of the NationsBank's Revolving Credit Pro Rata Share of all such amounts required to be returned by all Lenders, each other Lender shall, upon demand by NationsBank with notice to the Administrative Agent, pay to the Administrative Agent for the account of NationsBank, an amount equal to the excess of such Lender's Revolving Credit Pro Rata Share of all such amounts required to be returned by all Lenders over the amount, if any, returned directly by such Lender.

                   (h) Payments to Administrative Agent, Lenders.

                       (i) Payment by any Lender to the Administrative Agent shall be made not later than 2:00 p.m. (Baltimore City Time) on the Business Day such payment is due, provided that if such payment is due on demand by another Lender, such demand is made on the paying Lender not later than 10:00 a.m. (Baltimore City Time) on such

         Business Day. Payment by the Administrative Agent to any Lender shall be made by wire transfer, promptly following the Administrative Agent's receipt of funds for the account of such Lender and in the type of funds received by the Administrative Agent, provided that if the Administrative Agent receives such funds at or prior to 12:00 p.m. noon (Baltimore City Time), the Administrative Agent shall pay such funds to such Lender by 2:00 p.m. (Baltimore City Time) on such Business Day. If a demand for payment is made after the applicable time set forth above, the payment due shall be made by 2:00 p.m. (Baltimore City Time) on the first Business Day following the date of such demand.

                       (ii) If a Lender shall, at any time, fail to make any payment to the Administrative Agent required hereunder, the Administrative Agent may, but shall not be required to, retain payments that would otherwise be made to such Lender hereunder and apply such payments to such Lender's defaulted obligations hereunder, at such time, and in such order, as the Administrative Agent may elect in its sole discretion.

                       (iii) With respect to the payment of any funds under this Section 2.7.3, whether from the Administrative Agent to a Lender or from a Lender to the Administrative Agent, the party failing to make full payment when due pursuant to the terms hereof shall, upon demand by the other party, pay such amount together with interest on such amount at the Federal Funds Rate.

              2.7.4    Settlement of Other Obligations.

              All other amounts received by the Administrative Agent on account of, or applied by the Administrative Agent to the payment of, any Obligation owed to the Lenders (including, without limitation, Fees payable to the Lenders and proceeds from the sale of, or other realization upon, all or any part of the Collateral following an Event of Default) that are received by the Administrative Agent not later than 11:00 a.m. (Baltimore City Time) on a Business Day will be paid by the Administrative Agent to each Lender on the same Business Day, and any such amounts that are received by the Administrative Agent after 11:00 a.m. (Baltimore City Time) will be paid by the Administrative Agent to each Lender on the following Business Day. Unless otherwise stated herein, the Administrative Agent shall distribute Fees payable to the Lenders ratably to the Lenders based on each Lender's Revolving Credit Pro Rata Share and shall distribute proceeds from the sale of, or other realization upon, all or any part of the Collateral following an Event of Default ratably to the Lenders based on the amount of the Obligations then owing to each Lender.

              2.7.5    Presumption of Payment.

              Unless the Administrative Agent shall have received notice from a Lender prior to 12:00 p.m. noon (Baltimore City Time) on the date of the requested date for the making of advances under the Revolving Loan that such Lender will not make available to the Administrative Agent such Lender's Revolving Credit Pro Rata Share of the advances to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date in accordance with this Section 2.7, and the Administrative Agent, in its sole discretion may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount on behalf of such Lender.


              If and to the extent such Lender shall not have so made available to the Administrative Agent its Revolving Credit Pro Rata Share of the advances under the Revolving Loan made on such date, and the Administrative Agent shall have so made available to the Borrowers a corresponding amount on behalf of such Lender, such Lender shall, on demand, pay to the Administrative Agent such corresponding amount, together with interest thereon, at the Federal Funds Rate, for each day from the date such corresponding amount shall have been so available by the Administrative Agent to the Borrowers until the date such amount shall have been repaid to the Administrative Agent. Such Lender shall not be entitled to payment of any interest which accrues on the amount made available by the Administrative Agent to the Borrowers for the account of such Lender until such time as such Lender reimburses the Administrative Agent for such amount, together with interest thereon, as provided in this Section 2.7.5.


              A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing to the Administrative Agent by such Lender under this Section 2.7 shall be conclusive and binding on such Lender, absent manifest error. If such Lender does not pay such amounts to the Administrative Agent promptly upon the Administrative Agent's demand, the Administrative Agent shall promptly notify the Borrowers of such Lender's failure to make payment, and the Borrowers shall immediately repay such amounts to the Administrative Agent, together with accrued interest thereon at the applicable rate on the Revolving Loan, all without prejudice to the rights and remedies of the Administrative Agent against any defaulting Lender. Any and all amounts due and payable to the Administrative Agent by the Borrowers under this Section 2.7 constitute and shall be part of the Agents' Obligations.


              Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent that the Borrowers will not make such payment in full, the Administrative Agent may assume that the Borrowers have made such payment in full to the Administrative Agent on such date and the Administrative Agent in its sole discretion may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers shall not have so made such payment in full to the Administrative Agent and the Administrative Agent shall have distributed to any Lender all or any portion of such amount, such Lender shall repay to the Administrative Agent on demand the amount so distributed to such Lender, together with interest thereon at the Federal Funds Rate, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent.

         Section 2.8       Assessments; Withholding.

              2.8.1    Payment of Assessments.

                   (a) Any and all payments by the Borrowers hereunder or under any Note or other document evidencing any obligations shall be made free and clear of and without reduction for any and all taxes, levies, imposts, deductions, charges, withholdings, and all stamp or documentary taxes, excise taxes, ad valorem taxes and other taxes imposed on the value of the Collateral, charges or levies which arise from the execution, delivery or registration, or from payment or performance under, or otherwise with respect to, any of the Financing Documents or the Revolving Credit Commitments and all other liabilities with respect thereto excluding, in the case of each Lender and the Administrative Agent, taxes imposed on its income, capital, profits or gains and franchise taxes imposed on it by (i) the United States, except certain withholding taxes contemplated pursuant to Section 2.8.4(b)(iii), (ii) the Governmental Authority of the jurisdiction in which such Applicable Lending Office is located or any political subdivision thereof, (iii) the Governmental Authority in which such Person is organized, managed and controlled or any political subdivision thereof or (iv) any political subdivision of the United States, unless such taxes are imposed solely as a result of such Lender's performance of any of the Financing Documents in such political subdivision and such Lender would not otherwise be subject to tax by such political subdivision (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Assessments").

                   (b) If a Borrower shall be required by law to withhold or deduct any Assessments from or in respect of any sum payable hereunder or under any such Note or document to any Lender or the Administrative Agent, (i) the sum payable to such Lender or the Administrative Agent shall be increased as may be necessary so that after making all required withholding or deductions (including withholding or deductions applicable to additional sums payable under this
Section 2.8) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such withholding or deductions been made, (ii) such Borrower shall make such withholding or deductions, and (iii) such Borrower shall pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with applicable law.

              2.8.2    Indemnification.


              The Borrowers jointly and severally agree to indemnify each Lender and the Administrative Agent against, and reimburse each on demand for, the full amount of all Assessments (including, without limitation, any Assessments imposed by any Governmental Authority on amounts payable under this Section 2.8 and any additional income or franchise taxes resulting therefrom) incurred or paid by such Lender or the Administrative Agent (as the case may be) or any of their respective Affiliates and any liability (including penalties, interest, and out-of-pocket expenses paid to third parties) arising therefrom or with respect thereto, whether or not such Assessments were lawfully payable (other than any liability that results from the gross negligence or willful misconduct of the Lenders and the Administrative Agent, whether or not such Assessments were correctly or legally asserted by the relevant taxing authority or other governmental authority). A certificate as to any additional amount payable to any Person under this Section 2.8 submitted by it to the Borrower shall, absent manifest error, be final, conclusive and binding upon all parties hereto. Each Lender and the Administrative Agent agrees (ii) within a reasonable time after receiving a written request from the Parent, to provide the Parent and the Administrative Agent with such certificates as are reasonably required, (ii) to take such other actions as are reasonably necessary to claim such exemptions as such Lender, the Administrative Agent or such Affiliate may be entitled to claim in respect of all or a portion of any Assessments which are otherwise required to be paid or deducted or withheld pursuant to this Section 2.8 in respect of any payments under this Agreement or under the Notes, (iii) to take such actions, including changing of the Appropriate Payment Office, to avoid the necessity of paying such Assessments, provided such change would not have an adverse effect on the business of the applicable Lender and (iv) treat the Borrowers in the same manner as it treats all similarly situated borrowers with respect to the requirement to pay such Assessments. If any Lender or the Administrative Agent receives a refund in respect of any Assessments for which such Lender or the Administrative Agent has received payment from a Borrower hereunder, it shall promptly apply such refund (including any interest received by such Lender or the Administrative Agent from the taxing authority with respect to the refund with respect to such Assessments) to the obligations of such Borrower, net of all out-of-pocket expenses of such Lender or the Administrative Agent; provided that such Borrower, upon the request of such Lender or the Administrative Agent, agrees to reimburse such refund (plus penalties, interest or other charges) to such Lender or the Administrative Agent in the event such Lender or the Administrative Agent is required to repay such refund.

              2.8.3 Receipts.


              Within thirty (30) days after the date of any payment of Assessments pursuant to this Section 2.8 by any Borrower or any of the Borrowers' Subsidiaries, the Parent will furnish to the Administrative Agent at its request, at its address referred to in Section 9.1, a copy of a receipt, if any, or other documentation reasonably satisfactory to the Administrative Agent, evidencing payment thereof. The Borrowers shall furnish to the Administrative Agent, within thirty (30) days after the request of the Administrative Agent from time to time, a certificate of a Responsible Officer stating that all Assessments of which they are aware are due have been paid and that no additional Assessments of which it is aware are due.

              2.8.4 Foreign Bank Certifications.

                   (a) Each Lender that is not created or organized under the laws of the United States or a political subdivision thereof has delivered to the Borrowers and the Administrative Agent on the date on which such Lender became a Lender or shall deliver to the Borrowers on the date such Lender becomes a Lender, if such date is after the Closing Date, a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender to the effect that such Lender is eligible to receive all payments hereunder and under the Notes without deduction or withholding of United States federal income tax (i) under the provisions of an applicable tax treaty concluded by the United States (in which case the certificate shall be accompanied by two duly completed copies of IRS Form 1001 (or any successor or substitute form or forms)) or (ii) under Section 1441(c)(1) as modified for purposes of Section 1442(a) of the Internal Revenue Code (in which case the certificate shall be accompanied by two duly completed copies of IRS Form 4224 (or any successor or substitute form or forms)). If a Lender is unable to deliver the certificate and forms described in, and on the dates required by, the preceding sentence, then the applicable Borrower shall withhold the applicable tax and shall have no indemnification obligation with respect to such withholding tax.

                   (b) Each Lender further agrees to promptly deliver to the Borrowers and the Administrative Agent from time to time, a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender before or promptly upon the occurrence of any event requiring a change in the most recent certificate previously delivered by it to the Borrowers and the Administrative Agent pursuant to this Section 2.8.4 (including, but not limited to, a change in such Lender's lending office). Each certificate required to be delivered pursuant to this Section 2.8.4 shall certify as to one of the following:

                       (i) that such Lender can continue to receive payments hereunder and under the Notes without deduction or withholding of United States federal income tax;

                       (ii) that such Lender cannot continue to receive payments hereunder and under the Notes without deduction or withholding of United States federal income tax as specified therein but does not require additional payments pursuant to Section 2.8.1 because it is entitled to recover the full amount of any such deduction or withholding from a source other than the Borrowers;

                       (iii) that such Lender is no longer capable of receiving payments hereunder and under the Notes without deduction or withholding of United States federal income tax as specified therein by reason of a change in law (including the Internal Revenue Code or applicable tax treaty) after the later of the Closing Date or the date on which such Lender became a Lender and that it is not capable of recovering the full amount of the same from a source other than the Borrowers; or

                       (iv) that such Lender is no longer capable of receiving payments hereunder without deduction or withholding of United States federal income tax as specified therein other than by reason of a change in law (including the Internal Revenue Code or applicable tax treaty) after the later of the Closing Date or the date on which such Lender became a Lender.

                   (c) Each Lender agrees to deliver to the Borrowers and the Administrative Agent further duly completed copies of the above-mentioned IRS forms on or before the earlier of (i) the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from withholding from United States federal income tax and (ii) fifteen (15) days after the occurrence of any event requiring a change in the most recent form previously delivered by such Lender to the Borrowers and the Administrative Agent, unless any change in treaty, law, regulation or official interpretation thereof which would render such form inapplicable or which would prevent the Lender from duly completing and delivering such form has occurred prior to the date on which any such delivery would otherwise be required and the Lender or promptly advises the Borrowers that it is not capable of receiving payments hereunder or under the Notes without any deduction or withholding of United States federal income tax.

                                   ARTICLE III
                                 THE COLLATERAL

         Section 3.1       Debt and Obligations Secured.

         All property and Liens assigned, pledged or otherwise granted under or in connection with this Agreement (including, without limitation, those under Section 3.2 (Grant of Liens)) or any of the Financing Documents shall secure (a) the payment of all of the Obligations, including, without limitation, Obligations with respect to any and all Outstanding Letter of Credit Obligations and any and all Agents' Obligations, and (b) the performance, compliance with and observance by the Borrowers of the provisions of this Agreement and all of the other Financing Documents or otherwise under the Obligations; provided, however, that notwithstanding the foregoing, the Capital Expenditure Line Equipment shall secure only the Obligations (including, without limitation, interest and Enforcement Costs) with respect to the amount advanced under the Capital Expenditure Line, the proceeds of which were utilized to purchase the applicable items of Capital Expenditure Line Equipment. The security interest and Lien of each Lender in such property shall rank equally in priority with the interest of each other Lender, but the security interest and Lien of the Administrative Agent with respect to the Agents' Obligations shall be superior and paramount to the security interest and Lien of the Lenders.

         Section 3.2       Grant of Liens.

         Each of the Domestic Borrowers hereby assigns, pledges and grants to the Administrative Agent, for the ratable benefit of the Lenders and for the benefit of the Administrative Agent and the other Agents with respect to the Agents' Obligations, and agrees that the Administrative Agent, the other Agents and the Lenders shall have a perfected and continuing security interest in, and Lien on, all of the Domestic Borrowers' Accounts, Inventory, Capital Expenditure Line Equipment, and General Intangibles, whether now owned or existing or hereafter acquired or arising, all returned, rejected or repossessed goods, the sale or lease of which shall have given or shall give rise to an Account or chattel paper, all insurance policies relating to the foregoing, all books and records in whatever media (paper, electronic or otherwise) recorded or stored, with respect to the foregoing and all equipment and general intangibles necessary or beneficial to retain, access and/or process the information contained in those books and records, and all cash and non-cash proceeds and products of the foregoing. Each of the Domestic Borrowers further agrees that the Administrative Agent, for the ratable benefit of the Lenders and for the benefit of the Administrative Agent and the other Agents with respect to the Agents' Obligations, shall have in respect thereof all of the rights and remedies of a secured party under the Uniform Commercial Code as well as those provided in this Agreement, under each of the other Financing Documents and under applicable Laws.

         Section 3.3       Collateral Disclosure List.

         On or prior to the Closing Date, the Domestic Borrowers shall deliver to the Administrative Agent a list (the "Collateral Disclosure List") which shall contain such information with respect to each Borrower's business and real and personal property as the Administrative Agent may require and shall be certified by a Responsible Officer of each of the Domestic Borrowers, all in the form provided to the Domestic Borrowers by the Administrative Agent. Promptly after demand by the Administrative Agent, but no more frequently than on a semi-annual basis, unless and until an event of Default shall have occurred and be continuing, in which case the foregoing limitation shall not apply, the Domestic Borrowers, as appropriate, shall furnish to the Administrative Agent an update of the information contained in the Collateral Disclosure List at any time and from time to time as may be requested by the Administrative Agent.

         Section 3.4       Additional Collateral.

         Following an Event of Default and during the continuation thereof, the Administrative Agent, in its sole and absolute discretion exercised from time to time, may require that the Borrowers further secure the Obligations, for the ratable benefit of the Lenders and for the benefit of the Administrative Agent with respect to the Agents' Obligations, by a first priority (subject only to Permitted Liens), perfected Lien, in form and substance satisfactory to the Administrative Agent and its counsel, on all or any part (as the Administrative Agent , in its sole and absolute discretion exercised from time to time may require) of the real and personal property and other assets of the Borrowers which are not part of the Collateral described in Section 3.2 and on which a Permitted Lien may arise solely by operation of and in conformance with clause
(e) (relating to Liens securing the Indentures) of the definition of "Permitted Lien." Without implying any limitation on the Borrowers' obligations under
Section 6.1.24, but subject to the provisions of the immediately preceding sentence, the Administrative Agent may obtain and/or require the Borrowers to obtain with respect to such real and personal property and other assets, opinions of counsel, corporate resolutions, record searches, title insurance, assignments, waivers, certificates and other documents, certificates, instruments and information as the Administrative Agent may require, all in form and substance satisfactory to the Administrative Agent and its counsel, in the exercise of their sole and absolute discretion.

         Section 3.5       Record Searches.

         As of the Closing Date and thereafter at the time any Financing Document is executed and delivered by the Domestic Borrowers pursuant to this Section, the Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent, such Lien or record searches with respect to all of the Domestic Borrowers and/or any other Person, as appropriate, and the property covered by such Financing Document showing that the Lien of such Financing Document will be a perfected first priority Lien on the property covered by such Financing Document subject only to Permitted Liens or to such other matters as the Administrative Agent may approve.

         Section 3.6       Costs.

         The Borrowers agree to pay, as part of the Enforcement Costs and to the fullest extent permitted by applicable Laws, on demand all reasonable costs, fees and expenses incurred by the Administrative Agent and/or any of the Lenders in connection with the taking, perfection, preservation, protection and/or release of a Lien on the Collateral, including, without limitation:

                   (a) customary fees and expenses incurred by the Administrative Agent and/or any of the Lenders in preparing, reviewing, negotiating and finalizing the Financing Documents from time to time (including, without limitation, reasonable attorneys' fees incurred in connection with preparing, reviewing, negotiating, and finalizing any of the Financing Documents, including, any amendments and supplements thereto);

                   (b)      all filing and/or recording taxes or fees;

                   (c)      all costs of Lien and record searches;

                   (d) reasonable attorneys' fees in connection with all legal opinions required;

                   (e)      appraisal costs; and

                   (f)      all related costs, fees and expenses.

         Section 3.7       Release.

         Upon the indefeasible repayment in full in cash of the Obligations and performance of all Obligations of the Borrowers and all obligations and liabilities of each other Person, other than the Administrative Agent and the Lenders, under this Agreement and all other Financing Documents, the termination and/or expiration of all of the Commitments, all Letters of Credit and all Outstanding Letter of Credit Obligations, upon the Borrowers' request and at the Borrowers' sole cost and expense, the Administrative Agent shall release and/or terminate any Financing Document but only if and provided that there is no commitment or obligation (whether or not conditional) of the Administrative Agent and/or any of the Lenders to re-advance amounts which would be secured thereby and/or no commitment or obligation of the Administrative Agent to issue any Letter of Credit or return or restore any payment of any Current Letter of Credit Obligations.

         Section 3.8       Inconsistent Provisions.

         In the event that the provisions of any Financing Document directly conflict with any provision of this Agreement, the provisions of this Agreement govern.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

         Section 4.1       Representations and Warranties.

         The Borrowers, for themselves and for each other, represent and warrant to the Administrative Agent and the Lenders, as follows:

              4.1.1    Subsidiaries.

              The Borrowers have the Subsidiaries listed on the Collateral Disclosure List attached hereto and made a part hereof and no others. Each of the Subsidiaries is a Wholly Owned Subsidiary except as shown on the Collateral Disclosure List, which correctly indicates the nature and amount of each Borrower's ownership interests therein.

              4.1.2    Good Standing.


              Each Borrower and its Subsidiaries (a) is a corporation duly organized, existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has the corporate power to own its property and to carry on its business as now being conducted, and (c) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary.

              4.1.3    Power and Authority.


              Each Borrower has full corporate power and authority to execute and deliver this Agreement the Purchase Agreements, and the other Financing Documents to which it is a party, to make the borrowings and request Letters of Credit under this Agreement and to incur and perform the Obligations whether under this Agreement, the other Financing Documents or otherwise, all of which have been duly authorized by all proper and necessary corporate action. No consent or approval of shareholders or any creditors of any Borrower, and no consent, approval, filing or registration with or notice to any Governmental Authority on the part of any Borrower which has not been obtained or taken, is required as a condition to the execution, delivery, validity or enforceability of this Agreement, the Purchase Agreements, or any of the other Financing Documents and the performance by any Borrower of the Obligations.

              4.1.4    Binding Agreements.


              This Agreement and the other Financing Documents executed and delivered by the Borrowers have been properly executed and delivered and constitute the valid and legally binding obligations of the Borrowers and are fully enforceable against each of the Borrowers in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applications affecting the rights and remedies of creditors and secured parties, and general principles of equity regardless of whether applied in a proceeding in equity or at law.

              4.1.5    No Conflicts.


              Neither the execution, delivery and performance of the terms of this Agreement or of any of the other Financing Documents executed and delivered by any Borrower nor the consummation of the transactions contemplated by this Agreement will conflict with, violate or be prevented by (a) any Borrower's charter or bylaws, (b) any existing mortgage, indenture, contract or agreement binding on any Borrower or affecting its property, except to the extent any such conflict or violation would not reasonably be expected to have a Material Adverse Effect, or (c) any Laws applicable to any Borrower.

              4.1.6    No Defaults, Violations.

                   (a) No Default or Event of Default has occurred and is continuing.

                   (b) None of the Borrowers nor any of their respective Subsidiaries is in default under or with respect to any obligation under any existing mortgage, indenture, contract or agreement binding on it or affecting its property in any respect, which default reasonably would be expected to have a Material Adverse Effect.

              4.1.7    Compliance with Laws.


              None of the Borrowers nor any of their respective Subsidiaries is in violation of any applicable Laws (including, without limitation, any Laws relating to employment practices, to environmental, occupational and health standards and controls) or order, writ, injunction, decree or demand of any court, arbitrator, or any Governmental Authority affecting any Borrower or any of its properties, the violation of which, considered in the aggregate, reasonably would be expected to have a Material Adverse Effect.

              4.1.8    Margin Stock.


              None of the proceeds of the Loans will be used, directly or indirectly, by any Borrower or any Subsidiary for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry, any "margin security" within the meaning of Regulation G (12 CFR Part 207), or "margin stock" within the meaning of Regulation U (12 CFR Part 221), of the Board of Governors of the Federal Reserve System or for any other purpose which reasonably would be expected to make the transactions contemplated in this Agreement a "purpose credit" within the meaning of said Regulation G or Regulation U, or cause this Agreement to violate any other regulation of the Board of Governors of the Federal Reserve System or the Securities Exchange Act of 1934 or the Small Business Investment Act of 1958, as amended, or any rules or regulations promulgated under any of such statutes.

              4.1.9    Investment Company Act; Margin Securities.


              None of the Borrowers nor any of their respective Subsidiaries is an investment company within the meaning of the Investment Company Act of 1940, as amended, nor is it, directly or indirectly, controlled by or acting on behalf of any Person which is an investment company within the meaning of said Act. None of the Borrowers nor any of their respective Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying "margin security" within the meaning of Regulation G (12 CFR Part 207), or "margin stock" within the meaning of Regulation U (12 CFR Part 221), of the Board of Governors of the Federal Reserve System.

               4.1.10 Litigation.


               Except as otherwise disclosed on Schedule 4.1.10 attached to and made a part of this Agreement, there are no proceedings, actions or investigations pending or, so far as any Borrower has notice in writing, threatened before or by any court, arbitrator or any Governmental Authority which, in any one case or in the aggregate, if determined adversely to the interests of any Borrower or any Subsidiary, reasonably would be expected to have a Material Adverse Effect.

               4.1.11 Financial Condition.


               The consolidated financial statements of the Borrowers dated December 31, 1997, are complete and correct and fairly present in all material respects the financial position of each of the Borrowers and its Subsidiaries and the results of their operations and transactions in their surplus accounts as of the date and for the period referred to and have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved. There are no liabilities, direct or indirect, fixed or contingent, of any Borrower or any Subsidiary as of the date of such financial statements which are not reflected therein or in the notes thereto. There has been no material adverse change in the financial condition or operations of any Borrower or any Subsidiary since the date of such financial statements and to the Borrowers' knowledge no such material adverse change is pending or threatened. None of the Borrowers nor any Subsidiary has guaranteed the obligations of, or made any investment in or advances to, any Person, except as disclosed in such financial statements.

               4.1.12 Full Disclosure.


               The financial statements referred to in Section 4.1.11 (Financial Condition) of this Agreement, the Financing Documents (including, without limitation, this Agreement), and the statements, reports or certificates furnished by any Borrower in connection with the Financing Documents (a) do not contain any untrue statement of a material fact and (b) when taken in their entirety, do not omit any material fact necessary to make the statements contained therein not misleading. There is no fact known to any Borrower which such Borrower has not disclosed to the Administrative Agent and the Lenders in writing prior to the date materially and adversely affects or in the future would reasonably be expected to have a Material Adverse Effect.

               4.1.13 Indebtedness for Borrowed Money.


               Except for the Obligations and except as set forth in Schedule
4.1.13 attached to and made a part of this Agreement, the Borrowers have no Indebtedness for

Borrowed Money. The Administrative Agent has received photocopies of all promissory notes evidencing any Indebtedness for Borrowed Money set forth in
Schedule 4.1.13, together with any and all subordination agreements, and other material agreements, documents, or instruments securing, evidencing, guarantying or otherwise executed and delivered in connection therewith.

               4.1.14 Subordinated Debt.


               None of the Subordinated Debt Loan Documents has been amended, supplemented, restated or otherwise modified except as otherwise disclosed to the Administrative Agent in writing on or before the effective date of any such amendment, supplement, restatement or other modification. In addition, there does not exist any default or any event which upon notice or lapse of time or both would constitute a default under the terms of any of the Subordinated Debt Loan Documents.

               4.1.15 Taxes.


               Except for any extensions which have been filed and are in effect in accordance with applicable law, each of the Borrowers and its Subsidiaries has filed all returns, reports and forms for Taxes which, to the knowledge of the Borrowers, are required to be filed, and has paid all Taxes as shown on such returns or on any assessment received by it, to the extent that such Taxes have become due, unless and to the extent only that such Taxes, assessments and governmental charges are currently contested in good faith and by appropriate proceedings by a Borrower, such Taxes are not the subject of any Liens other than Permitted Liens, and adequate reserves therefor have been established as required under GAAP. All tax liabilities of the Borrowers were as of the date of audited financial statements referred to in Section 4.1.11 (Financial Condition), and are now, adequately provided for on the books of the Borrowers and its Subsidiaries, as appropriate. No tax liability has been asserted by the Internal Revenue Service or any state or local authority against any Borrower for Taxes in excess of those already paid.

               4.1.16 ERISA.


               With respect to any Plan that is maintained or contributed to by the Borrower and/or by any Commonly Controlled Entity or as to which any of the Borrowers retains material liability: (a) no "accumulated funding deficiency" as defined in Code Section 412 or ERISA Section 302 has occurred, whether or not that accumulated funding deficiency has been waived; (b) no Reportable Event has occurred other than events for which reporting has been waived or that are unlikely to result in material liability for any of the Borrowers; (c) no termination of any plan subject to Title IV of ERISA has occurred; (d) neither the Borrower nor any Commonly Controlled Entity has incurred a "complete withdrawal" within the meaning of ERISA Section 4203 from any Multi-employer Plan that is reasonably likely to result in material liability for one or more of the Borrowers; (e) neither the Borrower nor any Commonly Controlled Entity has incurred a "partial withdrawal" within the meaning of ERISA Section 4205 with respect to any Multi-employer Plan that is likely to result in material liability for one or more of the Borrowers; (f) no Multi-employer Plan to which the Borrower or any Commonly Controlled Entity has an obligation to contribute is to the knowledge of the Borrowers, in "reorganization" within the meaning of ERISA Section 4241 nor has notice been received by the Borrower or any Commonly Controlled Entity that such a Multi-employer Plan will be placed in "reorganization".

               4.1.17 Title to Properties.


               The Borrowers have good and marketable title to all of their respective properties, including, without limitation, the Collateral and the properties and assets reflected in the balance sheets described in Section
4.1.11 (Financial Condition). The Borrowers have legal and enforceable rights to use freely such property and assets subject to no contest with respect to any material portion of such property of which any Borrower has knowledge. All of such properties, including, without limitation, the Collateral which were purchased, were purchased for fair consideration and reasonably equivalent value in the ordinary course of business of both the seller and the Borrowers and not, by way of example only, as part of a bulk sale.

               4.1.18 Patents, Trademarks, Etc.


               Each of the Borrowers and its Subsidiaries owns, possesses, or has the right to use all necessary patents, licenses, trademarks, copyrights, permits and franchises to own its properties and to conduct its business as now conducted, without known conflict with the rights of any other Person. Any and all obligations to pay royalties or other charges with respect to such properties and assets are properly reflected on the financial statements described in Section 4.1.11 (Financial Condition).

               4.1.19 Employee Relations.


               Except as disclosed on Schedule 4.1.19 attached hereto and made a part hereof, (a) no Borrower nor any Subsidiary thereof nor any of the Borrower's or Subsidiary's employees is subject to any collective bargaining agreement, (b) no petition for certification or union election is pending with respect to the employees of any Borrower or any Subsidiary and no union or collective bargaining unit currently is seeking such certification or recognition with respect to the employees of a Borrower, (c) there are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of the Borrowers after due inquiry, threatened between any Borrower and its employees, and (d) no Borrower nor any Subsidiaries is subject to an employment contract, severance agreement, commission contract, consulting agreement or bonus agreement. Hours worked and payments made to the employees of any one or more of the Borrowers have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters. All payments due from any one or more of the Borrowers or for which any claim may be made against a Borrower, on account of wages and employee and retiree health and welfare insurance and other benefits have been paid or accrued as a liability on its books. The consummation of the transactions contemplated by the Financing Agreement or any of the other Financing Documents will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Borrower is a party or by which it is bound.

               4.1.20 Presence of Hazardous Materials or Hazardous Materials
                      Contamination.


               To the best of each Borrower's knowledge, (a) no Hazardous Materials are located on any real property owned, controlled or operated by any Borrower or for which any Borrower is, or is claimed to be, responsible, except for reasonable quantities of necessary supplies for use by a Borrower in the ordinary course of its current line of business and stored, used and disposed of in accordance with applicable Laws; and (b) no property owned, controlled or operated by any Borrower or for which any Borrower has, or is claimed to have, responsibility has ever been used as a manufacturing, storage, or dump site for Hazardous Materials nor is affected by Hazardous Materials Contamination at any other property.

               4.1.21 Perfection and Priority of Collateral.


               The Administrative Agent and the Lenders have, or upon execution and recording of this Agreement and the Security Documents will have, and provided continuous possession is maintained for that portion of the Collateral for which possession is required to obtain and maintain perfection, will continue to have as security for the Obligations, a valid and perfected Lien on and security interest in all Collateral, free of all other Liens, claims and rights of third parties whatsoever except Permitted Liens, including, without limitation, those described on Schedule 4.1.21.

               4.1.22 Places of Business and Location of Collateral.


               The information contained in the Collateral Disclosure List is complete and correct. The Collateral Disclosure List completely and accurately identifies the address of (a) the chief executive office of each Borrower, (b) any and each other place of business of each Borrower, (c) the location of all books and records pertaining to the Collateral, and (d) each location, other than the foregoing, where any of the Collateral is located. The proper and only places to file financing statements with respect to the Collateral within the meaning of the Uniform Commercial Code are the filing offices for those jurisdictions in which any one or more of the Borrowers maintains a place of business as identified on the Collateral Disclosure List.

               4.1.23 Business Names and Addresses.


               In the twelve (12) years preceding the date hereof, no Borrower has changed its name, identity or corporate structure, has conducted business under any name other than its current name, or has conducted its business in any jurisdiction other than those disclosed on the Collateral Disclosure List.

               4.1.24 Capital Expenditure Line Equipment.


               All Capital Expenditure Line Equipment is personalty and is not and will not be affixed to real estate in such manner as to become a fixture or part of such real estate. No equipment is held by any Borrower on a sale on approval basis.

               4.1.25 Inventory.


               The Inventory of the Borrowers is (a) of good and merchantable quality, free from defects of which the Borrowers have knowledge, (b) not stored with a bailee, warehouseman, carrier, or similar party, (c) not on consignment, sale on approval, or sale or return, and (d) located at the places of business set forth on the Collateral Disclosure List. No goods offered for sale by any Borrower are consigned to or held on sale or return terms by that Borrower.

               4.1.26 Accounts.


               With respect to all Accounts and to the best of the Borrowers' knowledge (a) they are genuine, and in all respects what they purport to be, and are not evidenced by a judgment, an instrument, or chattel paper (unless such judgment has been assigned and such instrument or chattel paper has been endorsed and delivered to the Administrative Agent for the benefit of itself and the Lenders); (b) they represent bona fide transactions completed in accordance with the terms and provisions contained in the invoices, purchase orders and other contracts relating thereto, and the underlying transaction therefor is in accordance with all applicable Laws; (c) the amounts shown on the respective Borrower's books and records, with respect thereto are actually and absolutely owing to that Borrower and are not contingent or subject to reduction for any reason other than regular discounts, credits or adjustments allowed by that Borrower in the ordinary course of its business; (d) no payments have been or shall be made thereon except payments turned over to the Administrative Agent by the Borrowers; (e) all Account Debtors thereon have the capacity to contract; and (f) the goods sold, leased or transferred or the services furnished giving rise thereto are not subject to any Liens except the security interest granted to the Administrative Agent and the Lenders by this Agreement and Permitted Liens.

               4.1.27 Assigned Local Currency Receivables.


               The Administrative Agent has received true and correct photocopies of the Purchase Agreements executed, delivered and/or furnished on or before the Closing Date. The Purchase Agreements have not been modified, changed, supplemented, canceled, amended or otherwise altered or affected, except as otherwise disclosed to the Agent in writing on or before the Closing Date. The transactions described in the Purchase Agreements have been effected, closed and consummated pursuant to, and in accordance with, the terms and conditions of the Purchase Agreements and with all applicable Laws. The Purchase Agreements effect the transfer of the accounts covered by the Purchase Agreements, which accounts meet each requirement for inclusion among Assigned Local Currency Receivables. Each Account included in the calculation of the Assigned Local Currency Receivables does and will at all times meet and comply with all of the components of the definition of "Assigned Local Currency Receivables."

               4.1.28 Compliance with Eligibility Standards.


               Each account and all inventory included in the calculation of the Borrowing Base does and will at all times meet and comply with all of the standards for Eligible Receivables and Eligible Inventory. With respect to those accounts which the Administrative

Agent has deemed Eligible Receivables (a) each account which originated as an account of a Local Currency Borrower or which arose on account of goods or services provided by a Local Currency Borrower and which the Administrative Agent has deemed to be an Eligible Receivables, is an Assigned Local Currency Receivable, (b) without implying any limitation on the effect of clause (a), to the best of the Borrowers' knowledge, there are no facts, events or occurrences which reasonably would be expected to impair the validity, collectibility or enforceability thereof or tend to reduce the amount payable thereunder; and (c) there are no proceedings or actions known to any Borrower which are threatened or pending against any Account Debtor which reasonably would be expected to result in any material adverse change in the Borrowing Base.

               4.1.29 Year 2000 Compliance


               The Borrowers have (i) initiated a review and assessment of all areas within the Borrowers and each of their Subsidiaries' businesses and operations (including those affected by suppliers and vendors) with respect to which the "Year 2000 Problem" (that is, the risk that computer applications used by the Borrowers or any of their Subsidiaries (or its suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999) reasonably would be expected to have a Material Adverse Effect, (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable. The Borrowers reasonably believe that all computer applications (including those of its suppliers and vendors) that are material to the Borrowers or any of their Subsidiaries' businesses and operations will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 compliant"), except to the extent that a failure to do so would not reasonably be expected to have a Material Adverse Effect.

         Section 4.2 Survival; Updates of Representations and Warranties.

         All representations and warranties contained in or made under or in connection with this Agreement and the other Financing Documents shall survive the Closing Date, the making of any advance under the Loans and extension of credit made hereunder, and the incurring of any other Obligations and shall be deemed to have been made at the time of each request for, and again at the time the making of, each advance under the Loans or the issuance of each Letter of Credit, except that the representations and warranties which relate to financial statements which are referred to in Section 4.1.11 (Financial Condition), shall also be deemed to cover financial statements furnished from time to time to the Administrative Agent and the Lenders pursuant to Section
6.1.1 (Financial Statements).

                                   ARTICLE V
                              CONDITIONS PRECEDENT

         Section 5.1 Conditions to the Initial Advance and Initial Letter of Credit.

         The making of the initial advance under the Loans and the issuance of the initial Letter of Credit is subject to the fulfillment on or before the Closing Date of the following conditions precedent in a manner reasonably satisfactory in form and substance to the Administrative Agent and its counsel:

               5.1.1 Organizational Documents - Domestic Borrowers.


               The Administrative Agent shall have received for each Domestic
Borrower:

                   (a)     a certificate of good standing certified by the

         Secretary of State, or other appropriate Governmental Authority, of the state of incorporation of such Domestic Borrower;

                   (b) a certificate of qualification to do business for such Domestic Borrower certified by the Secretary of State or other Governmental Authority of each state in which such Domestic Borrower conducts business;

                   (c) a certificate dated as of the Closing Date by the Secretary or an Assistant Secretary of such Domestic Borrower covering:

                   (d) true and complete copies of that Domestic Borrower's corporate charter, bylaws, and all amendments thereto;

                   (e) true and complete copies of the resolutions of its Board of Directors authorizing (A) the execution, delivery and performance of the Financing Documents to which it is a party, (B) the borrowings hereunder, (C) the granting of the Liens contemplated by this Agreement and the Financing Documents to which that Domestic Borrower is a party;

                   (f) the incumbency, authority and signatures of the officers of such Domestic Borrower authorized to sign this Agreement and the other Financing Documents to which such Domestic Borrower is a party; and

                   (g) the identity of such Domestic Borrower's current directors, common stock holders and other equity holders, as well as their respective percentage ownership interests.

               5.1.2 Opinion of Domestic Borrowers' Counsel.


               The Administrative Agent shall have received the favorable opinion of counsel (including the validity and binding transfer of the Assigned Local Currency Receivables) for the Domestic Borrowers addressed to the Administrative Agent and the Lenders in form satisfactory to the Administrative Agent.

               5.1.3 Opinion of Local Currency Borrowers' Counsel.


               The Administrative Agent shall have received the favorable opinion of Local Currency Borrowers' counsel with respect to the validity and binding transfer of the Assigned Local Currency Receivables and other related matters addressed to the Administrative Agent and the Lenders in form satisfactory to the Administrative Agent.

               5.1.4 Consents, Licenses, Approvals, Etc.


               The Administrative Agent shall have received copies of all consents, licenses and approvals, required in connection with the execution, delivery, performance, validity and enforceability of the Financing Documents, and such consents, licenses and approvals shall be in full force and effect.

               5.1.5 Notes.


               The Administrative Agent shall have received for delivery to each of the Lenders the Revolving Credit Notes and the Capital Expenditure Line Notes, each conforming to the requirements hereof and executed by a Responsible Officer of each Borrower and attested by a duly authorized representative of each Borrower.

               5.1.6 Financing Documents and Collateral.


               Each Borrower shall have executed and delivered the Financing Documents to be executed by it, and shall have delivered original chattel paper, instruments, Subsidiary Securities, and related Collateral and all opinions, and other documents contemplated by ARTICLE III (The Collateral).

               5.1.7 Additional Financial Matters.


               The Parent shall have delivered to the Administrative Agent the Borrowers' consolidated financial statements for the period ending February 28, 1998, together with such pros formas and projections as the Administrative Agent may reasonably request.

               5.1.8 Solvency Certificate.


               The Administrative Agent shall have received a solvency certificate from the appropriate Responsible Officer of each Borrower, in form and substance satisfactory to the Administrative Agent.

               5.1.9 Other Financing Documents.


               In addition to the Financing Documents to be delivered by the Borrowers, the Administrative Agent shall have received the Financing Documents duly executed and delivered by Persons other than the Borrowers.

               5.1.10 Other Documents, Etc.


               The Administrative Agent shall have received such other certificates, opinions, documents and instruments confirmatory of or otherwise relating to the transactions contemplated hereby as may have been reasonably requested by the Administrative Agent.

               5.1.11 Payment of Fees.


               The Administrative Agent and the Lenders shall have received payment of any Fees due on or before the Closing Date.

               5.1.12 Collateral Disclosure List.


               Each Borrower shall have delivered the Collateral Disclosure List required under the provisions of Section 3.3 (Collateral Disclosure List) duly executed by a Responsible Officer of each Borrower.

               5.1.13 Recordings and Filings.


               Each Borrower shall have: (a) executed and delivered all Financing Documents (including, without limitation, UCC-1 and UCC-3 statements) required to be filed, registered or recorded in order to create, in favor of the Administrative Agent and the Lenders, a perfected Lien in the Collateral (subject only to the Permitted Liens) in form and in sufficient number for filing, registration, and recording in each office in each jurisdiction in which such filings, registrations and recordations are required, and (b) delivered such evidence as the Administrative Agent may deem satisfactory that all necessary filing fees and all recording and other similar fees, and all Taxes and other expenses related to such filings, registrations and recordings will be or have been paid in full.

               5.1.14 Insurance Certificate.


               The Administrative Agent shall have received an insurance certificate in accordance with the provisions of Section 6.1.8 (Insurance) and
Section 6.1.20 (Insurance With Respect to Capital Expenditure Line Equipment and Inventory).

               5.1.15 Landlord's Waivers.


               The Administrative Agent shall have received a landlord's waiver from each landlord of each and every business premise leased by each Borrower and on which any of the Collateral is or may hereafter be located, which landlords' waivers must be reasonably acceptable to the Administrative Agent and its counsel in their sole and absolute discretion.

               5.1.16 Bailee Acknowledgements.

               The Administrative Agent shall have received an agreement acknowledging the Liens of the Administrative Agent and the Lender from each bailee, warehouseman, consignee or similar third party which has possession of any of the Collateral, which agreements must be reasonably acceptable to the Administrative Agent and its counsel in their sole and absolute discretion.

               5.1.17 Field Examination.


               The Administrative Agent shall have completed a field examination of each Borrower's business, operations and income, the results of which field examination shall be in all respects acceptable to the Administrative Agent in its sole and absolute discretion and shall include reference discussions with key customers and vendors.

               5.1.18 Stock Certificates and Stock Powers.


               The Administrative Agent shall have received all of the original stock certificates of the Domestic Borrowers and the Local Currency Borrowers (except those certificates which are in the possession of a prior secured party, which after the application of the proceeds of the initial advance under this Agreement shall no longer have a Lien) and fully executed irrevocable stock powers from the holders of all such stock certificates.

               5.1.19 Collateral Account Acknowledgments.


               The Administrative Agent shall have received the agreement of the depository banks required by Section 2.1.8(a) with respect to the Collateral Account.

         Section 5.2 Conditions to Advances and Letters of Credit for Local Currency Borrowers.

         The making of the initial advance under the Loans, and the issuance of the initial Letter of Credit, , to or for the benefit of a Local Currency Borrower is subject to the fulfillment of the following conditions precedent in a manner satisfactory in form and substance to the Administrative Agent and its counsel:

               5.2.1 Organizational Documents - Local Currency Borrowers.


               The Administrative Agent shall have received for each Local Currency Borrower:

                       (a) a certificate of good standing certified by the appropriate Governmental Authority of the jurisdiction of incorporation of such Local Currency Borrower;

                       (b) a certificate of qualification to do business for such Local Currency Borrower certified by the appropriate

         Governmental Authority of each jurisdiction in which such Local Currency Borrower conducts business;

                       (c) a certificate dated as of a date not earlier than thirty (30) days prior to such initial advance or issuance, as applicable, by the Secretary or an Assistant Secretary (or other appropriate officer) of such Local Currency Borrower covering:

                       (d) true and complete copies of that Local Currency Borrower's corporate charter, bylaws, and all amendments thereto;

                       (e) true and complete copies of the resolutions of its Board of Directors authorizing (A) the execution, delivery and performance of the Financing Documents to which it is a party and (B) the borrowings hereunder;

                       (f) the incumbency, authority and signatures of the officers of such Local Currency Borrower authorized to sign this Agreement and the other Financing Documents to which such Local Currency Borrower is a party;

                       (g) the identity of such Local Currency Borrower's current directors, common stock holders and other equity holders, as well as their respective percentage ownership interests; and

                       (h) a duly executed and delivered Additional Borrower Joinder Supplement, allonges and such other Financing Documents as the Administrative Agent may reasonably request.

               5.2.2 Opinion of Local Currency Borrowers' Counsel.


               The Administrative Agent shall have received the favorable opinion of counsel for the Local Currency Borrowers addressed to the Administrative Agent and the Lenders in form reasonably satisfactory to the Administrative Agent.

               5.2.3 Consents, Licenses, Approvals, Etc.


               The Administrative Agent shall have received copies of all consents, licenses and approvals, required in connection with the execution, delivery, performance, validity and enforceability of the Financing Documents, and such consents, licenses and approvals shall be in full force and effect.

         Section 5.3 Conditions to Multi-Currency Loans and Multi-Currency
                     Letters of Credit.

         The making of the initial advance under the Multi-Currency Revolving Loan, and the issuance of the initial Multi-Currency Letter of Credit, are subject to the appointment by the Administrative Agent of a Multi-Currency Agent, the acceptance of that appointment by the

Multi-Currency Agent and the Borrowers, the designation of Multi-Currency Lenders, the acceptance of that designation by the Multi-Currency Lenders and the Borrowers, and the establishment of foreign availability amounts, multi-currency revolving loan sublimits, foreign currency sublimits, and foreign exchange reserves, all in a manner satisfactory in form and substance to the Multi-Currency Agent, the Multi-Currency Lenders, the Administrative Agent, the Borrowers and their respective counsel.

         Section 5.4       Conditions to all Extensions of Credit.

         The making of all advances under the Loans and the issuance of all Letters of Credit is subject to the fulfillment of the following conditions precedent in a manner reasonably satisfactory in form and substance to the Administrative Agent and its counsel:

               5.4.1 Compliance.


               Each Borrower shall have complied and shall then be in compliance with all terms, covenants, conditions and provisions of this Agreement and the other Financing Documents.

               5.4.2 Borrowing Base.


               The Borrowers shall have furnished all Borrowing Base Reports required by Section 2.1.4 (Borrowing Base Report), there shall exist no Borrowing Base Deficiency, and as evidence thereof, the Borrowers shall have furnished to the Administrative Agent such reports, schedules, certificates, records and other papers as may be requested by the Administrative Agent, and the Borrowers shall be in compliance with the provisions this Agreement both immediately before and immediately after the making of the advance requested.

               5.4.3 Default.


               There shall exist no Event of Default or Default hereunder.

               5.4.4 Representations and Warranties.


               The representations and warranties of each of the Borrowers contained among the provisions of this Agreement shall be true and with the same effect as though such representations and warranties had been made at the time of the making of, and of the request for, each advance under the Loans or the issuance of each Letter of Credit, except that the representations and warranties which relate to financial statements which are referred to in Section
4.1.11 (Financial Condition), shall also be deemed to cover financial statements furnished from time to time to the Administrative Agent pursuant to Section
6.1.1 (Financial Statements).

               5.4.5 Adverse Change.


               No material adverse change shall have occurred in the condition (financial or otherwise), operations or business of any Borrower that would, in the good faith judgment of the Administrative Agent, materially impair the ability of that Borrower to pay or perform any of the Obligations.

               5.4.6 Legal Matters.


               All legal documents incident to each advance under the Loans and each of the Letters of Credit shall be reasonably satisfactory to counsel for the Administrative Agent.

                                   ARTICLE VI
                           COVENANTS OF THE BORROWERS

         Section 6.1       Affirmative Covenants.

         So long as any of the Obligations (or any the Commitments therefor) or Letters of Credit shall be outstanding hereunder, the Borrowers agree jointly and severally with the Administrative Agent and the Lenders as follows:

               6.1.1 Financial Statements.


               The Borrowers shall furnish to the Administrative Agent and the
Lenders:

                   (a) Annual Statements and Certificates. The Borrowers shall furnish to the Administrative Agent and the Lenders as soon as available, but in no event more than one hundred (120) days after the close of the Borrowers' fiscal years, (i) a copy of the annual financial statement in reasonable detail satisfactory to the Administrative Agent relating to the Borrowers and their Subsidiaries, prepared in accordance with GAAP and examined and certified by independent certified public accountants reasonably satisfactory to the Administrative Agent, which financial statement shall include a consolidated and consolidating balance sheet of the Borrowers and their Subsidiaries as of the end of such fiscal year and consolidated and consolidating statements of income and of cash flows and a consolidated statement of changes in shareholders equity of the Borrowers and their Subsidiaries for such fiscal year, and (ii) a Compliance Certificate, in substantially the form attached to this Agreement as EXHIBIT D, containing a detailed computation of each financial covenant in this Agreement which is applicable for the period reported, a certification that no change has occurred to the information contained in the Collateral Disclosure List (except as set forth on any schedule attached to the certification), and a cash flow projection report, each prepared by a Responsible Officer of the Borrowers in a format reasonably acceptable to the Administrative Agent; and shall also furnish to the Administrative Agent with a sufficient number of copies for all of the Lenders promptly after receipt, each management letter in the form prepared by the Borrowers' independent certified public accountants.

                   (b) Annual Opinion of Accountant. The Borrowers shall furnish to the Administrative Agent and the Lenders as soon as available, but in no event more than one hundred (120) days after the close of the Borrowers' fiscal years, a letter or opinion of the accountant who examined and certified the annual financial statement relating to the Borrowers and their Subsidiaries (i) stating whether anything in such accountant's examination has revealed the occurrence of a Default or an Event of Default hereunder insofar as they relate to accounting matters, and, if so, stating the facts with respect thereto and
(ii) acknowledging that the Administrative Agent and the Lenders will rely on the statement and that the Borrowers know of the intended reliance by the Administrative Agent and the Lenders.

                   (c) Quarterly Statements and Certificates. The Borrowers shall furnish to the Administrative Agent, with a sufficient number of copies for all of the Lenders as soon as available, but in no event more than sixty
(60) days after the end of each fiscal quarter of the Borrowers, consolidated balance sheets of the Borrowers and their Subsidiaries as of the close of such period, consolidated and consolidating income statements and statements of cash flows and a consolidated statement of changes in shareholders equity statements for such period, and a Compliance Certificate, in substantially the form attached to this Agreement as EXHIBIT D, containing a detailed computation of each financial covenant in this Agreement which is applicable for the period reported, and a certification that no change has occurred to the information contained in the Collateral Disclosure List (except as set forth on any schedule attached to the certification), each prepared by a Responsible Officer of or on behalf of each Borrower in a format reasonably acceptable to the Administrative Agent, and certified by a Responsible Officer of the Borrowers and accompanied by a certificate of that officer stating whether any event has occurred which constitutes a Default or an Event of Default hereunder, and, if so, stating the facts with respect thereto.

                   (d) Monthly Statements and Certificates. The Borrowers shall furnish to the Administrative Agent, with a sufficient number of copies for all of the Lenders as soon as available, but in no event more than sixty (60) days after the end of each January and February and in no event more than thirty (30) days after the end of each other month, management prepared consolidated and consolidating balance sheets of the Borrowers and their Subsidiaries as of the close of such period, consolidated and consolidating income statements, consolidated cash flows and changes in shareholders equity statements for such period, and a certification that no change has occurred to the information contained in the Collateral Disclosure List (except as set forth on any schedule attached to the certification), and the exact Dollar allocation of the amount borrowed as between each of the Borrowers (the "Intercompany Allocation", which Intercompany Allocation shall include any Loan proceeds loaned or otherwise advanced by any Borrower to any other Borrower) under the Revolving Credit Facility, each prepared by a Responsible Officer of or on behalf of each Borrower in a format reasonably acceptable to the Lender and certified by a Responsible Officer of the Borrowers and accompanied by a certificate of that officer stating whether any event has occurred which constitutes a Default or an Event of Default hereunder, and, if so, stating the facts with respect thereto.

                   (e) Monthly reports. The Borrowers shall furnish to the Administrative Agent, with a sufficient number of copies for all of the Lenders within (x) thirty (30) days after the end of January and (y) fifteen (15) days after the end of each fiscal month, a report containing the following information:

                       (i) a detailed aging schedule of all Receivables by Account Debtor and, in the case of Assigned Local Currency Receivables, by Local Currency Borrower, in such detail, and accompanied by such supporting information, as the Administrative Agent may from time to time reasonably request;

                       (ii) a detailed aging of all accounts payable by supplier, in such detail, and accompanied by such supporting information, as the Administrative Agent may from time to time reasonably request;

                       (iii) a listing of all Inventory by component, category and location, and reconciliations of general ledger inventory accounts to the perpetual inventory records, all in such detail, and as accompanied by such supporting information as the Administrative Agent may from time to time reasonably request; and

                       (iv) such other information as the Administrative Agent may reasonably request.

                   (f) Annual Budget and Projections. The Borrowers shall furnish to the Administrative Agent, with a sufficient number of copies for each Lender as soon as available, but in no event later than the 10th day before the end of each fiscal year:

                       (i) a consolidated and consolidating budget and pro forma financial statements on a quarter-to-quarter basis for the following fiscal year, and

                       (ii)     five (5) year projections.

                   (g) Additional Reports and Information. The Borrowers shall furnish to the Administrative Agent and the Lenders promptly, such additional information, reports or statements as the Administrative Agent and/or any of the Lenders may from time to time reasonably request.

              6.1.2 Reports to SEC and to Stockholders.


              The Borrowers will furnish to the Administrative Agent and the Lenders, promptly upon the filing or making thereof, at least one (l) copy of all financial statements, reports, notices and proxy statements sent by any Borrower to its stockholders, and of all regular and other reports filed by any Borrower with any securities exchange or with the Securities and Exchange Commission.

              6.1.3 Recordkeeping, Rights of Inspection, Field Examination, Etc.

                   (a) Each of the Borrowers shall, and shall cause each of its Subsidiaries to, maintain (i) a standard system of accounting in accordance with GAAP, and (ii) proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its properties, business and activities.

                   (b) Each of the Borrowers shall, and shall cause each of its Subsidiaries to, permit authorized representatives of the Administrative Agent to visit and inspect the properties of the Borrowers and its Subsidiaries, to review, audit, check and inspect the Collateral, with notice given during normal business hours, which inspection shall be conducted during normal business hours and at other reasonable times, if no Event of Default has occurred and with or without notice and at any time if an Event of Default has occurred and is continuing. During such inspection, such representatives also shall be entitled to make abstracts and photocopies of the books and records of each Borrower, and to discuss the affairs, finances and accounts of the Borrowers and their Subsidiaries, with the officers, directors, employees and other representatives of the Borrowers and their Subsidiaries and their respective accountants. Unless an Event of Default shall have occurred and be continuing, no such inspection shall disrupt the normal business operations of any Borrower. All information obtained during any such inspection shall be subject to the provisions of
Section 9.20.

                   (c) Each of the Borrowers hereby irrevocably authorizes and directs all accountants and auditors employed by any of the Borrowers and/or any of their Subsidiaries at any time prior to the repayment in full of the Obligations to exhibit and deliver to the Administrative Agent and the Lenders copies of any and all of the financial statements, trial balances, management letters, or other accounting records of any nature of any or all of the Borrowers and/or any or all of their respective Subsidiaries in the accountant's or auditor's possession, and to disclose to the Administrative Agent and any of the Lenders any information they may have concerning the financial status and business operations of any or all of the Borrowers and/or any or all of their respective Subsidiaries. Further, each of the Borrowers hereby authorizes all Governmental Authorities to furnish to the Administrative Agent and the Lenders copies of reports or examinations relating to any and all of the Borrowers and/or any or all Subsidiaries, whether made by the Borrowers or otherwise.

                   (d) Any and all costs and expenses incurred by, or on behalf of, the Administrative Agent in connection with the conduct of any of the foregoing shall be part of the Enforcement Costs and shall be payable to the Administrative Agent upon demand. The Borrowers acknowledge and agree that such expenses may include, but shall not be limited to, any and all out-of-pocket costs and expenses of the Administrative Agent's employees and agents in, and when, travelling to any of the Borrowers' facilities. Notwithstanding the foregoing, provided no Event of Default shall have occurred and the continuing, Borrowers shall not be required to pay for more than four (4) inspections each year.

              6.1.4 Corporate Existence.


              Except as permitted by Section 6.2.1, each of the Borrowers shall maintain, and cause each of its Subsidiaries to maintain, its corporate existence in good standing in the jurisdiction in which it is incorporated and in each other jurisdiction where it is required to register or qualify to do business if the failure to do so in such other jurisdiction reasonably would be expected to have a Material Adverse Effect.

              6.1.5 Compliance with Laws.


              Each of the Borrowers shall comply, and cause each of its Subsidiaries to comply, with all applicable Laws and observe the valid requirements of Governmental Authorities, the noncompliance with or the nonobservance of which reasonably would be expected to have a Material Adverse Effect.

              6.1.6 Preservation of Properties.


              Each of the Borrowers will, and will cause each of its Subsidiaries to, at all times (a) maintain, preserve, protect and keep its properties, whether owned or leased, in good operating condition, working order and repair (ordinary wear and tear excepted), and from time to time will make all proper repairs, maintenance, replacements, additions and improvements thereto needed to maintain such properties in good operating condition, working order and repair, unless such property becomes obsolete or is no longer useful in the operation of the business of the applicable Borrower and (b) do or cause to be done all things necessary to preserve and to keep in full force and effect its material franchises, leases of real and personal property, trade names, patents, trademarks and permits which are necessary for the orderly continuance of its business.

              6.1.7 Line of Business.


              Each of the Borrowers will continue to engage substantially only in the business of the design and manufacture of high precision fuel system products for the global automotive and outdoor power equipment markets.

              6.1.8 Insurance.


              Each of the Borrowers will, and will cause each of its Subsidiaries to, at all times maintain with "A" or better rated insurance companies such insurance as is required by applicable Laws and such other insurance, in such amounts, of such types and against such risks, hazards, liabilities, casualties and contingencies as are usually insured against in the same geographic areas by business entities engaged in the same or similar business. Without limiting the generality of the foregoing, each of the Borrowers will, and will cause each of its Subsidiaries to, keep adequately insured all of its property against loss or damage resulting from fire or other risks insured against by extended coverage and maintain public liability insurance against claims for personal injury, death or property damage occurring upon, in or about any properties occupied or controlled by it, or arising in any manner out of the businesses carried on by it. Each of the Borrowers shall deliver to the Administrative Agent on the Closing Date (and thereafter on each date there is a material change in the insurance coverage) a certificate of a Responsible Officer of the Borrowers containing a detailed list of the insurance then in effect and stating the names of the insurance companies, the types, the amounts and rates of the insurance, dates of the expiration thereof and the properties and risks covered thereby.

              6.1.9 Taxes.


              Except to the extent that the validity or amount thereof is being contested in good faith and by appropriate proceedings, each of the Borrowers will, and will cause each of its Subsidiaries, to pay and discharge all Taxes prior to the date when any interest or penalty would accrue for the nonpayment thereof. Each of the Borrowers shall furnish to the Administrative Agent at such times as the Administrative Agent may require proof reasonably satisfactory to the Administrative Agent of the making of payments or deposits required by applicable Laws including, without limitation, payments or deposits with respect to amounts withheld by any of the Borrowers from wages and salaries of employees and amounts contributed by any of the Borrowers on account of federal and other income or wage taxes and amounts due under the Federal Insurance Contributions Act, as amended.

              6.1.10 ERISA.


              Each of the Domestic Borrowers will, and will cause each of its Commonly Controlled Entities to, comply with the funding requirements of ERISA with respect to Plans for its respective employees. No Domestic Borrower will permit with respect to any Plan (a) any prohibited transaction or transactions under ERISA or the Internal Revenue Code, which results, or reasonably would be expected to result, in any material liability of the Domestic Borrower, or (b) any Reportable Event if, upon termination of the plan or plans with respect to which one or more such Reportable Events shall have occurred, there is or would be any material liability of the Domestic Borrower to the PBGC. Upon the request of the Administrative Agent, the Domestic Borrowers will deliver to the Administrative Agent a copy of the most recent actuarial report, financial statements and annual report completed with respect to any Plan.

              6.1.11 Notification of Events of Default and Adverse Developments.


              Each of the Borrowers shall promptly notify the Administrative Agent upon obtaining knowledge of the occurrence of:

                     (a) any Event of Default;

                     (b) any Default;

                     (c) any litigation instituted or threatened against any of the Borrowers or any of their Subsidiaries and of the entry of any judgment or Lien (other than any Permitted Liens) against any of the assets or properties of any of the Borrowers or any Subsidiary where the claims against any Borrower or any Subsidiary exceed One Million Dollars ($1,000,000) and are not covered by insurance;

                     (d) any event, development or circumstance whereby the financial statements furnished hereunder fail in any material respect to present fairly, in all material respects and in accordance with GAAP, the financial condition and operational results of any of the Borrowers or any of their respective Subsidiaries;

                     (e) any judicial, administrative or arbitral proceeding pending against any of the Borrowers or any of their respective Subsidiaries and any judicial or administrative proceeding known by any of the Borrowers to be threatened against any Borrower or any Subsidiary which, if adversely decided, reasonably would be expected to have a Material Adverse Effect;

                     (f) the receipt by any of the Borrowers or any Subsidiary of any notice, claim or demand from any Governmental Authority which alleges that any of the Borrowers or any Subsidiary is in violation of any of the terms of, or has failed to comply with any applicable Laws regulating its operation and business, including, but not limited to, the Occupational Safety and Health Act and the Environmental Protection Act, which violation or failure reasonably would be expected to have a Material Adverse Effect; and

                     (g) any other development in the business or affairs of any of the Borrowers or any of their respective Subsidiaries which reasonably would be expected to have a Material Adverse Effect;


              in each case describing in detail reasonably satisfactory to the Administrative Agent the nature thereof and the action the Borrowers propose to take with respect thereto.

              6.1.12 Hazardous Materials; Contamination.


              Each of the Borrowers agrees to:

                     (a) give notice to the Administrative Agent immediately upon acquiring knowledge of the presence of any Hazardous Materials or any Hazardous Materials Contamination on any property owned, operated or controlled by any Borrower or for which any Borrower is, or is claimed to be, responsible (provided that such notice shall not be required for Hazardous Materials placed or stored on such property in accordance with applicable Laws in the ordinary course (including, without limitation, quantity) of a Borrower's line of business expressly described in this Agreement), with a full description thereof;

                     (b) promptly comply with any Laws requiring the removal, treatment or disposal of Hazardous Materials or Hazardous Materials Contamination and provide the Administrative Agent with satisfactory evidence of such compliance;

                     (c) provide the Administrative Agent, within thirty (30) days after a demand by the Administrative Agent, with a bond, letter of credit or similar financial assurance evidencing to the Administrative Agent's satisfaction that the necessary funds are available to pay the cost of removing, treating, and disposing of such Hazardous Materials or Hazardous Materials Contamination and discharging any Lien which has been established as a result thereof on any property owned, operated or controlled by any Borrower or for which any Borrower is, or is claimed to be, responsible; and

                     (d) as part of the Obligations, defend, indemnify and hold harmless the Administrative Agent, each of the Lenders and each of their respective agents, employees, trustees, successors and assigns from any and all claims which may now or in the future (whether before or after the termination of this Agreement) be asserted as a result of the presence of any Hazardous Materials or any Hazardous Materials Contamination on any property owned, operated or controlled by any Borrower for which any Borrower is, or is claimed to be, responsible. Each Borrower acknowledges and agrees that this indemnification shall survive the termination of this Agreement and the Commitments and the payment and performance of all of the other Obligations.

              6.1.13 Disclosure of Significant Transactions.


              Each of the Borrowers shall deliver to the Administrative Agent a written notice describing in detail each transaction by it involving the purchase, sale, lease, or other acquisition or loss or casualty to or disposition of an interest in Fixed or Capital Assets which exceeds One Million Dollars ($1,000,000), said notices to be delivered to the Administrative Agent within thirty (30) days of the occurrence of each such transaction.

              6.1.14 Financial Covenants.

                     (a) Fixed Charge Coverage Ratio. The Borrowers will maintain, on a consolidated basis and tested as of the last day of each of the Borrowers' fiscal quarters (i) during fiscal year 1998 only, for the period commencing January 1, 1998 and ending on the last day of the applicable quarter, and (ii) after fiscal year 1998, for the four (4) quarter period ending on the last day of the applicable quarter, a EBITDA to Fixed Charges Ratio (i) of not less than 0.75 to 1.0 if the average Unused Availability during such quarter is $25,000,000 or more or (ii) of not less than 1.0 to 1.0 if the average Unused Availability during such quarter is less than $25,000,000.

                     (b) Funded Debt to EBITDA Ratio. The Borrowers will maintain, on a consolidated basis and tested as of the last day of each of the Borrowers' fiscal quarters for which the average Unused Availability during such quarter is more than $25,000,000, for the four (4) quarter period ending on that date, a ratio of Funded Debt to EBITDA of not more than 2.5 to 1.0.

                     (c) Capital Expenditures. The Borrowers and their Subsidiaries will not permit Capital Expenditures to exceed in any fiscal year the following:

                  Fiscal Year                                      Limit
                  -----------                                      -----
                  1998                                         $55,000,000
                  Thereafter per annum                         $40,000,000


              Notwithstanding the foregoing, up to 25% of the unused portion of the limit set forth above with respect to any fiscal year may be carried forward and utilized in the immediately succeeding year.

              6.1.15 Collection of Receivables.


              Until such time that the Administrative Agent shall notify the Borrowers of the revocation of such privilege, the Borrowers and their Subsidiaries shall at their own expense have the privilege for the account of, and in trust for, the Administrative Agent and the Lenders of collecting their Receivables and receiving in respect thereto all Items of Payment and shall otherwise completely service all of the Receivables including (a) the billing, posting and maintaining of complete records applicable thereto, (b) the taking of such action with respect to the Receivables as the Administrative Agent may request or in the absence of such request, as each of the Borrowers and each of the Subsidiaries may deem advisable; and (c) the granting, in the ordinary course of business, to any Account Debtor, any rebate, refund or adjustment to which the Account Debtor may be lawfully entitled, and may accept, in connection therewith, the return of goods, the sale or lease of which shall have given rise to a Receivable and may take such other actions relating to the settling of any Account Debtor's claim as may be commercially reasonable. The Administrative Agent may, at its option, at any time or from time to time after and during the continuance of an Event of Default hereunder, revoke the collection privilege given in this Agreement to any one or more of the Borrowers and each of the Subsidiaries by either giving notice of its assignment of, and Lien on the Collateral to the Account Debtors or giving notice of such revocation to the Borrowers. The Administrative Agent shall not have any duty to, and the Borrowers hereby release the Administrative Agent and the Lenders from all claims of loss or damage caused by the delay or failure to collect or enforce any of the Receivables or to preserve any rights against any other party with an interest in the Collateral. The Administrative Agent shall be entitled at any time and from time to time to confirm and verify Receivables with the Account Debtors thereunder; provided, however, that absent an Event of Default, the Administrative Agent shall effect such verification by a means which does not identify the Administrative Agent by name.

              6.1.16 Assignments of Receivables.


              Each Borrower will promptly, upon request, execute and deliver to the Administrative Agent written assignments, in form and content acceptable to the Administrative Agent, of specific Receivables or groups of Receivables; provided, however, the Lien and/or security interest granted to the Administrative Agent, for the ratable benefit of the Lenders and for the benefit of the Administrative Agent with respect to the Agents' Obligations, under this Agreement shall not be limited in any way to or by the inclusion or exclusion of Receivables within such assignments. Receivables so assigned shall secure payment of the Obligations and are not sold to the Administrative Agent and/or the Lenders whether or not any assignment thereof, which is separate from this Agreement, is in form absolute. The Borrowers agree that neither any assignment to the Lender nor any other provision contained in this Agreement or any of the other Financing Documents shall impose on the Administrative Agent or the Lenders any obligation or liability of any of the Borrowers with respect to that which is assigned and the Borrowers hereby agree jointly and severally to indemnify the Administrative Agent and the Lenders and hold the Administrative Agent and the Lenders harmless from any and all claims, actions, suits, losses, damages, costs, expenses, fees, obligations and liabilities which may be incurred by or imposed upon the Administrative Agent and/or any of the Lenders by virtue of the assignment of and Lien on any Borrower's rights, title and interest in, to, and under the Collateral, except for any such claims, actions, suits, losses, damages, costs, expenses, fees, obligations or liabilities which are the proximate result of the gross negligence or willful misconduct of the Administrative Agent or any Lender.

              6.1.17 Government Accounts.


              The Borrowers will immediately notify the Administrative Agent if any of the Receivables arise out of contracts with the United States or with any other Governmental Authority, and, as appropriate, execute any instruments and take any steps required by the Administrative Agent in order that all moneys due and to become due under such contracts shall be assigned to the Administrative Agent, for the ratable benefit of the Lenders and for the benefit of the Administrative Agent with respect to the Agents' Obligations, and notice thereof given to the Governmental Authority under the Federal Assignment of Claims Act or any other applicable Laws.

              6.1.18 Notice of Returned Goods, etc.


              The Borrowers will promptly notify, and will cause the Subsidiaries to promptly notify, the Administrative Agent of the return, rejection or repossession of any goods sold or delivered in respect of any Receivables, and of any claims made in regard thereto to the extent that the aggregate purchase price of any such goods in any given calendar month exceeds in the aggregate One Million Dollars ($1,000,000) for such month.

              6.1.19 Inventory.

              With respect to the Inventory, the Borrowers and their Subsidiaries will: (a) as soon as possible upon demand by the Administrative Agent from time to time, prepare and deliver to the Administrative Agent designations of Inventory specifying the Borrowers' and Subsidiaries' cost of Inventory, the retail price thereof, and such other matters and information relating to the Inventory as the Administrative Agent may reasonably request; provided; however, that unless an Event of Default shall have occurred and be continuing such request shall not be made any more than one (1) time each quarter; (b) keep correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, the Borrowers' and Subsidiaries' cost therefor and the selling price thereof, all of which, subject to the provisions of Section 6.1.3 above, records shall be available to the officers, employees or agents of the Administrative Agent for inspection and copying thereof; (c) not store any Inventory with a bailee, warehouseman or similar Person without the Administrative Agent's prior written consent, which consent may be conditioned on, among other things, delivery by the bailee, warehouseman or similar Person to the Administrative Agent of warehouse receipts, in form acceptable to the Administrative Agent, in the name of the Administrative Agent evidencing the storage of Inventory and the interests of the Administrative Agent and the Lenders therein; and (d) permit the Administrative Agent and its agents or representatives to inspect and examine the Inventory and to check and test the same as to quality, quantity, value and condition at any time or times hereafter during the Borrowers' and Subsidiaries' usual business hours or at other reasonable times. Any such inspection described in this clause (d) shall be subject to the provisions of Sections 6.1.3(a) and (c). The Borrowers shall be permitted to sell their Inventory in the ordinary course of business until the occurrence and during the continuation of an Event of Default.

              6.1.20 Insurance With Respect to Capital Expenditure Line Equipment and Inventory.


              The Borrowers will (a) maintain and cause each of their Subsidiaries to maintain hazard insurance with fire and extended coverage and naming the Administrative Agent as an additional insured with loss payable to the Administrative Agent as its respective interest may appear on the Capital Expenditure Line Equipment and Inventory in an amount at least equal to the lesser amount of the outstanding principal amount of the Obligations or the fair market value of the Capital Expenditure Line Equipment and Inventory (but in any event sufficient to avoid any co-insurance obligations) and with a specific endorsement to each such insurance policy pursuant to which the insurer agrees to give the Administrative Agent at least thirty (30) days written notice before any alteration or cancellation of such insurance policy and that no act or default of any of the Borrowers shall affect the right of the Administrative Agent to recover under such policy in the event of loss or damage; and (b) file, and cause each of their Subsidiaries to file, with the Administrative Agent, upon its request, a detailed list of the insurance then in effect and stating the names of the insurance companies, the amounts and rates of the insurance, dates of the expiration thereof and the properties and risks covered thereby; provided, however, that unless an Event of Default shall have occurred and be continuing such request shall not be made any more than one (1) time each quarter.

              6.1.21 Maintenance of the Collateral.

              The Borrowers will maintain the Collateral in good working order, saving and excepting ordinary wear and tear and loss of maintenance due to obsolescence or the items of Collateral no longer being necessary to the operation of the business of the Borrowers, and will not permit anything to be done to the Collateral which reasonably would be expected to materially impair the value thereof. The Administrative Agent, or an agent designated by the Administrative Agent, shall be permitted to enter the premises of each of the Borrowers and their Subsidiaries and examine, audit and inspect the Collateral at any reasonable time and from time to time in accordance with the provisions of Sections 6.1.3(a) and (c). The Administrative Agent agrees to act in a commercially reasonable manner when inspecting the premises of the Borrowers and their Subsidiaries and when examining, auditing and/or inspecting the Collateral. The Administrative Agent shall not have any duty to, and the Borrowers hereby release the Administrative Agent and the Lenders from all claims of loss or damage caused by the delay or failure to collect or enforce any of the Receivables or to preserve any rights against any other party with an interest in the Collateral which occurs at any time during the continuation of an Event of Default.

              6.1.22 Assigned Local Currency Receivables.

              Each Local Currency Borrower shall assign its Accounts as Assigned Local Currency Receivables promptly after such Accounts are created and the Borrowers shall thereafter maintain the Assigned Local Currency Receivables in compliance with each component of the definition of that term.

              6.1.23 Capital Expenditure Line Equipment.


              The Borrowers shall (a) maintain all Capital Expenditure Line Equipment as personalty, (b) not affix any Capital Expenditure Line Equipment to any real estate in such manner as to become a fixture or part of such real estate, and (c) shall hold no Capital Expenditure Line Equipment on a sale on approval basis. The Borrowers hereby declare their intent that, notwithstanding the means of attachment, no goods of the Borrowers hereafter attached to any realty shall be deemed a fixture, which declaration shall be irrevocable, without the Administrative Agent's consent, until all of the Obligations have been paid in full and all of the Commitments have been terminated or have expired. All legal documents incident to each advance under the Loans and each of the Letters of Credit shall be reasonably satisfactory to counsel for the Administrative Agent.

              6.1.24 Defense of Title and Further Assurances.


              At their expense, the Borrowers will defend the title to the Collateral (and any part thereof), and will promptly execute, acknowledge and deliver any financing statement, renewal, affidavit, deed, assignment, continuation statement, security agreement, certificate or other document which the Administrative Agent in good faith may require in order to perfect, preserve, maintain, continue, protect and/or extend the Lien or security interest granted to the Administrative Agent, for the ratable benefit of the Lenders and for the benefit of the Administrative Agent with respect to the Agents' Obligations, under this Agreement, under any of the other Financing Documents and the first priority of that Lien, subject only to the Permitted Liens. The Borrowers will from time to time do whatever the Administrative Agent reasonably may require by way of obtaining, executing, delivering, and/or filing financing statements, landlords' or mortgagees' waivers, notices of assignment and other notices and amendments and renewals thereof and the Borrowers will take any and all steps and observe such formalities as the Administrative Agent reasonably may require, in order to create and maintain a valid Lien upon, pledge of, or paramount security interest in, the Collateral, subject to the Permitted Liens. The Borrowers shall pay to the Administrative Agent on demand all taxes, costs and expenses incurred by the Administrative Agent in connection with the preparation, execution, recording and filing of any such document or instrument. To the extent that the proceeds of any of the Accounts or Receivables of the Borrowers are expected to become subject to the control of, or in the possession of, a party other than the Borrowers or the Administrative Agent, the Borrowers shall cause all such parties to execute and deliver on the Closing Date security documents, financing statements or other documents as requested by the Administrative Agent and as may be necessary to evidence and/or perfect the security interest of the Administrative Agent, for the ratable benefit of the Lenders and for the benefit of the Administrative Agent with respect to the Agents' Obligations, in those proceeds. The Borrowers agree that a copy of a fully executed security agreement and/or financing statement shall be sufficient to satisfy for all purposes the requirements of a financing statement as set forth in Article 9 of the applicable Uniform Commercial Code. Each Borrower hereby irrevocably appoints the Administrative Agent as the Borrower's attorney-in-fact, with power of substitution, in the name of the Administrative Agent or in the name of the Borrower or otherwise, for the use and benefit of the Administrative Agent for itself and the Lenders, but at the cost and expense of the Borrowers and without notice to the Borrowers, to execute and deliver any and all of the instruments and other documents and take any action which the Lender may require pursuant the foregoing provisions of this Section 6.1.24; provided, however, that unless the Lenders have a reasonable belief that any Lien securing the Obligations is impaired or may be impaired by delay, no such filing shall be made unless the Administrative Agent has requested the Borrowers to make such filing and the Borrowers have failed to comply with such request within ten (10) Business Days after such request has been delivered to the Borrowers.

              6.1.25 Business Names; Locations.


              Each Borrower will notify and cause each of the Subsidiaries to notify the Administrative Agent not less than thirty (30) days prior to (a) any change in the name under which the Borrower or the applicable Subsidiary conducts its business, (b) any change of the location of the chief executive office of the applicable Borrower or Subsidiary, and (c) the opening of any new place of business or the closing of any existing place of business, and any change in the location of the places where the Collateral, or any part thereof, or the books and records, or any part thereof, are kept.

              6.1.26 Subsequent Opinion of Counsel as to Recording Requirements.


              In the event that any Borrower or any Subsidiary shall transfer its principal place of business or the office where it keeps its records pertaining to the Collateral, upon the Administrative Agent's request the Borrowers will provide to the Administrative Agent a subsequent opinion of counsel as to the filing, recording and other requirements with which the Borrowers and their Subsidiaries have complied to maintain the Lien and security interest in favor of the Administrative Agent, for the ratable benefit of the Lenders and for the benefit of the Administrative Agent with respect to the Agents' Obligations, in the Collateral.

              6.1.27 Use of Premises and Equipment.


              The Borrowers agree that until the Obligations are fully paid and all of the Commitments and the Letters of Credit have been terminated or have expired, the Administrative Agent (a) after and during the continuance of an Event of Default, may use any of the Borrowers' owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (b) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of the Borrowers' owned or leased property, subject, however, to the provisions of Section 6.1.3.

              6.1.28 Protection of Collateral.


              The Borrowers agree that the Administrative Agent may at any time during the continuation of an Event of Default take such steps as the Administrative Agent deems reasonably necessary to protect the interest of the Administrative Agent and the Lenders in, and to preserve the Collateral, including, the hiring of such security guards or the placing of other security protection measures as the Administrative Agent deems appropriate, may employ and maintain at any of the Borrowers' premises a custodian who shall have full authority to do all acts necessary to protect the interests of the Administrative Agent and the Lenders in the Collateral and may lease warehouse facilities to which the Administrative Agent may move all or any part of the Collateral to the extent commercially reasonable. The Borrowers agree to cooperate fully with the Administrative Agent's efforts to preserve the Collateral and will take such actions to preserve the Collateral as the Administrative Agent may reasonably direct. All of the Administrative Agent's expenses of preserving the Collateral, including any reasonable expenses relating to the compensation and bonding of a custodian, shall be part of the Enforcement Costs.

         Section 6.2    Negative Covenants.

         So long as any of the Obligations or the Commitments or Letters of Credit therefor shall be outstanding hereunder, the Borrowers agree with the Administrative Agent and the Lenders that without the prior written consent of the Administrative Agent:

              6.2.1 Mergers, Acquisition or Sale of Assets.


              None of the Borrowers will enter into any merger or consolidation or amalgamation, windup or dissolve themselves (or suffer any liquidation or dissolution) or acquire all or substantially all the assets of any Person, or sell, lease or otherwise dispose of any of its assets (except Inventory disposed of in the ordinary course of business prior to an Event of Default); provided, however, that any Borrower may merge or consolidate with or sell, lease or dispose of any of its assets to any other Borrower. Any consent of the Administrative Agent to the disposition of any assets may be conditioned on a specified use of the proceeds of disposition.

              6.2.2 Subsidiaries.


              None of the Borrowers will create or acquire any Subsidiaries other than the Subsidiaries identified on the Collateral Disclosure List.

              6.2.3 Purchase or Redemption of Securities, Dividend Restrictions.

              Except as permitted pursuant to the terms of the Senior Notes and then only if no Event of Default or failure to maintain the availability required by the Section 2.1.12(b) shall then exist or result therefrom, none of the Borrowers will purchase, redeem or otherwise acquire any shares of its capital stock or warrants now or hereafter outstanding, declare or pay any dividends thereon (other than stock dividends), apply any of its property or assets to the purchase, redemption or other retirement of, set apart any sum for the payment of any dividends on, or for the purchase, redemption, or other retirement of, make any distribution by reduction of capital or otherwise in respect of, any shares of any class of capital stock of any Borrower, or any warrants, permit any Subsidiary to purchase or acquire any shares of any class of capital stock of, or warrants issued by, any Borrower, make any distribution to stockholders or set aside any funds for any such purpose, and not prepay, purchase or redeem any Indebtedness for Borrowed Money other than the Obligations.

              6.2.4 Indebtedness for Borrowed Money.


              None of the Borrowers will create, incur, assume or suffer to exist any Indebtedness for Borrowed Money or permit any Subsidiary to do so, except:

                    (a) the Obligations;

                    (b) current accounts payable arising in the ordinary course;

                    (c) the Senior Notes and the guarantees executed in
              connection therewith;

                    (d) Indebtedness for Borrowed Money secured by Permitted
              Liens;

                    (e) Subordinated Indebtedness;

                    (f) Indebtedness for Borrowed Money of the Borrowers
              existing on the date hereof and reflected on the financial statements furnished pursuant to Section 4.1.11 (Financial Condition);

                    (g) Guarantees by any Borrower of Indebtedness for Borrowed
              Money otherwise permitted hereunder of any other Borrower;

                    (h) Refinancing of any of the amounts listed in clauses (c)
              and (d) above and in this clause (h), provided the amount as refinanced does not exceed the original principal amount (or commitment with respect thereto) of the Indebtedness for Borrowed Money so refinanced and on terms not materially less favorable to the applicable Borrowers and do not result in a Default or Event of Default;

                    (i) Indebtedness for Borrowed Money represented by
              Capitalized Leases otherwise permitted by this Agreement and

                    (j) other Indebtedness for Borrowed Money in an amount not to exceed in the aggregate for the Parent and its Subsidiaries at any time outstanding, the sum of Five Million Dollars ($5,000,000) (or the equivalent thereof in any other currency, as applicable), which Indebtedness for Borrowed Money shall not be secured.

              6.2.5 Investments, Loans and Other Transactions.


              Except as otherwise provided in this Agreement, none of the Borrowers will, and will permit any of its Subsidiaries to, (a) make, assume, acquire or continue to hold any investment in any real property (unless used in connection with their business and treated as a Fixed or Capital Asset of any Borrower or any Subsidiary) or any Person, whether by stock purchase, capital contribution, acquisition of indebtedness of such Person or otherwise (including, without limitation, investments in any joint venture or partnership), (b) guaranty or otherwise become contingently liable for the Liabilities or obligations of any Person, or (c) make any loans or advances, or otherwise extend credit to any Person, except:

                             (i) any advance to an officer or employee of any Borrower or any Subsidiary for travel or other business expenses in the ordinary course of business, provided that the aggregate amount of all such advances by all of the Borrowers and their Subsidiaries (taken as a whole) outstanding at any time shall not exceed One Million Dollars ($1,000,000);

                             (ii) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

                             (iii) any investment in Cash Equivalents, which are pledged to the Administrative Agent, for the ratable benefit of the Lenders and for the benefit of the Administrative Agent with respect to the Agents' Obligations, as collateral and security for the Obligations;

                             (iv) trade credit extended to customers in the ordinary course of business;

                             (v) guarantees permitted pursuant to Section 6.2.4;

                             (vi) investments, loans, advances and guaranties not to exceed $10,000,000 in the aggregate with respect to the VITEC venture for the production of fuel storage and delivery systems for General Motors Corporation and Chrysler Corporation; and

                             (vii) after January 1, 1999, other investments, loans, advances and guaranties not to exceed $5,000,000 in the aggregate for any fiscal year.

              6.2.6 Stock of Subsidiaries.


              None of the Borrowers will sell or otherwise dispose of any shares of capital stock of any Subsidiary (except in connection with a merger or consolidation of a Wholly Owned Subsidiary into any of the Borrowers or another Wholly Owned Subsidiary of any of the

Borrowers or with the dissolution of any Subsidiary) or permit any Subsidiary to issue any additional shares of its capital stock except pro rata to its stockholders.

              6.2.7 Subordinated Indebtedness.


              None of the Borrowers will, and will permit any Subsidiary to make:

                        (a) any payment of principal of, or interest on, any of the Subordinated Indebtedness, including, without limitation, the Subordinated Debt, if a Default or Event of Default then exists hereunder or would result from such payment;

                        (b) any payment of the principal or interest due on the Subordinated Indebtedness as a result of acceleration thereunder or a mandatory prepayment thereunder;

                        (c) any amendment or modification of or supplement to the documents evidencing or securing the Subordinated Indebtedness; and

                        (d) payment of principal or interest on the Subordinated Indebtedness other than when due (without giving effect to any acceleration of maturity or mandatory prepayment).

              6.2.8 Liens.


              Each Borrower agrees that it (a) will not create, incur, assume or suffer to exist any Lien upon any of its properties or assets, whether now owned or hereafter acquired, or permit any Subsidiary so to do, except for Liens securing the Obligations and Permitted Liens, (b) will not agree to, assume or suffer to exist any provision in any instrument or other document for confession of judgment, cognovit or other similar right or remedy, (c) except as required by law for real estate and other property taxes and for mechanic's and similar liens, will not allow or suffer to exist any Permitted Liens to be superior to Liens securing the Obligations, (d) will not enter into any contracts for the consignment of goods, will not execute or suffer the filing of any financing statements or the posting of any signs giving notice of consignments, and will not, as a material part of its business, engage in the sale of goods belonging to others, and (e) will not allow or suffer to exist the failure of any Lien described in the Security Documents to attach to, and/or remain at all times perfected on, any of the property described in the Security Documents.

              6.2.9 Transactions with Affiliates.


              None of the Borrowers nor any of their Subsidiaries will enter into or participate in any transaction with any Affiliate unless the same is on fair and reasonable terms consistent with past practice, or, except in the ordinary course of business, with the officers, directors, employees and other representatives of any Borrower and/or any Subsidiary.

              6.2.10 Other Businesses.


              None of the Borrowers nor any of their Subsidiaries will engage directly or indirectly in any business other than its current line of business described elsewhere in this Agreement.

              6.2.11 ERISA Compliance.


              None of the Domestic Borrowers nor any Commonly Controlled Entity shall: (a) engage in or permit any "prohibited transaction" (as defined in ERISA); (b) cause any "accumulated funding deficiency" as defined in ERISA and/or the Internal Revenue Code; (c) terminate any pension plan in a manner which reasonably would be expected to result in the imposition of a lien on the property of any Domestic Borrower pursuant to ERISA; (d) terminate or consent to the termination of any Multi-employer Plan; or (e) incur a complete or partial withdrawal with respect to any Multi-employer Plan.

              6.2.12 Prohibition on Hazardous Materials.


              None of the Borrowers shall place, manufacture or store or permit to be placed, manufactured or stored any Hazardous Materials on any property owned, operated or controlled by any Borrower or for which any Borrower is responsible other than Hazardous Materials placed or stored on such property in accordance with applicable Laws in the ordinary course of a Borrower's business expressly described in this Agreement.

              6.2.13 Method of Accounting; Fiscal Year.

              Each Borrower agrees that:

                        (a) it shall not change the method of accounting employed in the preparation of any financial statements furnished to the Administrative Agent under the provisions of Section 6.1.1 (Financial Statements), unless required to conform to GAAP and on the condition that the Borrowers' accountants shall furnish such information as the Administrative Agent reasonably may request to reconcile the changes with the Borrowers' prior financial statements; and

                        (b) it will not change its fiscal year from a year ending on December 31.

              6.2.14 Compensation.


              None of the Borrowers nor any Subsidiary will pay any bonuses, fees, compensation, commissions, salaries, drawing accounts, or other payments (cash and non-cash), whether direct or indirect, to any stockholders of any Borrower or any Subsidiary, or any Affiliate of any Borrower or any Subsidiary, other than reasonable compensation for actual services rendered by stockholders in their capacity as officers or employees.

              6.2.15 Transfer of Collateral.


              Except to the extent permitted by and in compliance with the provisions of this Agreement, none of the Borrowers nor any of their Subsidiaries will transfer, or permit the transfer, to another location of any of the Collateral or the books and records related to any of the Collateral.

              6.2.16 Sale and Leaseback.


              Except for transactions disclosed on Schedule 6.2.16, none of the Borrowers nor any of the Subsidiaries will directly or indirectly enter into any arrangement to sell or transfer all or any substantial part of its fixed assets and thereupon or within one year thereafter rent or lease the assets so sold or transferred.

              6.2.17 Disposition of Collateral.


              None of the Borrowers will sell, discount, allow credits or allowances, transfer, assign, extend the time for payment on, convey, lease, assign, transfer or otherwise dispose of the Collateral, except, prior to an Event of Default, dispositions expressly permitted elsewhere in this Agreement, the sale of Inventory in the ordinary course of business, and the sale of unnecessary or obsolete equipment, but, in the case of Capital Expenditure Line Equipment, only if the proceeds of the sale of such Capital Expenditure Line Equipment are (a) used to purchase similar Capital Expenditure Line Equipment to replace the unnecessary or obsolete Capital Expenditure Line Equipment or (b) immediately turned over to the Administrative Agent for application to the Obligations in accordance with the provisions of this Agreement.


                                  ARTICLE VII
                         DEFAULT AND RIGHTS AND REMEDIES


         Section 7.1  Events of Default.

         The occurrence of any one or more of the following events shall constitute an "Event of Default" under the provisions of this Agreement:

              7.1.1 Failure to Pay.


              The failure of the Borrowers to pay any of the Obligations as and when due and payable in accordance with the provisions of this Agreement, the Notes and/or any of the other Financing Documents and (except in the case of payment of principal and/or interest) such failure shall have continued for a period of five (5) days, there being no grace period with respect to a payment at maturity.

              7.1.2 Breach of Representations and Warranties.


              Any representation or warranty made in this Agreement or in any report, statement, schedule, certificate, opinion (including any opinion of counsel for the Borrowers), financial statement or other document furnished in connection with this Agreement, any of the other Financing Documents, or the Obligations, shall prove to have been false or misleading when made (or, if applicable, when reaffirmed) in any material respect.

              7.1.3 Failure to Comply with Covenants.


              The failure of the Borrowers to perform, observe or comply with any covenant, condition or agreement contained in this Agreement. and, (i) only with respect to a failure under Section 6.1.1 (Financial Statement), such failure continues uncured for a period of five (5) days, or (ii) only with respect to a failure under Sections 6.1.3(b) (Bookkeeping), 6.1.4 (Corporate Existence), 6.1.6 (Preservation of Properties), or 6.1.9 (Taxes) which does not relate to Taxes due or claimed to be due in excess of $250,000 in the aggregate, if the Borrowers after discovering such failure, fail to diligently and continuously pursue the cure of such failure or such failure continues uncured thirty (30) days after discovery.

              7.1.4 Default Under Other Financing Documents or Obligations.


              A default shall occur under any of the other Financing Documents or under any other Obligations, and such default is not cured within any applicable grace period provided therein.

              7.1.5 Receiver; Bankruptcy.


              Any Borrower or any Subsidiary shall (a) apply for or consent to the appointment of a receiver, trustee or liquidator of itself or any of its property, (b) admit in writing its inability to pay its debts as they mature,
(c) make a general assignment for the benefit of creditors, (d) be adjudicated a bankrupt or insolvent, (e) file a voluntary petition in bankruptcy or a petition or an answer seeking or consenting to reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or take corporate action for the purposes of effecting any of the foregoing, or (f) by any act indicate its consent to, approval of or acquiescence in any such proceeding or the appointment of any receiver of or trustee for any of its property, or suffer any such receivership, trusteeship or proceeding to continue undischarged for a period of sixty (60) days, or (g) by any act indicate its consent to, approval of or acquiescence in any order, judgment or decree by any court of competent jurisdiction or any Governmental Authority enjoining or otherwise prohibiting the operation of a material portion of any Borrower's or any Subsidiary's business or the use or disposition of a material portion of any Borrower's or any Subsidiary's assets; provided, however, that with respect to a Subsidiary which is not a Borrower, the foregoing shall not be an Event of Default unless a Material Adverse Effect results.

              7.1.6 Involuntary Bankruptcy, etc.

                    (a) An order for relief shall be entered in any involuntary case brought against any Borrower or any Subsidiary under the Bankruptcy Code or any order or filing with a similar effect shall arise under any other Insolvency Proceedings, or (b) any such case shall be commenced against any Borrower or any Subsidiary and shall not be dismissed within sixty (60) days after the filing of the petition, or (c) an order, judgment or decree under any other Law is entered by any court of competent jurisdiction or by any other Governmental Authority on the application of a Governmental Authority or of a Person other than any Borrower or any Subsidiary (i) adjudicating any Borrower, or any Subsidiary bankrupt or insolvent, or (ii) appointing a receiver, trustee or liquidator of any Borrower or of any Subsidiary, or of a material portion of any Borrower's or any Subsidiary's assets, or (iii) enjoining, prohibiting or otherwise limiting the operation of a material portion of any Borrower's or any Subsidiary's business or the use or disposition of a material portion of any Borrower's or any Subsidiary's assets, and such order, judgment or decree continues unstayed and in effect for a period of sixty (60) days from the date entered; provided, however, that with respect to a Subsidiary which is not a Borrower, the foregoing shall not be an Event of Default unless a Material Adverse Effect results.

              7.1.7 Judgment.


              Unless adequately insured in the opinion of the Administrative Agent, the entry of a final judgment for the payment of money involving more than $5,000,000 against any Borrower or any Subsidiary, and the failure by such Borrower or such Subsidiary to discharge the same, or cause it to be discharged, within thirty (30) days from the date of the order, decree or process under which or pursuant to which such judgment was entered, or to secure a stay of execution pending appeal of such judgment.

              7.1.8 Execution; Attachment.


              Any execution or attachment shall be levied against the Collateral, or any part thereof, and such execution or attachment shall not be set aside, discharged or stayed within thirty (30) days after the same shall have been levied.

              7.1.9 Default Under Other Borrowings.


              Default shall be made with respect to any Indebtedness in excess of $5,000,000 of any of the Borrowers (other than the Loans) if the effect of such default is to accelerate the maturity of such Indebtedness or to permit the holder or obligee thereof or other party thereto to cause such Indebtedness to become due prior to its stated maturity.

              7.1.10 Challenge to Agreements.


              Any Borrower shall challenge the validity and binding effect of any provision of any of the Financing Documents or shall state its intention to make such a challenge of any of the Financing Documents or any of the Financing Documents shall for any reason (except to the extent permitted by its express terms) cease to be effective or to create a valid and perfected first priority Lien (except for Permitted Liens) on, or security interest in, any of the Collateral purported to be covered thereby.

              7.1.11 Material Adverse Change.


              The Administrative Agent, in its sole discretion, determines in good faith that a material adverse change has occurred in the financial condition of any of the Borrowers.

              7.1.12 Liquidation, Termination, Dissolution, Change in Control etc.

              Any Borrower shall liquidate, dissolve or terminate its existence or any change occurs in the control of any Borrower without the prior written consent of the Administrative Agent or unless the same is otherwise permitted by this Agreement.

              7.1.13 Change in Control.

              A "Change in Control" shall occur under the Senior Note Indentures, as the case may be, or the Parent has issued any "Change of Control Notice" or "Control Change" Notice thereunder.

         Section 7.2 Remedies.

         Upon the occurrence and during the continuation of any Event of Default, the Administrative Agent may, in the exercise of its sole and absolute discretion from time to time, and shall, at the direction of the Requisite Lenders, at any time thereafter exercise any one or more of the following rights, powers or remedies.

              7.2.1 Acceleration.

              The Administrative Agent may declare any or all of the Obligations to be immediately due and payable, notwithstanding anything contained in this Agreement or in any of the other Financing Documents to the contrary, without presentment, demand, protest, notice of protest or of dishonor, or other notice of any kind, all of which the Borrowers hereby waive.

              7.2.2 Further Advances.

              The Administrative Agent may from time to time without notice to the Borrowers suspend, terminate or limit any further advances, loans or other extensions of credit under the Commitment, under this Agreement and/or under any of the other Financing Documents. Further, upon the occurrence and during the continuation of an Event of Default or Default specified in Sections 7.1.5 (Receiver; Bankruptcy) or 7.1.6 (Involuntary Bankruptcy, etc.), the Revolving Credit Commitments, the Letter of Credit Commitments and any agreement in any of the Financing Documents to provide additional credit and/or to issue Letters of Credit shall immediately and automatically terminate and the unpaid principal amount of the Notes (with accrued interest thereon) and all other Obligations then outstanding, shall immediately become due and payable without further action of any kind and without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrowers.

              7.2.3 Uniform Commercial Code.


              The Administrative Agent shall have all of the rights and remedies of a secured party under the applicable Uniform Commercial Code and other applicable Laws. Upon demand by the Administrative Agent, the Borrowers shall assemble the Collateral and make it available to the Administrative Agent, at a place reasonably designated in the United States or reasonably designated elsewhere by the Administrative Agent. The Administrative Agent or its agents may without notice from time to time enter upon any Borrower's premises to take possession of the Collateral, to remove it, to render it unusable, to process it or otherwise prepare it for sale, or to sell or otherwise dispose of it.


              Any written notice of the sale, disposition or other intended action by the Administrative Agent with respect to the Collateral which is sent by regular mail, postage prepaid, to the Borrowers at the address set forth in
Section 9.1 (Notices), or such other address of the Borrowers which may from time to time be shown on the Administrative Agent's records, at least ten (10) days prior to such sale, disposition or other action, shall constitute commercially reasonable notice to the Borrowers. The Administrative Agent may alternatively or additionally give such notice in any other commercially reasonable manner. Nothing in this Agreement shall require the Administrative Agent to give any notice not required by applicable Laws.


              If any consent, approval, or authorization of any state, municipal or other Governmental Authority or of any other Person or of any Person having any interest therein, should be necessary to effectuate any sale or other disposition of the Collateral, the Borrowers agree to execute all such applications and other instruments, and to take all other action, as reasonably may be required in connection with securing any such consent, approval or authorization.


              The Borrowers recognize that the Administrative Agent may be unable to effect a public sale of all or a part of the Collateral consisting of Subsidiary Securities by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and other applicable Federal and state Laws. The Administrative Agent may, therefore, in its discretion, take such steps as it may deem appropriate to comply with such Laws and may, for example, at any sale of the Collateral consisting of securities restrict the prospective bidders or purchasers as to their number, nature of business and investment intention, including, without limitation, a requirement that the Persons making such purchases represent and agree to the satisfaction of the Administrative Agent that they are purchasing such securities for their account, for investment, and not with a view to the distribution or resale of any thereof. The Borrowers covenant and agree to do or cause to be done promptly all such acts and things as the Administrative Agent reasonably may request from time to time and as may be necessary to offer and/or sell the securities or any part thereof in a manner which is valid and binding and in conformance with all applicable Laws. Upon any such sale or disposition, the Administrative Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral consisting of securities so sold.

              7.2.4 Specific Rights With Regard to Collateral.


              In addition to all other rights and remedies provided hereunder or as shall exist at law or in equity from time to time, the Administrative Agent may (but shall be under no obligation to), without notice to any of the Borrowers, and each Borrower hereby irrevocably appoints the Administrative Agent as its attorney-in-fact, with power of substitution, in the name of the Administrative Agent and/or any or all of the Lenders and/or in the name of any or all of the Borrowers or otherwise, for the use and benefit of the Administrative Agent and the Lenders, but at the cost and expense of the Borrowers and without notice to the Borrowers:

                        (a) request any Account Debtor obligated on any of the Accounts to make payments thereon directly to the Administrative Agent, with the Administrative Agent taking control of the cash and non-cash proceeds thereof;

                        (b) compromise, extend or renew any of the Collateral or deal with the same as it may deem advisable;

                        (c) make exchanges, substitutions or surrenders of all or any part of the Collateral;

                        (d) copy, transcribe, or remove from any place of business of any Borrower all books, records, ledger sheets, correspondence, invoices and documents, relating to or evidencing any of the Collateral or without cost or expense to the Administrative Agent or the Lenders, make such use of any Borrower's place(s) of business as may be reasonably necessary to administer, control and collect the Collateral;

                        (e) repair, alter or supply goods if necessary to fulfill in whole or in part the purchase order of any Account Debtor;

                        (f) demand, collect, receipt for and give renewals, extensions, discharges and releases of any of the Collateral;

                        (g) institute and prosecute legal and equitable proceedings to enforce collection of, or realize upon, any of the Collateral;

                        (h) settle, renew, extend, compromise, compound, exchange or adjust claims in respect of any of the Collateral or any legal proceedings brought in respect thereof;

                        (i) endorse or sign the name of any Borrower upon any items of payment, certificates of title, instruments, securities, stock powers, documents, documents of title, financing statements, assignments, notices or other writing relating to or part of the Collateral and on any proof of claim in bankruptcy against an Account Debtor;

                        (j) notify the Post Office authorities to change the address for the delivery of mail to the Borrowers to such address or Post Office Box as the Administrative Agent may designate and receive and open all mail addressed to any of the Borrowers provided; however, that the Borrowers shall have immediate access to the mail which does not pertain to the Collateral; and

                        (k) take any other action necessary or beneficial to realize upon or dispose of the Collateral or to carry out the terms of this Agreement.

              7.2.5 Application of Proceeds.


              Any proceeds of sale or other disposition of the Collateral will be applied by the Administrative Agent to the payment first of any and all Agents' Obligations, then to any and all Enforcement Costs, and thereafter (i) proceeds from Receivables and Inventory shall be applied first to the Obligations with respect to the Revolving Credit Facility, second to the Obligations with respect to the Capital Expenditure Line, then to any other Obligations, (ii) proceeds from the Capital Expenditure Line Equipment which is the subject of advances under the Capital Expenditure Line, first to the Obligations with respect to the Capital Expenditure Line, second to the Obligations with respect to the Revolving Credit Facility, and then to any other Obligations, and (iii) proceeds from other Collateral shall be applied first to the Obligations with respect to the Revolving Credit Facility, second to the Obligations with respect to the Capital Expenditure Line, and then to any other Obligations. If the sale or other disposition (by foreclosure, liquidation or otherwise) of the Collateral fails to fully satisfy the Obligations, the Domestic Borrowers shall remain liable to the Administrative Agent and the Lenders for any deficiency.

              7.2.6 Performance by Administrative Agent.


              If the Borrowers shall fail to pay the Obligations or otherwise fail to perform, observe or comply with any of the conditions, covenants, terms, stipulations or agreements contained in this Agreement or any of the other Financing Documents, the Administrative Agent without notice to or demand upon the Borrowers and without waiving or releasing any of the Obligations or any Event of Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the Borrowers, and may enter upon the premises of the Borrowers for that purpose and take all such action thereon as the Administrative Agent may consider necessary or appropriate for such purpose and each of the Borrowers hereby irrevocably appoints the Administrative Agent as its attorney-in-fact to do so, with power of substitution, in the name of the Administrative Agent, in the name of any or all of the Lenders, or in the name of any or all of the Borrowers or otherwise, for the use and benefit of the Administrative Agent, but at the cost and expense of the Borrowers and without notice to the Borrowers. All sums so paid or advanced by the Administrative Agent together with interest thereon from the date of payment, advance or incurring until paid in full at the Post-Default Rate and all costs and expenses, shall be deemed part of the Enforcement Costs, shall be paid by the Borrowers to the Administrative Agent on demand, and shall constitute and become a part of the Agents' Obligations.

              7.2.7 Other Remedies.


              The Administrative Agent may from time to time proceed to protect or enforce the rights of the Administrative Agent and/or any of the Lenders by an action or actions at law or in equity or by any other appropriate proceeding, whether for the specific performance of any of the covenants contained in this Agreement or in any of the other Financing Documents, or for an injunction against the violation of any of the terms of this Agreement or any of the other Financing Documents, or in aid of the exercise or execution of any right, remedy or power granted in this Agreement, the Financing Documents, and/or applicable Laws. The Administrative Agent and each of the Lenders is authorized to offset and apply to all or any part of the Obligations all moneys, credits and other property of any nature whatsoever of any or all of the Borrowers now or at any time hereafter in the possession of, in transit to or from, under the control or custody of, or on deposit with, the Administrative Agent, any of the Lenders or any Affiliate of the Administrative Agent or any of the Lenders.


                                  ARTICLE VIII
                                    THE AGENT


         Section 8.1 Appointment.

         Each Lender hereby designates and appoints NationsBank as its agent under this Agreement and the Financing Documents, and each Lender hereby irrevocably authorizes the Administrative Agent to take such action or to refrain from taking such action on its behalf under the provisions of this Agreement and the Financing Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto. The Administrative Agent agrees to act as such on the express conditions contained in this ARTICLE VIII. The provisions of this
ARTICLE VIII are solely for the benefit of the Administrative Agent and the Lenders and neither the Borrowers nor any Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Administrative Agent shall act solely as an administrative representative of the Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Lenders, the Borrowers or any Person. The Administrative Agent may perform any of its duties hereunder, or under the Financing Documents, by or through its agents or employees.

         Section 8.2 Nature of Duties.

                     8.2.1 In General


              The Administrative Agent shall have no duties, obligations or responsibilities except those expressly set forth in this Agreement or in the Financing Documents. The duties of the Administrative Agent shall be mechanical and administrative in nature. The Administrative Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender. Each Lender shall make its own independent investigation of the financial condition and affairs of the Borrowers in connection with the extension of credit hereunder and shall make its own appraisal of the creditworthiness of the Borrowers, and the Administrative Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the Closing Date or at any time or times thereafter. If the Administrative Agent seeks the consent or approval of any of the Lenders to the taking or refraining from taking of any action hereunder, then the Administrative Agent shall send notice thereof to each Lender. The Administrative Agent shall promptly notify each Lender any time that the applicable percentage of Lenders has instructed the Administrative Agent to act or refrain from acting pursuant hereto.

              8.2.2 Express Authorization


              The Administrative Agent is hereby expressly and irrevocably authorized by each of the Lenders, as agent on behalf of itself and the other
Lenders:

                        (a) to receive on behalf of each of the Lenders any payment or collection on account of the Obligations and to distribute to each Lender its Pro Rata Share of all such payments and collections so received as provided in this Agreement;

                        (b) to receive all documents and items to be furnished to the Lenders under the Financing Documents (nothing contained herein shall relieve the Borrowers of any obligation to deliver any item directly to the Lenders to the extent expressly required by the provisions of this Agreement);

                        (c) to act or refrain from acting in this Agreement and in the other Financing Documents with respect to those matters so designated for the Administrative Agent;

                        (d) to act as nominee for and on behalf of the Lenders in and under this Agreement and the other Financing Documents;

                        (e) to arrange for the means whereby the funds of the Lenders are to be made available to the Borrowers;

                        (f) to distribute promptly to the Lenders, if required by the terms of this Agreement, all written information, requests, notices, Loan Notices, payments, Prepayments, documents and other items received from the Borrowers or other Person;

                        (g) to amend, modify, or waive any provisions of this Agreement or the other Financing Documents on behalf of the Lenders subject to the requirement that certain of the Lenders' consent be obtained in certain instances as provided in 9.2.2 (Circumstances Where Consent of all of the Lenders is Required);

                        (h) to deliver to the Borrowers and other Persons, all requests, demands, approvals, notices, and consents received from any of the Lenders;

                        (i) to exercise on behalf of each Lender all rights and remedies of the Lenders upon the occurrence and during the continuation of any Event of Default and/or Default specified in this Agreement and/or in any of the other Financing Documents or applicable Laws;

                        (j) to execute any of the Security Documents and any other documents on behalf of the Lenders as the secured party for the benefit of the Administrative Agent and the Lenders; and

                        (k) to take such other actions as may be requested by the Requisite Lenders.

         Section 8.3 Rights, Exculpation, Etc.

         Neither the Administrative Agent nor any of its officers, directors, employees or agents shall be liable to any Lender for any action taken or omitted by them hereunder or under any of the Financing Documents, or in connection herewith or therewith, except that the Administrative Agent shall be obligated on the terms set forth herein for performance of its express obligations hereunder, and except that the Administrative Agent shall be liable with respect to its own gross negligence or willful misconduct. The Administrative Agent shall not be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other the Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them). The Administrative Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectible, or sufficiency of this Agreement or any of the Financing Documents or the transactions contemplated thereby, or for the financial condition of any Person. The Administrative Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the Financing Documents or the financial condition of any Person, or the existence or possible existence of any Default or Event of Default. The Administrative Agent may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Financing Documents the Administrative Agent is permitted or required to take or to grant, and the Administrative Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Financing Documents until it shall have received such instructions from the applicable percentage of the Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting under this Agreement or any of the other

Financing Documents in accordance with the instructions of the applicable percentage of the Lenders and notwithstanding the instructions of the Lenders, the Administrative Agent shall have no obligation to take any action if it, in good faith believes that such action exposes the Administrative Agent to any liability.

         Section 8.4  Reliance.

         The Administrative Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message or other communication (including any writing, telex, telecopy or telegram) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Financing Documents and its duties hereunder or thereunder, upon advice of counsel selected by it. The Administrative Agent may deem and treat the original Lenders as the owners of the respective Notes for all purposes until receipt by the Administrative Agent of a written notice of assignment, negotiation or transfer of any interest therein by the Lenders in accordance with the terms of this Agreement. Any interest, authority or consent of any holder of any of the Notes shall be conclusive and binding on any subsequent holder, transferee, or assignee of such Notes. The Administrative Agent shall be entitled to rely upon the advice of legal counsel, independent accountants, and other experts selected by the Administrative Agent in its sole discretion.

         Section 8.5  Indemnification.

         Each Lender, severally, agrees to reimburse and indemnify the Administrative Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements including, without limitation, Enforcement Costs, of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any of the Financing Documents or any action taken or omitted by the Administrative Agent under this Agreement for any of the Financing Documents, in proportion to each Lender's Pro Rata Share, all of the foregoing as they may arise, be asserted or be imposed from time to time; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. The obligations of the Lenders under this Section 8.5 shall survive the payment in full of the Obligations and the termination of this Agreement.

         Section 8.6  NationsBank Individually.

         With respect to its Commitments and the Loans made by it, and the Notes issued to it, NationsBank shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "the Lenders" or "Requisite Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include NationsBank in its individual capacity as a Lender or one of the Requisite Lenders. NationsBank and its Affiliates may lend money to, accept deposits from and generally engage in any kind of banking, trust or other business with the Borrowers, any Affiliate of any Borrower, or any other Person or any of their officers, directors and employees as if NationsBank were not acting as the Administrative Agent pursuant hereto and the Administrative Agent may accept fees and other consideration from the Borrowers, any Affiliate of the Borrowers or any of their officers, directors and employees (in addition to the Agency Fees or other arrangements fees heretofore agreed to between the Borrowers and the Administrative Agent) for services in connection with this Agreement or otherwise without having to account for or share the same with the Lenders.

        Section 8.7  Successor Administrative Agent.

              8.7.1 Resignation.


              The Administrative Agent may resign from the performance of all its functions and duties hereunder at any time by giving at least thirty (30) Business Days' prior written notice to the Borrowers and the Lenders. Such resignation shall take effect upon the acceptance by a successor Administrative Agent of appointment pursuant to Section 8.7.2 (Appointment of Successor) or as otherwise provided below.

              8.7.2 Appointment of Successor.


              Upon any such notice of resignation pursuant to Section 8.7.1 (Resignation), the Requisite Lenders shall appoint a successor to the Administrative Agent, provided that if no Event of Default then shall exist, such successor shall be subject to the consent of the Borrowers, which consent shall not be unreasonably withheld or delayed. If a successor to the Administrative Agent shall not have been so appointed within said thirty (30) Business Day period, the Administrative Agent retiring, upon notice to the Borrowers, shall then appoint a successor Administrative Agent who shall serve as the Administrative Agent until such time, as the Requisite Lenders with the consent of the Borrowers, provided no Event of Default than shall exist, appoint a successor the Administrative Agent as provided above.

              8.7.3 Successor Agents.

              (a) Any Agent may resign from the performance of all its functions and duties hereunder and/or under the other Financing Documents at any time by giving 20 Business Days' prior written notice to the Borrowers and the Lenders. Such resignation shall take effect upon the appointment of a successor Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

              (b) Upon any such notice of resignation by any Agent, the Requisite Lenders shall appoint a successor Agent hereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrowers.

              (c) If a successor Agent shall not have been so appointed within such 20 Business Day period, such retiring Agent, with the consent of the Borrowers, which consent shall not be unreasonably withheld, shall then appoint a successor Agent who shall serve as Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Agent as provided in clause (b) above.

                        (d) If no successor Agent has been appointed pursuant to clause (b) or (c) above by the 25th Business Day after the date such notice of resignation was given by the retiring Agent, the retiring Agent's resignation shall become effective and the Requisite Lenders shall thereafter perform all the duties of the retiring Agent hereunder and/or under any other Financing Document until such time, if any, as the Requisite Lenders appoint a successor Agent as provided in clause (b) above.

                        (e) After the resignation of any Agent hereunder, the provisions of this ARTICLE VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.


              Upon the acceptance of any appointment as the Administrative Agent under the Financing Documents by a successor Administrative Agent, such successor to the Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the Administrative Agent retiring, and the Administrative Agent retiring shall be discharged from its duties and obligations under the Financing Documents. After any Administrative Agent's resignation as the Administrative Agent under the Financing Documents, the provisions of this ARTICLE VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under the Financing Documents.

         Section 8.8  Collateral Matters.

              8.8.1 Release of Collateral, Guaranties.


              The Lenders hereby irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any property covered by this Agreement or the Financing Documents:

                             (a) upon termination of the Commitments and payment
              and satisfaction of all Obligations;

                             (b) constituting property being sold or disposed of
              if the Borrowers certify to the Administrative Agent that the sale or disposition is made in compliance with the provisions of this Agreement (and the Administrative Agent may rely in good faith conclusively on any such certificate, without further inquiry);

                             (c) constituting property leased to the Borrowers
              under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Borrowers to be, renewed or extended; or

                             (d) constituting property covered by Permitted
              Liens with lien priority superior to those Liens in favor or for the benefit of the Lenders.

              In addition during any fiscal year of the Borrowers (x) the Administrative Agent may release Collateral having a book value of not more than 5% of the book value of all Collateral, (y) the Administrative Agent, with the consent of Requisite Lenders, may release Collateral having a book value of not more than 10% of the book value of all Collateral and (z) the Administrative Agent, with the consent of the Lenders having 90% of (i) the Commitments and
(ii) Loans, may release all the Collateral.


              In addition, the Administrative Agent may release any Borrower from its Guarantee, if such Borrower no longer is to be a Borrower hereunder pursuant to the provisions of Section 6.2.1 hereof.

              8.8.2 Confirmation of Authority, Execution of Releases.


              Without in any manner limiting the Administrative Agent's authority to act without any specific or further authorization or consent by the Lenders as set forth in Section 8.8.1 (Release of Collateral; Guarantees), each Lender agrees to confirm in writing, upon request by the Borrowers, the authority to release any property or guarantees covered by this Agreement or the Financing Documents conferred upon the Administrative Agent under Section 8.8.1 (Release of Collateral; Guarantees). So long as no Event of Default is then continuing, upon receipt by the Administrative Agent of confirmation from the requisite percentage of the Lenders, of its authority to release any particular item or types of property or guarantees covered by this Agreement or the Financing Documents, and upon at least five (5) Business Days prior written request by the Borrowers, the Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens or guarantees granted to the Administrative Agent for the benefit of the Lenders herein or pursuant hereto upon such Collateral; provided, however, that (a) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent's opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens or guarantees without recourse or warranty, and (b) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of any Person in respect of), all interests retained by any Person, including, without limitation, the proceeds of any sale, all of which shall continue to constitute part of the property covered by this Agreement or the Financing Documents.

              8.8.3 Absence of Duty.

              The Administrative Agent shall have no obligation whatsoever to any Lender, the Borrowers or any other Person to assure that the property covered by this Agreement or the Financing Documents exists or is owned by the Borrowers or is cared for, protected or insured or has been encumbered or that the Liens granted to the Administrative Agent on behalf of the Lenders herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Administrative Agent in this
Section 8.8.3 or in any of the Financing Documents, it being understood and agreed that in respect of the property covered by this Agreement or the Financing Documents or any act, omission or event related thereto, the Administrative Agent may act in any manner it may deem appropriate, in its discretion, given the Administrative Agent's own interest in property covered by this Agreement or the Financing Documents as one of the Lenders and that the Administrative Agent shall have no duty or liability whatsoever to any of the other the Lenders.

         Section 8.9  Agency for Perfection.

         Each Lender hereby appoints the Administrative Agent and each other Lender as agent for the purpose of perfecting the Lenders' Liens in Collateral which, in accordance with Article 9 of the Uniform Commercial Code in any applicable jurisdiction or otherwise, can be perfected only by possession. Should any Lender (other than the Administrative Agent) obtain possession of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent's request therefor, shall deliver such Collateral to the Administrative Agent or in accordance with the Administrative Agent's instructions.

         Section 8.10 Exercise of Remedies.

         Each Lender agrees that it will not have any right individually to enforce or seek to enforce this Agreement or any Financing Document or to realize upon any collateral security for the Obligations, it being understood and agreed that such rights and remedies may be exercised only by the Administrative Agent.

         Section 8.11 Consents.

                             (a) In the event the Administrative Agent requests
the consent of a Lender and does not receive a written denial thereof, or a written notice from a Lender that due course consideration of the request requires additional time, in each case, within ten (10) Business Days after such Lender's receipt of such request, then such Lender will be deemed to have given such consent.

                             (b) In the event the Administrative Agent requests
the consent of a Lender and such consent is denied, then NationsBank may, at its option, require such Lender to assign its interest in the Loans and the other Obligations to NationsBank for a price equal to the then outstanding principal amount thereof plus accrued and unpaid interest, fees and costs and expenses due such Lender under the Financing Documents, which principal, interest, fees and costs and expenses will be paid on the date of such assignment. In the event that NationsBank elects to require any Lender to assign its interest to NationsBank, NationsBank will so notify such Lender in writing within thirty
(30) days following such Lender's denial, and such Lender will assign its interest to NationsBank no later than five (5) days following receipt of such notice.

         Section 8.12 Dissemination of Information.

         The Administrative Agent will provide the Lenders with any information received by the Administrative Agent from the Borrowers which is required to be provided to the Administrative Agent or to the Lenders hereunder; provided, however, that the Administrative Agent shall not be liable to any one or more the Lenders for any failure to do so, except to the extent that such failure is attributable to the Administrative Agent's gross negligence or willful misconduct.

         Section 8.13 Discretionary Advances.

         The Administrative Agent may, in its sole discretion, make, for the account of the Lenders on a pro rata basis, advances under the Revolving Loan of up to 10% in excess of the Borrowing Base (but not in excess of the limitation set forth in aggregate Revolving Credit Commitments) for a period of not more than 30 consecutive days.


                                   ARTICLE IX
                                  MISCELLANEOUS


         Section 9.1 Notices.

         All notices, requests and demands to or upon the parties to this Agreement shall be in writing and shall be deemed to have been given or made when delivered by hand on a Business Day, or two (2) days after the date when deposited in the mail, postage prepaid by registered or certified mail, return receipt requested, or when sent by overnight courier, on the Business Day next following the day on which the notice is delivered to such overnight courier, addressed as follows:

                  Borrowers:             c/o Walbro Corporation
                                         1227 Center Road
                                         Auburn Hills, Michigan 48326
                                         Attn: Chief Financial Officer

                  with a copy to:        Susan Schneider, Esquire
                                         Katten Muchen & Zavis
                                         525 West Monroe Street
                                         Suite 1600
                                         Chicago, Illinois 60661-3693

                  Administrative Agent:  NationsBank, N.A.
                                         100 South Charles Street
                                         Baltimore, Maryland 21201
                                         Attention: David B. Thayer,
                                         Senior Vice President



                  with a copy to:        Frederick W. Runge, Jr., Esquire
                                         Miles & Stockbridge
                                         10 Light Street
                                         Baltimore, Maryland 21202

                  Lenders:       NationsBank, N.A.
                                 100 South Charles Street
                                 Baltimore, Maryland 21201
                                 Attention:   David B. Thayer,
                                              Senior Vice President
                                 and at the addresses stated after their names on the signature pages of this Agreement

By written notice, each party to this Agreement may change the address to which notice is given to that party, provided that such changed notice shall include a street address to which notices may be delivered by overnight courier in the ordinary course on any Business Day.


         Without implying any limitation of the foregoing paragraph, and with respect only to those provisions which expressly allow the giving of notice by telecopy, such telecopy notices shall be given to the Administrative Agent at 410.576.2958, Attention: David B. Thayer, or as the Administrative Agent may otherwise provide by notice to the applicable party or to the Parent at 517.872.2301, Attention: Michael A.
Shope, Chief Financial Officer.

         Section 9.2  Amendments; Waivers.

              9.2.1 In General.


              This Agreement and the other Financing Documents may not be amended, modified, or changed in any respect except by an agreement in writing signed by the Administrative Agent, the Requisite Lenders and the Borrowers, and, to the extent provided in Section 9.2.2 (Circumstances Where Consent of all of the Lenders is Required), by an agreement in writing signed by the Administrative Agent, all of the Lenders and the Borrowers. No waiver of any provision of this Agreement or of any of the other Financing Documents, nor consent to any departure by the Borrowers therefrom, shall in any event be effective unless the same shall be in writing signed by the Requisite Lenders. No course of dealing between the Borrowers and the Administrative Agent and/or any of the Lenders and no act or failure to act from time to time on the part of the Administrative Agent and/or any of the Lenders shall constitute a waiver, amendment or modification of any provision of this Agreement or any of the other Financing Documents or any right or remedy under this Agreement, under any of the other Financing Documents or under applicable Laws. Without implying any limitation on the foregoing, and subject to the provisions of Section 9.2.2 (Circumstances Where Consent of all of the Lenders is Required):

                             (a) Any waiver or consent shall be effective only
in the specific instance, for the terms and purpose for which given, subject to such conditions as the Administrative Agent and Lenders may specify in any such instrument.

                             (b) No waiver of any Default or Event of Default
shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereto.

                             (c) No notice to or demand on the Borrowers in any
case shall entitle the Borrowers to any other or further notice or demand in the same, similar or other circumstance.

                             (d) No failure or delay by the Lenders to insist
upon the strict performance of any term, condition, covenant or agreement of this Agreement or of any of the other Financing Documents, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver, amendment or modification of any such term, condition, covenant or agreement or of any such breach or preclude the Lenders from exercising any such right, power or remedy at any time or times.

                             (e) By accepting payment after the due date of any
amount payable under this Agreement or under any of the other Financing Documents, the Lenders shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under this Agreement or under any of the other Financing Documents, or to declare a default for failure to effect such prompt payment of any such other amount.

              9.2.2 Circumstances Where Consent of all of the Lenders is Required.


              Notwithstanding anything to the contrary contained herein, no amendment, modification, change or waiver shall be effective without the consent of all of the Lenders to:

                             (a) extend the maturity of the principal of, or
              interest on, any Note or of any of the other Obligations;

                             (b) reduce the principal amount of any Note or of
              any of the other Obligations, the rate of interest thereon or the Fees due to the Lenders, except as expressly permitted therein;

                             (c) change the aggregate Commitments;

                             (d) change the date of payment of principal of, or
              interest on, any Note or of any of the other Obligations;

                             (e) change the method of calculation utilized in
              connection with the computation of interest and Fees;

                             (f) change the manner of pro rata application by
              the Administrative Agent of payments made by the Borrowers, or any other payments required hereunder or under the other Financing Documents;

                             (g) modify this Section, Section 8.8.1 (Release of
              Collateral, Guarantees), Section 8.12 (Dissemination of Information), or the definition of "Requisite Lenders;" or

                             (h) change the definition of "Borrowing Base".


                      Additionally, no change may be made to the amount of a Lender's Commitment or to the Lender's percentage of all Commitments without the prior written consent of that Lender.

         Section 9.3  Cumulative Remedies.

         The rights, powers and remedies provided in this Agreement and in the other Financing Documents are cumulative, may be exercised concurrently or separately, may be exercised from time to time and in such order as the Administrative Agent shall determine, subject to the provisions of this Agreement, and are in addition to, and not exclusive of, rights, powers and remedies provided by existing or future applicable Laws. In order to entitle the Administrative Agent to exercise any remedy reserved to it in this Agreement, it shall not be necessary to give any notice, other than such notice as may be expressly required in this Agreement. Without limiting the generality of the foregoing and subject to the terms of this Agreement, the Administrative Agent may:

                             (a) proceed against any one or more of the
              Borrowers with or without proceeding against any other Person who may be liable (by endorsement, guaranty, indemnity or otherwise) for all or any part of the Obligations;

                             (b) proceed against any one or more of the
              Borrowers with or without proceeding under any of the other Financing Documents or against any Collateral or other collateral and security for all or any part of the Obligations;

                             (c) without reducing or impairing the obligation of
              the Borrowers and without notice, release or compromise with any guarantor or other Person liable for all or any part of the Obligations under the Financing Documents or otherwise;

                             (d) without reducing or impairing the obligations
              of the Borrowers and without notice thereof:

                                  (i) fail to perfect the Lien in any or all
                        Collateral or to release any or all the Collateral or to accept substitute Collateral;

                                  (ii) approve the making of advances under the
                        Revolving Loan under this Agreement;

                                  (iii) waive any provision of this Agreement or
                        the other Financing Documents;

                                  (iv) exercise or fail to exercise rights of
                        set-off or other rights; or

                                  (v) accept partial payments or extend from
                        time to time the maturity of all or any part of the Obligations.

         Section 9.4  Severability.

         In case one or more provisions, or part thereof, contained in this Agreement or in the other Financing Documents shall be invalid, illegal or unenforceable in any respect under any Law, then without need for any further agreement, notice or action:

                             (a) the validity, legality and enforceability of
              the remaining provisions shall remain effective and binding on the parties thereto and shall not be affected or impaired thereby;

                             (b) the obligation to be fulfilled shall be reduced
              to the limit of such validity;

                             (c) if such provision or part thereof pertains to
              repayment of the Obligations, then, at the sole and absolute discretion of the Administrative Agent, all of the Obligations of the Borrowers to the Administrative Agent and the Lenders shall become immediately due and payable; and

                             (d) if the affected provision or part thereof does
              not pertain to repayment of the Obligations, but operates or would prospectively operate to invalidate this Agreement in whole or in part, then such provision or part thereof only shall be void, and the remainder of this Agreement shall remain operative and in full force and effect.

         Section 9.5  Assignments by Lenders.

         Any Lender may, with the prior written consent of the Administrative Agent and, provided no Event of Default then exists, the Borrowers (which consent shall not be unreasonably withheld), assign to any Person (each an "Assignee" and collectively, the "Assignees") all or a portion of such Lender's Commitments; provided that, after giving effect to such assignment, such Lender must continue to hold a Pro Rata Share of the Commitments at least equal to Ten Million Dollars ($10,000,000). Any Lender that elects to make such an assignment shall pay to the Administrative Agent, for the exclusive benefit of the Administrative Agent, an administrative fee for processing each such assignment in the amount of Three Thousand Five Hundred Dollars ($3,500.00). Such Lender and its Assignee shall notify the Administrative Agent and the Borrowers in writing of the date on which the assignment is to be effective (the "Adjustment Date"). On or before the Adjustment Date, the assigning Lender, the Administrative Agent, the Borrowers and the respective Assignee shall execute and deliver a written assignment agreement in a form acceptable to the Administrative Agent, which shall constitute an amendment to this Agreement to the extent necessary to reflect such assignment. Upon the request of any assigning Lender following an assignment made in accordance with this Section 9.5, the Borrowers shall issue new Notes to the assigning Lender and its Assignee reflecting such assignment, in exchange for the existing Notes held by the assigning Lender.


         In addition, notwithstanding the foregoing, any Lender may at any time pledge all or any portion of such Lender's rights under this Agreement, any of the Commitments or any of the Obligations to a Federal Reserve Bank.

         Section 9.6  Participations by Lenders.

         Any Lender may at any time sell to one or more financial institutions participating interests in any of such Lender's Obligations or Commitments; provided, however, that (a) no such participation shall relieve such Lender from its obligations under this Agreement or under any of the other Financing Documents to which it is a party, (b) such Lender shall remain solely responsible for the performance of its obligations under this Agreement and under all of the other Financing Documents to which it is a party, and (c) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Financing Documents.

         Section 9.7  Disclosure of Information by Lenders.

         In connection with any sale, transfer, assignment or participation by any Lender in accordance with Section 9.5 (Assignments by Lenders )or Section
9.6 (Participations by Lenders), each Lender shall have the right to disclose to any actual or potential purchaser, assignee, transferee or participant all financial records, information, reports, financial statements and documents obtained in connection with this Agreement and/or any of the other Financing Documents or otherwise, provided, however, that such proposed assignee or participant agrees to be subject to the provisions of Section 9.20 hereof.

         Section 9.8  Successors and Assigns.

         This Agreement and all other Financing Documents shall be binding upon and inure to the benefit of the Borrowers, the Administrative Agent, any other Agents, and the Lenders and their respective heirs, personal representatives, successors and assigns, except that the Borrowers shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of the Administrative Agent and the Requisite Lenders, which consent shall not unreasonably be withheld or delayed.

         Section 9.9  Continuing Agreements.

         All covenants, agreements, representations and warranties made by the Borrowers in this Agreement, in any of the other Financing Documents, and in any certificate delivered pursuant hereto or thereto shall survive the making by the Lenders of the Loans, the issuance of Letters of Credit by the Appropriate Letter of Credit Issuer, and the execution and delivery of the Notes, shall be binding upon the Borrowers regardless of how long before or after the date hereof any of the Obligations were or are incurred, and shall continue in full force and effect so long as any of the Obligations are outstanding and unpaid. From time to time upon the Administrative Agent's request, and as a condition of the release of any one or more of the Security Documents, the Borrowers and other Persons obligated with respect to the Obligations shall provide the Administrative Agent with such acknowledgments and agreements as the Administrative Agent may require to the effect that there exists no defenses, rights of setoff or recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against the Administrative Agent, any or all of the Lenders, and/or any of its or their agents and others, or to the extent there are, the same are waived and released.

         Section 9.10  Enforcement Costs.

         The Borrowers agree to pay to the Administrative Agent on demand all Enforcement Costs, together with interest thereon from the date incurred or advanced until paid in full at a per annum rate of interest equal at all times to the (a) Base Rate, provided, no Event of Default then shall exist or (b) if an Event of Default then shall exist, at the Post-Default Rate. Enforcement Costs shall be immediately due and payable at the time advanced or incurred, whichever is earlier. Without implying any limitation on the foregoing, the Borrowers agree, as part of the Enforcement Costs, to pay upon demand any and all stamp and other Taxes and fees payable or determined to be payable in connection with the execution and delivery of this Agreement and the other Financing Documents and to save the Administrative Agent and the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay by Borrowers in paying or omission by Borrowers to pay any Taxes or fees referred to in this Section. The provisions of this Section shall survive the execution and delivery of this Agreement, the repayment of the other Obligations and shall survive the termination of this Agreement. Without limiting the foregoing, the Administrative Agent shall at the request of the Parent provide to the Parent a written description of the Enforcement Costs.

         Section 9.11  Applicable Law; Jurisdiction.

              9.11.1 Applicable Law.


              Borrowers acknowledge and agree that the Financing Documents, including, this Agreement, shall be governed by the Laws of the State, as if each of the Financing Documents and this Agreement had each been executed, delivered, administered and performed solely within the State even though for the convenience and at the request of the Borrowers, one or more of the Financing Documents may be executed elsewhere. The Administrative Agent and the Lenders acknowledge, however, that remedies under certain of the Financing Documents which relate to property outside the State may be subject to the laws of the state in which the property is located.

              9.11.2 Submission to Jurisdiction.


              The Borrowers irrevocably submit to the jurisdiction of any state or federal court sitting in the State over any suit, action or proceeding arising out of or relating to this Agreement or any of the other Financing Documents. Each of the Borrowers irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon the Borrowers and may be enforced in any court in which the Borrowers are subject to jurisdiction, by a suit upon such judgment, provided that service of process is effected upon the Borrowers in one of the manners specified in this Section or as otherwise permitted by applicable Laws.

              9.11.3 Appointment of Administrative Agent for Service of Process.


              The Borrowers hereby irrevocably designate and appoint The Corporation Trust, Incorporated, 32 South Street, Baltimore, Maryland 21202, as the Borrowers' authorized agent to receive on the Borrowers' behalf service of any and all process that may be served in any suit, action or proceeding of the nature referred to in this Section in any state or federal court sitting in the State. If such agent shall cease so to act, the Borrowers shall irrevocably designate and appoint without delay another such agent in the State satisfactory to the Administrative Agent and shall promptly deliver to the Administrative Agent evidence in writing of such other agent's acceptance of such appointment and its agreement that such appointment shall be irrevocable.

              9.11.4 Service of Process.


              Each of the Borrowers hereby consents to process being served in any suit, action or proceeding of the nature referred to in this Section by (a) the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to such Borrower at such Borrower's address designated in or pursuant to Section 9.1 (Notices), and (b) serving a copy thereof upon the agent, if any, designated and appointed by such Borrower as such Borrower's agent for service of process by or pursuant to this Section. The Borrowers irrevocably agree that such service (y) shall be deemed in every respect effective service of process upon the Borrowers in any such suit, action or proceeding, and (z) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon the Borrowers. Nothing in this Section shall affect the right of the Administrative Agent to serve process in any manner otherwise permitted by law or limit the right of the Administrative Agent otherwise to bring proceedings against the Borrowers in the courts of any jurisdiction or jurisdictions.

         Section 9.12 Duplicate Originals and Counterparts.

         This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same instrument.

         Section 9.13 Headings.

         The headings in this Agreement are included herein for convenience only, shall not constitute a part of this Agreement for any other purpose, and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

         Section 9.14 No Agency.

         Nothing herein contained shall be construed to constitute the Borrowers as the agent of the Administrative Agent or any of the Lenders for any purpose whatsoever or to permit the Borrowers to pledge any of the credit of the Administrative Agent or any of the Lenders. Neither any of the Agents nor any of the Lenders shall (i) be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause other than gross negligence or willful misconduct with respect to Collateral in the possession of the Administrative Agent or Lender thereof or (ii) by anything herein or in any of the Financing Documents or otherwise, except as may arise by express, written agreement signed by the Agents and the Lenders, assume any of the Borrowers' obligations under any contract or agreement assigned to the Administrative Agent and/or the Lenders, and neither the Administrative Agent nor any of the Lenders shall be responsible in any way for the performance by the Borrowers of any of the terms and conditions thereof.

         Section 9.15 Date of Payment.

         Should the principal of or interest on the Notes become due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and in the case of principal, interest shall be payable thereon at the rate per annum specified in the Notes during such extension.

         Section 9.16 Entire Agreement.

         This Agreement is intended by the Administrative Agent, the Lenders and the Borrowers to be a complete, exclusive and final expression of the agreements contained herein. Neither the Administrative Agent, the Lenders nor the Borrowers shall hereafter have any rights under any prior agreements pertaining to the matters addressed by this Agreement but shall look solely to this Agreement for definition and determination of all of their respective rights, liabilities and responsibilities under this Agreement.

         Section 9.17 Waiver of Trial by Jury.

         THE BORROWERS, THE AGENT AND THE LENDERS HEREBY JOINTLY AND SEVERALLY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE BORROWER AND THE AGENT AND/OR ANY OR ALL OF THE LENDERS MAY BE PARTIES, ARISING OUT OF OR IN ANY WAY PERTAINING TO (A) THIS AGREEMENT, (B) ANY OF THE FINANCING DOCUMENTS, OR (C) THE COLLATERAL. THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL

CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT.


         This waiver is knowingly, willingly and voluntarily made by the Borrowers, the Administrative Agent and the Lenders, and the Borrowers, the Administrative Agent and the Lenders hereby represent that no representations of fact or opinion have been made by any individual to induce this waiver of trial by jury or to in any way modify or nullify its effect. The Borrowers, the Administrative Agent and the Lenders further represent that they have been represented in the signing of this Agreement and in the making of this waiver by independent legal counsel, selected of their own free will, and that they have had the opportunity to discuss this waiver with counsel.

         Section 9.18 Liability of the Administrative Agent and the Lenders.

         The Borrowers hereby agree that neither the Administrative Agent nor any of the Lenders shall be chargeable for any negligence, mistake, act or omission of any accountant, examiner, agency or attorney employed by the Administrative Agent and/or any of the Lenders in making examinations, investigations or collections, or otherwise in perfecting, maintaining, protecting or realizing upon any lien or security interest or any other interest in the Collateral or other security for the Obligations.


         By inspecting the Collateral or any other properties of the Borrowers or by accepting or approving anything required to be observed, performed or fulfilled by the Borrowers or to be given to the Administrative Agent and/or any of the Lenders pursuant to this Agreement or any of the other Financing Documents, neither the Administrative Agent nor any of the Lenders shall be deemed to have warranted or represented the condition, sufficiency, legality, effectiveness or legal effect of the same, and such acceptance or approval shall not constitute any warranty or representation with respect thereto by the Administrative Agent and/or the Lenders.

         Section 9.19 Indemnification.

         The Borrowers agrees to indemnify and hold harmless, the Administrative Agent, the Lenders, the respective parent and Affiliates of the Administrative Agent and the Lenders and the respective parent's and Affiliates' officers, directors, shareholders, employees and agents (each an collectively, the "Indemnified Parties"), from and against any and all claims, liabilities, losses, damages, costs and expenses (whether or not such Indemnified Party is a party to any litigation), including without limitation, reasonable attorney's fees and costs and costs of investigation, document production, attendance at depositions or other discovery, incurred by any Indemnified Party with respect to, arising out of or as a consequence of (a) this Agreement or any of the other Financing Documents, including without limitation, any failure of the Borrowers to pay when due (at maturity, by acceleration or otherwise) any principal, interest, fee or any other amount due under this Agreement or the other Loan documents, or any other Event of Default; (b) the use by the Borrowers of any proceeds advanced hereunder; (c) the transactions contemplated hereunder; or (d) any claim, demand, action or cause of action being asserted against (i) the Borrowers or any of their Affiliates by any other Person, or (ii) any Indemnified Party by the Borrowers in connection with the transactions contemplated hereunder.

Notwithstanding anything herein or elsewhere to the contrary, the Borrowers shall not be obligated to indemnify or hold harmless any Indemnified Party from any liability, loss or damage resulting from the gross negligence, willful misconduct or unlawful actions of such Indemnified Party. Any amount payable to the Administrative Agent and/or the Lenders under this Section will bear interest at the (i) Base Rate, provided no Event of Default then shall exist or
(ii) if an Event of Default then shall exist, at the Post-Default Rate from the due date until paid.

         Section 9.20 Confidentiality.

         Each Lender agrees that it will use reasonable efforts to keep confidential any non-public information from time to time supplied to it under any Financing Document; provided, however, that nothing herein shall prevent the disclosure of any such information to (a) the extent the Lender believes such disclosure is required by applicable Laws, (b) the Lender's counsel, accountants, and other representatives, (c) bank examiners, regulators, auditors or comparable Persons (whether in the United States or elsewhere), (d) any Affiliate or successor of a Lender, (e) each Agent, other Lender and other Person to whom such other Lender may make a disclosure without violating this
Section 9.20, (f) any assignee, transferee or participant, or any potential assignee, transferee or participant, of all or any portion of any Lender's rights under this Agreement who is notified of the confidential nature of the information and who agrees, orally or otherwise, to be bound by the provisions of this Section 9.20, or (g) any other Person in connection with any litigation to which any one or more of the Lenders is a party; and, provided further, that no Lender shall have obligations under this Section 9.20 to the extent any such information becomes available on a non-confidential basis from a source other than a Borrower or that information becomes publicly available other than by breach of this Section 9.20.


         IN WITNESS WHEREOF, each of the parties hereto have executed and delivered this Agreement under their respective seals as of the day and year first written above.


                    [SIGNATURES BEGIN ON THE FOLLOWING PAGE]

WITNESS:                            NATIONSBANK, N.A., in its capacity as Lender



_________________________           By:____________________________(Seal)
                                         David B. Thayer
                                         Senior Vice President

 --------------------------------------------------------------------------------------
                                NATIONSBANK, N.A.
 --------------------------------------------------------------------------------------
  Credit Facility                     Committed Amount            Pro Rata Share
 ----------------------------------- --------------------------- ----------------------
  Revolving Credit Facility           $125,000,000                100%
 ----------------------------------- --------------------------- ----------------------
  Capital Expenditure Line            $25,000,000                 100%
 ---------------------------------- --------------------------- ----------------------





Address:

                                         NationsBank, N.A.
                                         NationsBank Business Credit
                                         100 South Charles Street
                                         Mail Stop MD4-325-04-14
                                         Baltimore, Maryland  21201
                                         Attention:  David B. Thayer

WITNESS:                                 NATIONSBANK, N.A.
                                         in its capacity as Administrative Agent



_________________________                By:____________________________(Seal)
                                            David B. Thayer
                                            Senior Vice President

            [SIGNATURES OF THE BORROWERS BEGIN ON THE FOLLOWING PAGE]

WITNESS:                              WALBRO CORPORATION
                                      WALBRO AUTOMOTIVE CORPORATION
                                      WALBRO ENGINE MANAGEMENT
                                         CORPORATION
                                      WHITEHEAD ENGINEERED PRODUCTS, INC.
                                      SHARON MANUFACTURING COMPANY



_____________________________         By:____________________________(Seal)
                                         Michael A. Shope
                                         Treasurer and Chief Financial Officer
                                         for each of the foregoing

LIST OF EXHIBITS


A.      Additional Borrower Joinder Supplement


B-1.    Revolving Credit Note


B-2     Capital Expenditure Note


B-3     Capital Expenditure Line Payment Schedule


C.      Wire Transfer Procedures


D.      Form of Compliance Certificate

                                     LIST OF SCHEDULES
                                     -----------------


Schedule 1.1-A                     Domestic Borrowers

Schedule 1.1-B                     Local Currency  Borrowers

Schedule 1.1-C                     Assignment of Purchase Agreements


Schedule 1.1-D                     Certain Off Site Inventory Locations


Schedule 4.1.10                    Litigation


Schedule 4.1.13                    Indebtedness for Borrowed Money


Schedule 4.1.19                    Employee Relations


Schedule 4.1.21.                   Perfection and Priority of Collateral


Schedule 6.2.16                    Sale and Leaseback Transactions